SCHEDULE 14C
                                 (RULE 14C-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
            INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[ ]   Preliminary Information Statement
[ ]   Confidential,  For Use of the  Commission  Only (as  permitted by Rule
       14c-5(d)(2))
[X]   Definitive information statement


                          NETWORKS ELECTRONIC CORP.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
    [ ] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11 under the Exchange Act.
    (1) Title of each class of securities to which transaction applies: COMMON STOCK, PAR VALUE $0.25 PER SHARE
    (2) Aggregate number of securities to which
        transaction applies: 1,681,133 SHARES OF COMMON STOCK
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $7.50 PER SHARE
    (4) Proposed maximum aggregate value of transaction: $12,608,497.50*
    (5) Total fee paid: $2,521.60**
    [X] Fee previously paid with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount previously paid:  $2,511.00

    (2) Form, Schedule or Registration Statement No.: NOT APPLICABLE
    (3) Filing party: NOT APPLICABLE
    (4) Date filed: NOT APPLICABLE


* For purposes of calculation of the filing fee only. Assumes the purchase, at a purchase price of $7.50 per share, of 1,681,133 shares of common stock of the Registrant, representing all of such shares outstanding on a fully diluted basis.


** The amount of the filing fee represents 1/50th of 1% of the transaction value.

                          NETWORKS ELECTRONIC CORP.
                             9750 DE SOTO AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                             --------------------

                            INFORMATION STATEMENT
                             --------------------


                               SEPTEMBER 22, 1999

                             --------------------

      This information statement (the "Information Statement") is furnished by the Board of Directors (the "Board") of Networks Electronic Corp., a California corporation (the "Company"), to holders of the outstanding shares of common stock, $0.25 par value per share, of the Company (the "Common Stock") in connection with an Agreement and Plan of Merger, dated as of July 16, 1999 (the "Merger Agreement"), by and among the Company, NE Holdco Corp., a Delaware corporation (the "Parent"), and NE Merger Corp., a Delaware corporation specifically organized for the purpose of effecting the Merger (as defined below) and a direct, wholly owned subsidiary of the Parent (the "Sub") providing for the merger (the "Merger") of Sub with and into the Company.

      As a result of the Merger, the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), will become a wholly-owned subsidiary of the Parent, and each issued and outstanding share of Common Stock (other than shares owned by Parent, Sub, the Company or any of their respective subsidiaries, or by shareholders who have validly perfected their dissenters' rights under the California General Corporation Law (the "CGCL")) will be converted into the right to receive $7.50 in cash plus the Additional Amount. The "Additional Amount" is an amount equal to the product of: (a) $7.50 multiplied by (b) 10%, multiplied by (c) a fraction, the numerator of which shall be the number of days in the period from and including the date which is the 120th day following July 16, 1999 (the date of the Merger Agreement) to but excluding the date on which the Effective Time occurs, and the denominator of which shall be 365. See "THE MERGER AGREEMENT -- Consideration to be Received in the Merger." The total aggregate amount of consideration to be received by the Company's shareholders in the Merger (including the holders of outstanding options) is approximately $12.6 million. A copy of the Merger Agreement is attached hereto as Annex A.


      In the probate matter of IN RE: MIHAI D. PATRICHI TRUST (L.A.S.C. Case No.BP037966) (the "Patrichi Probate Matter"), the Superior Court of the State of California, County of Los Angeles (the "Court") ruled that the trustees of the Mihai D. Patrichi Trust (the "Trust") must dispose of the Trust's shares in the Company. On August 11, 1999, the Court approved the pending sale of the Trust's shares to the Parent.

      Concurrently with the parties' execution of the Merger Agreement, pursuant to a Stock Purchase Agreement dated as of July 16, 1999 with Parent (the "Stock Purchase Agreement"), Ileana Wachtel and Rodica Patrichi, as trustees of the Trust (the "Trustees"), David Wachtel, Ileana Wachtel, Radu Patrichi and Rodica Patrichi (such persons and the Trust, collectively, the "Sellers") agreed to sell all shares of the Company's Common Stock held by them for $7.50 per share in cash. As of the date of the Stock Purchase Agreement, the Trust owned approximately 47% or 790,383 shares of the Company's 1,681,133 shares of outstanding Common Stock, which were acquired by the Trust upon the death of the Company's founder, Mihai D. Patrichi, David Wachtel and Ileana Wachtel owned in the aggregate 82,277 shares of Common Stock, and Radu and Rodica Patrichi owned 20,931 shares and 1,103 shares, respectively. In the aggregate as of August 27, 1999, the Sellers owned 894,694 shares of Common Stock, representing approximately 53% of the total outstanding shares of Common Stock. See "THE MERGER -- Ancillary Agreements."

      All parties to the Stock Purchase Agreement controlling in the aggregate approximately 53% of the Common Stock of the Company, representing a majority of the votes entitled to be cast at a meeting to consider the Merger Agreement and the Merger, executed and delivered to the Company, on August 27, 1999, a written consent in lieu of a meeting of shareholders (the "Consent") approving the Merger Agreement and the Merger and adopting the Merger Agreement.

      On September 9, 1999, pursuant to the terms of the Stock Purchase Agreement, the Sellers sold to Parent shares of Common Stock of the Company representing approximately 53% of the total outstanding shares of Company.

      THE MERGER AGREEMENT PROVIDES THAT THE MERGER WILL BECOME EFFECTIVE AT THE TIME OF ACCEPTANCE FOR FILING BY THE CALIFORNIA SECRETARY OF STATE AND THE SECRETARY OF STATE OF DELAWARE OF A COPY OF THE MERGER AGREEMENT AND SUCH OTHER DOCUMENTS AS MAY BE REQUIRED BY APPLICABLE LAW. THE EFFECTIVE TIME OF THE MERGER WILL BE ON OR ABOUT OCTOBER 14, 1999, UNLESS YOU ARE OTHERWISE NOTIFIED.
                             --------------------

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS INFORMATION STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF SUCH DOCUMENT, OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THE DATE OF SUCH DOCUMENT.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.


This Information Statement is first being mailed to shareholders on or about September 24, 1999.

                             --------------------


      The date of this Information Statement is September  22, 1999

                              TABLE OF CONTENTS
                                                                            PAGE


SUMMARY........................................................................5
      General..................................................................5
      The Parties .............................................................5
      Required Vote; Written Consent in Lieu of Meeting; Effective Time of
Merger.........................................................................5
      Procedure for Receipt of Merger Consideration............................6
      Dissenters' Rights.......................................................6
      The Merger...............................................................6
      Summary Consolidated Historical Financial Data...........................6
GENERAL........................................................................9
REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING..............................9
PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION.................................10
DISSENTERS' RIGHTS............................................................10
THE MERGER....................................................................11
      Background of the Merger................................................11
      Recommendation of the Board.............................................13
      Opinion of the Company's Financial Advisors.............................13
      Projections.............................................................16
      Interests of Certain Persons in the Merger..............................16
      Purpose of the Merger...................................................17
      Certain Effects of the Merger; Plans for the Company After the Merger...17
      Accounting Treatment of the Merger......................................17
      Regulatory Approvals....................................................17
      Certain Federal Income Tax Consequences of the Merger...................18
      Ancillary Agreements....................................................18
THE MERGER AGREEMENT..........................................................18
      The Merger..............................................................18
      Consideration to be Received in the Merger..............................19
      Exchange of Stock Certificates..........................................19
      Representations and Warranties..........................................20
      Certain Covenants.......................................................20
      Conditions to Consummation of the Merger................................23
      Termination; Fees and Expenses..........................................24
      Amendment and Waiver....................................................25
ESTIMATED FEES AND EXPENSES; SOURCES OF FUNDS.................................25
      Financing for the Merger................................................25
      Payment and Waiver......................................................26

CERTAIN INFORMATION REGARDING THE COMPANY.....................................30
CERTAIN INFORMATION REGARDING PARENT AND SUB..................................28
SELECTED HISTORICAL FINANCIAL DATA............................................28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................28
PRICE RANGE OF COMMON STOCK...................................................30
AVAILABLE INFORMATION.........................................................30
INDEX TO FINANCIAL STATEMENTS................................................F-1

ANNEXES
      Annex A: Agreement and Plan of Merger..... ............................A-1
      Annex B: Chapter 13 of the General Corporation Law of the State of
               California....................................................B-1
      Annex C: Opinion of The Seidler Companies Incorporated.................C-1

                                   SUMMARY

      THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT, THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. SHAREHOLDERS OF THE COMPANY ARE ENCOURAGED TO REVIEW CAREFULLY THIS INFORMATION STATEMENT, THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, IN THEIR ENTIRETY. THIS INFORMATION STATEMENT, INCLUDING THE ANNEXES HERETO, CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING, WITHOUT LIMITATION, ACTUAL AND POTENTIAL COMPETITION AND CERTAIN TECHNOLOGY RISKS.

GENERAL

      This Information Statement is being delivered in connection with the Merger of Sub with and into the Company pursuant to the Merger Agreement. As a result of the Merger, the Company will become a wholly-owned subsidiary of the Parent, and each issued and outstanding share of Common Stock (other than shares that are owned by the Parent, Sub, the Company or any of their respective subsidiaries, or by shareholders who have validly perfected their dissenters' rights under the CGCL) will be converted into the right to receive $7.50 in cash plus the Additional Amounts (together, the "Merger Consideration"), and the equity interest of all pre-Merger shareholders in the Company (other than the Parent, if applicable) will be terminated.


      Concurrently with the parties' execution of the Merger Agreement, pursuant to the Stock Purchase Agreement, the Sellers agreed to sell all shares of the Company's Common Stock held by them to Parent for $7.50 per share in cash. On September 9, 1999, the Sellers and Parent completed the sale of stock contemplated by the Stock Purchase Agreement. Parent is currently the holder of approximately 53% of the shares of Common Stock of the Company. See "THE MERGER -- Ancillary Agreements."

THE PARTIES


      COMPANY.  The  Company  designs,  fabricates,  assembles  and sells high technology components for aerospace and U.S. Government defense prime contractors. The Company was incorporated in the State of California in October 1953. The Company operates two divisions: the US Bearing Division and the Ordnance Technology Division. The Company's principal executive offices are located at 9750 De Soto Avenue, Chatsworth, California 91311, and its telephone number is (818) 341-0440. See "CERTAIN INFORMATION REGARDING THE COMPANY."

      PARENT.  The Parent is a special  purpose  holding company formed by GWB
(USA), Inc. for use in connection with the Merger. Its principal executive offices are located at Five Concourse Parkway, Suite 810, Atlanta, Georgia 30328-6111, and its telephone number is (770) 395-2970. GWB (USA), Inc. is an investment firm specializing in leveraged buyouts.

      SUB. The Sub is a newly incorporated Delaware corporation organized by the Parent to acquire all the outstanding shares of Common Stock of the Company pursuant to the Merger Agreement and has not carried on any activities other than in connection with the Merger. The Sub is a direct wholly owned subsidiary of the Parent. The Sub's principal executive offices are located at Five Concourse Parkway, Suite 810, Atlanta, Georgia 30328-6111, and its telephone number is (770) 395-2970.

      See "CERTAIN INFORMATION REGARDING PARENT AND SUB" and "EXPENSES."

REQUIRED  VOTE;  WRITTEN  CONSENT IN LIEU OF  MEETING;  EFFECTIVE  TIME OF THE
MERGER


      Under the California General Corporation Law (the "CGCL") and the Company's Articles of Incorporation, (the "Articles of Incorporation"), the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement and Merger. On August 27, 1999, the Sellers, who combined then held of record, in the aggregate 894,694 shares of Common Stock, representing a majority of the votes entitled to be cast at a meeting to consider the Merger Agreement and the Merger, executed and delivered to the Company the Consent approving the Merger Agreement and the Merger and adopting the Merger Agreement. On August 27, 1999, there were issued and outstanding 1,681,131 shares of Common Stock. The Merger Agreement provides that the Merger will become effective at such time (the "Effective Time") as the certificate of merger is filed with the Secretary of State of the State of Delaware and the articles of merger are filed with the Secretary of the State of California, in accordance with the laws of the respective states. The required filings are expected to be made as soon as practicable 20 days after the date of this Information Statement. See "THE MERGER AGREEMENT"; "REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING."

PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

      Upon consummation of the Merger, each holder of a certificate or certificates representing shares of Common Stock of the Company ("Certificates") outstanding immediately prior to the Effective Time (except for the Sellers, the Parent, Sub, any other of Parent's wholly owned subsidiaries, or in the treasury of the Company or by any wholly owned subsidiary of Company or any shareholder who has validly perfected dissenter's rights under the CGCL (the "Public Shareholders")) will, upon the surrender thereof, duly endorsed if required, to a bank or trust company to be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), be entitled to receive the Merger Consideration.

      Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded to former holders of Common Stock by the Exchange Agent promptly following the Effective Time. For purposes of receiving the Merger Consideration, a shareholder need only hold the Common Stock immediately before the Effective Time. Holders of Common Stock should not submit their certificates to the Exchange Agent until they have received such materials. Payment for shares of Common Stock will be made to former holders of shares as promptly as practicable following receipt by the Exchange Agent of their certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See "PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION." SHAREHOLDERS SHOULD NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

DISSENTERS' RIGHTS

      Under Chapter 13 of the CGCL, holders of Common Stock at the Effective Time who strictly comply with the applicable requirements of the CGCL may dissent from the Merger and demand payment in cash from the Company of the fair value of their Common Stock. Chapter 13 of the CGCL is set forth in full in Annex B hereto. See "Dissenters' Rights" and Annex B.

THE MERGER

      BACKGROUND TO THE MERGER. For a description of the events leading to the approval of the Merger Agreement by the Board, see "THE MERGER -- Background to the Merger."

      APPROVAL OF THE BOARD. On July 16, 1999, the Board determined that the Merger Agreement and the Merger are fair to and in the best interests of the shareholders of the Company and approved and adopted the Merger Agreement. See "THE MERGER -- Background to the Merger."


      OPINIONS OF THE COMPANY'S FINANCIAL ADVISORS. At the July 16, 1999 meeting of the Company's Board, The Seidler Companies Incorporated ("TSC"), financial advisor to the Company, delivered its oral opinion (which was subsequently confirmed in writing dated August 27, 1999) that as of such date, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders. The full text of the written opinion of TSC, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C and is incorporated herein by reference. Holders of shares of Common Stock are urged to, and should, read such opinion in its entirety.

      INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of the existing senior management of the Company may be designated as members of senior management of the Company following the Merger. David Wachtel, currently the Company's Chairman, has an employment agreement that will provide him with certain benefits if the Merger occurs. For example, Mr. Wachtel's employment agreement with the Company entitles him to compensation if his employment with the Company is terminated under certain specified conditions following a change in control transaction. Mr. Wachtel is currently negotiating a new employment agreement with Parent to be effective upon consummation of the Merger. The Company estimates that the maximum aggregate payments required to be paid under this agreement would be approximately $87,500. Prior to the September 9, 1999, sale of stock pursuant to the Stock Purchase Agreement, Mr. Wachtel was also considered the beneficial owner of 82,277 shares of Company Common Stock. Ileana Wachtel and Rodica Patrichi are directors of the Company who owned shares of stock prior to September 9, 1999. Glen Linderman is a director of the Company who also currently own shares in the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." In addition, Michael Patrichi, Ileana Wachtel and Rodica Patrici are beneficiaries of the Trust. See "THE MERGER -- Interests of Certain Persons in the Merger."

      PURPOSE OF THE MERGER. The purpose of the Merger is to maximize the value of the Company to its shareholders in the context of a sale of control pursuant to the order of the California Superior Court mandating the sale of the Trust's interest in the Company.

      CERTAIN EFFECTS OF THE MERGER. Following the Effective Time, the Parent will own 100% of the Company's outstanding capital stock, and the public Shareholders will cease to have any ownership interests in, or rights as, shareholders of the Company. As a result of the Merger, the Company will be a privately held corporation and a wholly owned subsidiary of the Parent and there will be no public market for the Common Stock. The directors of the Sub at the Effective Time will be the directors of the Company after the Merger and will hold office from the Effective Time until the next annual meeting of the shareholders of the Company and until their successors are elected or appointed and are duly qualified. The officers of the Company at the Effective Time will be the officers of the Company following the Merger and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Company's Articles of Incorporation, as in effect at the Effective Time, or as otherwise provided by law. See "THE MERGER - Certain Effects of the Merger."

      CONDITIONS TO THE MERGER. The respective obligations of the Parent, the Sub and the Company to effect the Merger are subject to the satisfaction, at or prior to the Effective Time, of certain conditions, including shareholder approval, no violation of any statute or law and obtaining proper consents. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."


      REGULATORY MATTERS. Upon providing this Information Statement to shareholders of the Company, the Parent and the Company know of no remaining federal or state regulatory requirements that must be complied with or approvals that must be obtained in order to consummate the Merger, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware and the filing of the articles of merger with the Secretary of State of the State of California.

      EFFECTIVE TIME. The Merger Agreement provides that the Merger will become effective at the time of acceptance for filing by the California Secretary of State and the Secretary of State of Delaware of the documents which are required by applicable law. The effective date of the Merger will be on or about October 14, 1999 unless you are otherwise notified.


      TERMINATION, AMENDMENT AND WAIVER. The Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding the approval thereof by the shareholders of the Company: (i) by the mutual written consent, duly authorized by the boards of directors of the Parent and the Company; (ii) by the Parent or the Company if the conditions to each party's obligation to effect the Merger have been satisfied and the Effective Time shall not have occurred on or before September 30, 1999; (iii) by the Parent or the Company if the Effective Time shall not have occurred on or before December 31, 1999; (iv) by either the Parent or the Company if a court of competent jurisdiction in the United States or other U.S. governmental authority shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of restraining, enjoining or otherwise prohibiting the Merger. See "THE MERGER AGREEMENT -- Termination; Fees and Expenses."

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. It is expected that the receipt of cash for shares of Common Stock in the Merger or pursuant to the exercise of Dissenters' Rights will be treated for federal income tax purposes as a taxable transaction. Holders of Common Stock are strongly urged to consult their own tax advisors regarding the tax consequences of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences of the Merger."

      ACCOUNTING TREATMENT. The Merger will be accounted for under the "purchase" method of accounting.


      ANCILLARY AGREEMENTS. The Sellers and Parent entered into a Stock Purchase Agreement dated as of July 16, 1999. On September 9, 1999, all shares of Common Stock of the Company held by Sellers were sold to Parent pursuant to the terms of the Stock Purchase Agreement. See "THE MERGER Ancillary Agreements."


SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

      The summary consolidated financial data presented below for, and as of the end of, each of the years in the five-year period ended June 30, 1999 are derived from the consolidated financial statements of the Company, which financial statements have been audited by Hurley & Company, independent certified public accountants.

                           FIVE-YEAR FINANCIAL HISTORY
                (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)
                                                 YEARS ENDED JUNE 30,
                                       -----------------------------------------
                                       1998    1997     1996     1995     1994
                                       ------  ------  -------  -------  -------
Operations
   Net sales ........................  $6,000  $4,010  $3,933   $3,007   $2,783
                                       ------  ------  -------  -------  -------
  Net income (loss) ................     980     162       31    1,767     (800)
                                       ------  ------  -------  -------  -------
  Net income (loss) per common share     .59     .10      .02     1.11     (.50)
                                       ------  ------  -------  -------  -------
Financial position
  Working capital (deficiency)......   1,467     882      835    1,128   (1,004)
                                       ------  ------  -------  -------  -------
Stockholders' equity (deficiency in
assets).............................     945    (111)    (242)    (32)   (1,877)
                                       ------  ------  -------  -------  -------
  Total assets......................   5,681   4,641    3,282    3,175    2,603
                                       ------  ------  -------  -------  -------
  Long-term debt....................   3,009   3,408    2,367    2,327    1,966
                                       ------  ------  -------  -------  -------

   No cash dividends have been paid or accrued during the past five years. Reference is made to the financial statements and notes thereto included beginning on page F-1.

                                   GENERAL

      This Information Statement is being delivered in connection with the Merger of Sub with and into the Company pursuant to the Merger Agreement. As a result of the Merger, the Company will become a wholly-owned subsidiary of the Parent, each issued and outstanding share of Common Stock (other than shares that are owned by the Parent, Sub, the Company or any of their respective subsidiaries, or by shareholders who have validly perfected their Dissenters' Rights under the CGCL) will be converted into the right to receive the Merger Consideration, and the equity interest of all pre-Merger shareholders in the Company (other than the Parent) will be terminated.


      Concurrently with the parties' execution of the Merger Agreement and pursuant to the Stock Purchase Agreement, the Sellers agreed to sell all shares of the Company's Common Stock held by them. As of the date of the Stock Purchase Agreement, the Trust owned 790,383 shares of Common Stock, David Wachtel and Ileana Wachtel owned in the aggregate 82,277 shares of Common Stock, and Radu Patrichi and Rodica Patrichi owned 20,881 shares and 1,103 shares, respectively. In the aggregate, the Sellers owned 894,694 shares of Common Stock, representing approximately 53% of the total outstanding shares of Common Stock at the date of the Stock Purchase Agreement. All parties to the Stock Purchase Agreement controlling in the aggregate approximately 53% of the Common Stock of the Company, representing a majority of the votes entitled to be cast at a meeting to consider the Merger Agreement and the Merger, executed and delivered to the Company, on August 27, 1999, a written consent in lieu of a meeting of shareholders approving the Merger Agreement and the Merger and adopting the Merger Agreement. On September 9, 1999, the Sellers sold to Parent all shares of Common Stock held by Sellers pursuant to the Stock Purchase Agreement. Parent currently holds approximately 53% of the Common Stock of the Company.


      The information contained in this Information Statement with respect to the Parent, Sub and their respective affiliates has been furnished to the Company by the Parent, and the Company assumes no responsibility for the accuracy or completeness of such information.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MERGER AND RELATED TRANSACTIONS DESCRIBED HEREIN, OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

              REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING

      Under the CGCL and the Company's Articles of Incorporation, the affirmative vote of holders of a majority of the voting power of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement and Merger at a duly convened meeting of the shareholders of the Company called for such purpose. Pursuant to Section 603 of the CGCL, any action required by the CGCL to be taken at any meeting of shareholders of the Company may be taken without a meeting, without prior notice and without a vote of the shareholders of the Company if a written consent, setting forth the action to be taken, is signed by the holders of a majority of the votes entitled to be cast at such meeting of shareholders.


      At August 27, 1999, the Sellers owned approximately 53% or 894,694 shares of the Company's 1,681,133 shares of outstanding Common Stock. This gave the Sellers the effective power to approve or disapprove any corporate action submitted to a vote of the Company's shareholders, in each case, regardless of how other shareholders of the Company may vote.

      On August 27, 1999, the Sellers, who combined then held of record, in the aggregate 894,694 shares of Common Stock, representing a majority of the votes entitled to be cast at a meeting to consider the Merger Agreement and the Merger, executed and delivered to the Company the Consent approving the Merger Agreement and the Merger and adopting the Merger Agreement. On August 27, 1999, there were issued and outstanding 1,681,133 shares of Common Stock. The Merger Agreement provides that the Merger will become effective at such time (the "Effective Time") as the certificate of merger is filed with the Secretary of State of the State of Delaware and the articles of merger are filed with the Secretary of State of the State of California, in accordance with the laws of the respective states. Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that this Information Statement be sent to shareholders at least 20 calendar days prior to the earliest date on which the Merger may be effective. The required filings are expected to be made as soon as practicable 20 days after the date of this Information Statement.

                PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION


      Upon consummation of the Merger, each holder of a certificate or certificates representing shares of Common Stock of the Company outstanding immediately prior to the Effective Time (except for the Sellers or any shareholder who has validly perfected Dissenter's Rights under the CGCL) (the "Public Shareholders") will, upon the surrender thereof, duly endorsed, if required, to the Exchange Agent, be entitled to receive the Merger Consideration into which such shares of Common Stock of the Company represented thereby will have been automatically converted as a result of the Merger. The Merger Agreement provides that Parent will take appropriate steps to cause the Surviving Corporation to deposit with the Exchange Agent, at or prior to the Effective Time, the amount necessary to enable the Exchange Agent to exchange the Merger Consideration for Certificates received by the Exchange Agent. A Letter of Transmittal will be sent to all shareholders of the Company of record as of the Effective Time under separate cover, promptly after the Effective Time for use in surrendering their Common Stock. Detailed instructions concerning the procedure for completing the Letter of Transmittal, surrendering certificates and the payment of Merger Consideration will be set forth in the Letter of Transmittal. For Common Stock to be validly surrendered pursuant to the Merger, a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, must be received by the Exchange Agent at one of its addresses set forth in the Letter of Transmittal and the certificates representing Common Stock must be received by the Exchange Agent. Checks representing the Merger Consideration payable to each shareholder will be sent to such shareholder as soon as practicable after the receipt of the Letters of Transmittal and certificates for Common Stock, as applicable. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED.


                               DISSENTERS' RIGHTS

      Shareholders who comply with the applicable statutory procedures of Chapter 13 of the CGCL may be entitled to Dissenters' Rights under Chapter 13 of the CGCL. In order to exercise and perfect Dissenters' Rights, the record holder of Common Stock at the Effective Time must follow the steps summarized below properly and in a timely manner. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect Dissenters' Rights.

      CHAPTER 13 OF THE CGCL IS REPRINTED IN ITS ENTIRETY AS ANNEX B TO THIS INFORMATION STATEMENT. SET FORTH BELOW IS A SUMMARY DESCRIPTION OF CHAPTER 13. THE FOLLOWING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO DISSENTERS' RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. ALL REFERENCES IN CHAPTER 13 AND THIS SUMMARY TO "SHAREHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME AS TO WHICH DISSENTERS' RIGHTS ARE ASSERTED. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN CHAPTER 13 OF THE CGCL WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.


      Company shareholders of record who comply with the requirements of Chapter 13 will be entitled to exercise dissenters' rights pursuant to the provisions of Chapter 13 of the California Corporations Code. In accordance with these provisions, dissenting Company shareholders will have the right to be paid in cash the fair market value of their shares of Common Stock as determined by appraisal (excluding any appreciation or depreciation as a consequence of the Merger) by fully complying with the procedures set forth under the California Corporations Code.


      DISSENTERS' RIGHTS CANNOT BE VALIDLY EXERCISED BY PERSONS OTHER THAN SHAREHOLDERS OF RECORD REGARDLESS OF THE BENEFICIAL OWNERSHIP OF THE SHARES. Persons who are beneficial owners of shares held of record by another person, such as brokers, banks or nominees, should instruct the record holder to follow the procedures outlined below if they wish to dissent from the Merger with respect to any or all of their shares.

      Dissenting shareholders must submit to the Company at its principal office, 9750 De Soto Avenue, Chatsworth, California 91311, Attention: Secretary, a written demand that the Company purchase for cash some or all of their shares. The notice must state the number of shares held of record which the shareholder demands to be purchased and the amount claimed to be the "fair market value" of those shares. That statement of fair market value will constitute an offer by the dissenting shareholder to sell such shares at that price. SUCH DEMAND WILL NOT BE EFFECTIVE UNLESS IT IS RECEIVED NOT LATER THAN TWENTY (20) DAYS FROM THE DATE OF THIS INFORMATION STATEMENT ("DISSENTERS DUE DATE").

      If Company shareholders have a right to require the Company to purchase their shares for cash under the dissenters' rights provisions of the California Corporations Code, the Company will mail to each such shareholder a notice of approval of the Merger within ten days after the effective date of the Merger, stating the price determined by it to represent the "fair market value" of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise such dissenters' rights. The statement of price will constitute an offer to purchase any dissenting shares at that price.

      To perfect their dissenters' rights, shareholders of record must: (i) make written demand for the purchase of their dissenting shares upon the Company on or before the Dissenters Due Date and (ii) within 30 days after the mailing to shareholders by the Company of the notice of approval of the principal terms of the Merger, submit the certificate(s) representing their dissenting shares to the Company or its transfer agent for notation thereon that they represent dissenting shares. The notice of approval of the Merger will specify the date by which the submission of certificates for endorsement must be made and a submission made after that date will not be effective for any purpose. Failure to follow any of these procedures may result in the loss of statutory dissenters' rights.

      If a dissenting shareholder and the Company agree that shares are dissenting shares and agree upon the price of the shares, the Company, upon surrender of the certificates, will make payment of that amount (plus interest thereon at the legal rate on judgments from the date of such agreement) within 30 days after such agreement. Any agreement between dissenting shareholders and the Company fixing the "fair market value" of any dissenting shares must be filed with the Secretary of the Company.

      If the Company denies that the shares are dissenting shares, or the Company and a dissenting shareholder fail to agree upon the "fair market value" of the shares, the dissenting shareholder may, within six months after the date on which notice of approval of the Merger was mailed to the shareholder, but not thereafter, file a complaint (or intervene in a pending action, if any) in the Superior Court for the County of Los Angeles, State of California, requesting that the Superior Court determine whether the shares are dissenting shares and the "fair market value" of such dissenting shares. The Superior Court may appoint one or more impartial appraisers to determine the "fair market value" per share of the dissenting shares. The costs of the action will be assessed or apportioned as the Superior Court considers equitable, but if the "fair market value" is determined by the Superior Court to exceed 125% of the price offered in the Merger, the Company will be required to pay such costs including, in the discretion of the Superior Court, attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments. A dissenting shareholder must bring such an action within six months after the date on which the notice of approval of the Merger Agreement was mailed to the shareholder, whether or not the Company responds within such time to the shareholder's written demand that the Company purchase for cash shares voted against the Merger Agreement.

      SHAREHOLDERS DESIRING TO EXERCISE THEIR DISSENTERS' RIGHTS MUST STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN CHAPTER 13 OF THE CGCL. FAILURE TO TAKE ANY REQUIRED STEP IN CONNECTION WITH THE EXERCISE OF DISSENTERS' RIGHTS WILL RESULT IN THE TERMINATION OR WAIVER OF SUCH RIGHTS.


                                   THE MERGER

BACKGROUND TO THE MERGER


      Prior to the Company's execution and delivery of the Merger Agreement and the Stock Purchase Agreement, the Mihai D. Patrichi Trust (the "Trust") had owned of record 790,383 shares, or approximately 47.3% of the Company's outstanding Common Stock. On November 30, 1995, one of the beneficiaries of the Trust, Michael Patrichi instituted the Patrichi Probate Matter by petitioning for the removal of the Trustees.


      On October 1, 1998, the Court ordered the Trustees to sell the Trust's interest in the Company as soon as possible at the highest and best price. On October 9, 1998, the Board determined that a change of control of the Company was probable and established a special committee comprised of David Wachtel and Glenn Linderman to investigate measures to enhance shareholder value, evaluate proposals seeking to acquire shares of the Company and retain investment bankers. The Company and the Trust decided to cooperate in the process of the Court ordered sale of the Trust's shares in the Company. The Court ordered the Trust to select an investment banking firm from among four firms listed in the Court's order. With approval from the Court, on November 9, 1998, the Company executed an engagement letter with TSC (the "TSC Engagement Letter"), to investigate methods of maximizing shareholder value and facilitating the sale of the Company pursuant to the Court's order.


      TSC commenced the solicitation process with a letter to selected financial and strategic investors whom TSC identified as likely to have an interest in a transaction with the Company. Included among those contacted were entities in the manufacturing industry as well as potential financial investors. Those who showed greater interest were asked to enter into a confidentiality agreement with the Company. Upon the execution of such agreement, each prospective bidder was provided with a Confidential Information Memorandum, which was prepared by TSC and the Company in connection with the sale process and contained detailed information about the Company's operations and financial position. TSC distributed the Confidential Information Memorandum to certain identified potential buyers beginning in February 1999. Certain of the potential purchasers who received the Confidential Information Memorandum conducted additional due diligence on the Company including, meeting with members of the Company's management to discuss structural and economic factors important to the Company's business.

      TSC received indications of interest from a number of potential purchasers. On May 26, 1999 TSC sent a letter to each of the prospective purchasers which requested preliminary proposals to be delivered to the Company and TSC by Wednesday June 2, 1999. This letter specified the procedures to be followed in submitting proposals, indicating that the terms of any submitted proposal, including any conditions, would be considered together with price in determining whether an offer was acceptable. On May 28, 1999, Parent provided a preliminary proposal to TSC.

      On June 23, 1999, TSC sent a letter to each prospective bidder which provided each such bidder with a form stock purchase agreement and form merger agreement and which requested that each such bidder respond with a formal bid by July 2, 1999. On July 2, 1999, TSC received two bids, one from a first bidder, Parent, and one from another party ("Bidder 2"), a corporate buyer, which met certain minimum standards set by the Company upon the advice of TSC. Each of the two bids proposed the acquisition of all of the shares of the Common Stock of the Company, including those held by the Trust.

      On July 9, 1999, TSC received a bid from a third bidder ("Bidder 3"), a financial buyer. On July 9, 1999 the Special Committee of the Board held a meeting to evaluate alternatives concerning the Court ordered sale by the Trust of its interest in the Company. Representatives of TSC in attendance at the meeting outlined the terms of the proposals made to purchase all of the outstanding shares of the Common Stock. TSC began its presentation by stating that for over nine months TSC had investigated methods for maximizing shareholder value and that during that time TSC had received offers to purchase the Company from three potential buyers.


      TSC gave a detailed presentation of the offers of Parent, Bidder 2 and Bidder 3, including TSC's review of the issues relating to each Bidder's ability to finance the transaction. TSC reviewed the terms of the Bidder 3's offer and advised the Special Committee that the offer from Bidder 3 contained a substantially lower price per share and advised the Special Committee to pursue the Parent and Bidder 2 offers. Following extensive discussion and review, the members of the Special Committee determined based in part on TSC's advice and their review of the offers presented to pursue the offers of Parent and Bidder 2.


      The remainder of the July 9, 1999, meeting was spent discussing the Company's strategy for pursuing the offers made by Parent and Bidder 2. Legal counsel to the Company recommended that the Company distribute a revised Merger Agreement and Stock Purchase Agreement to Parent and Bidder 2, specifying a $7.50 price. TSC advised the Special Committee of its concerns that Parent and Bidder 2 would be unlikely to continue to pursue the transaction absent an executed definitive agreement. TSC stated that both offers were very favorable to the Company and that they were almost equal. Following significant discussion on the matter, it was determined to distribute a Merger Agreement to both parties with a $7.50 price and, ask both parties to sign and return the Agreements.

      TSC presented the competing bids to the entire Board at a meeting held on July 16, 1999. At that meeting, TSC outlined the positive and negative aspects of the competing bids. After TSC's presentation and substantial analysis and discussion by the Board, and after being advised by TSC with respect to the fairness of the competing bids and receiving the oral opinion of TSC as to the fairness of the bids (subsequently confirmed by delivery of a written opinion dated August 27, 1999), the Company accepted Parent's bid. At the Board meeting on July 16, 1999, the Sellers executed the Stock Purchase Agreement and the Company executed the Merger Agreement. On July 28, 1999, the Company issued a press release announcing that the Merger Agreement had been executed.

      Following announcement, Bidder 3 delivered a second acquisition proposal to TSC, which included a stated offer of $8.10 per share for all or a portion of the Common Stock. The Special Committee held an emergency meeting on July 30, 1999, in order to fully evaluate the terms of the new offer. TSC presented an analysis to the Special Committee of Bidder 3's new proposal. TSC informed the Special Committee that Bidder 3's proposal was not in the form of a binding merger agreement, but in the form of a proposal for a letter of intent, which had not yet been provided to TSC or the Company. Bidder 3's second proposal also included a financing condition, without evidence of the availability of such financing. In addition, Bidder 3's proposal included a due diligence condition which would provide Bidder 3 with a broad basis upon which to abandon the merger. After significant discussion, the Special Committee determined to proceed with its merger transaction with Parent, pending receipt of further clarification of Bidder 3's new proposal. On August 10, 1999, a motion was heard before the Court to obtain approval of the Parent bid. This motion was opposed by Bidder 3 and Bidder 3 had the opportunity to provide the Court with evidence as to the merits of the Parent bid. On August 11, 1999, Judge Harvey Schneider of the Superior Court of the State of California for the County of Los Angeles approved of the disposition to Parent of the Trust's interest in the Company pursuant to the terms of the Stock Purchase Agreement, over the bid of Bidder 3, and found that the Board had acted reasonably and made the only reasonable decision available in determining to accept the offer of Parent.

      On September 9, 1999, Parent purchased all shares of Common Stock held by the Sellers pursuant to the terms of the Stock Purchase Agreement.

RECOMMENDATION OF THE  BOARD OF DIRECTORS


      On July 16, 1999, the Board, with three directors in favor and one abstaining, approved the Merger and recommended that shareholders vote to approve the Merger and adopt the Merger Agreement. See "THE MERGER -- Background of the Merger." In making its determination and recommendation, the members of the Board considered various factors, including, but not limited to, the following, all of which they believe support such approval and adoption:


      (i) the Company's business, its current financial condition and results of operations, its future prospects and the current and anticipated developments in the Company's industry;

      (ii) the relationship between the Merger Consideration and the historical market prices and recent trading activity of the Common Stock, including the fact that the $7.50 per share price represents a premium of more than 37.9% over the market price of the Common Stock at the time TSC sent out the first round of Confidential Information Memoranda on February 4, 1999 and an approximately 44.5% premium over the average closing price of the Common Stock for the 90 trading days prior to receipt of Parent's offer (See "PRICE RANGE OF COMMON STOCK");


      (iii) the oral opinion of TSC delivered to the Board on July 16, 1999 (and subsequently confirmed by delivery of a written opinion dated August 27, 1999) to the effect that, as of such date, the Merger Consideration to be received by the holders of the Company's Common Stock pursuant to the Merger Agreement is fair to such holders from an financial perspective (see " -- Opinion of the Company's Financial Advisor" and Annex C hereto);



      (v) the other terms and conditions of the Merger Agreement, including without limitation, (A) the Merger Agreement was structured as much as possible to be the equivalent of the immediate sale of the Company, (B) the Merger Agreement included only limited representations and warranties by the Company and (C) the Merger Agreement contained only limited conditions to Parent's obligation to consummate the Merger;

      (vi) the Merger Consideration consists entirely of cash;

      (vii) the Company and TSC had previously identified and contacted the parties believed most likely to be interested in a transaction with the Company; it was widely reported that a change of control transaction was available; and although several other parties did emerge as possible bidders, with the exception of one other bid, no firm proposal at $7.50 per share or higher was received from any other party; and

      (viii) stockholders at the Effective Time (other than those executing the Consent if the Stock Purchase Agreement is not consummated prior thereto) have the right to dissent from the Merger and to demand appraisal of the fair value of their Common Stock under the CGCL (See "DISSENTERS' RIGHTS").


      In view of the wide variety of factors considered, the Board did not find it practicable to, and did not, quantify, or otherwise attempt to assign relative weights to, the specific factors considered or determine that any factor was of particular importance in reaching its determination that the Merger is fair to, and in the best interests of, the Shareholders.

      THE COMPANY BOARD HAS APPROVED THE MERGER AND HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S PUBLIC SHAREHOLDERS.

OPINION OF THE COMPANY'S FINANCIAL ADVISORS

      The Board of the Company requested TSC to provide an opinion as to the fairness from a financial point of view to shareholders of the consideration to be received by such shareholders pursuant to the terms of the Merger Agreement. On August 27, 1999, TSC delivered its written opinion (the "TSC Fairness Opinion") to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Merger Consideration to be received by shareholders pursuant to the Merger Agreement is fair to such shareholders from a financial point of view.

      A COPY OF THE TSC FAIRNESS OPINION IS ATTACHED HERETO AS APPENDIX C. SHAREHOLDERS ARE URGED TO READ THE TSC FAIRNESS OPINION CAREFULLY IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, THE MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW MADE BY TSC IN CONNECTION WITH SUCH UPDATED OPINION.

      In connection with the TSC Fairness Opinion, TSC performed certain procedures and reviewed with the management of the Company the assumptions on which such analyses were based. The following is a summary of the results of such analyses made by TSC in connection with the TSC Fairness Opinion.

      HISTORICAL STOCK PRICE PERFORMANCE. To provide comparative market data, TSC examined the Company's historical Common Stock performance. TSC's analysis consisted of a historical analysis of closing prices and trading volumes from January 1, 1994 through August 20, 1999. TSC also examined trading volumes at specified prices of the Common Stock for the twelve months ended August 20, 1999. Since January 1, 1994, the Common Stock reached a high of $8.50 per share and a low of $.000625 per share. On August 20, 1999, the closing price of the Common Stock was $7.25 per share.

      PREMIUM ANALYSIS. TSC reviewed publicly available information to determine the premiums paid in (i) 16 selected transactions in the aerospace and defense industry completed between January 1, 1995 and July 30, 1999 (the "Selected Aerospace and Defense Transactions") and (ii) 36 mergers and acquisitions transactions ranging in size from $5 million to $25 million completed between January 1, 1996 and July 30, 1999 (the "Selected M&A Transactions"). For the Selected Aerospace and Defense Transactions, TSC reviewed the percentage premium in each transaction represented by the offer prices over the trading prices one day, one week and one month prior to the announcement date of each respective transaction. The mean percentage amount by which the offer prices exceeded the closing stock prices one day, one week and one month prior to the announcement date for the Selected Aerospace and Defense Transactions was approximately 38.3%, 40.1% and 51.2%, respectively. For the Selected M&A Transactions, TSC reviewed the percentage premium in each transaction represented by the offer prices over the trading prices one day, one week and one month prior to the announcement date of each respective transaction. The mean percentage amount by which the offer prices exceeded the closing stock prices one day, one week and one month prior to the announcement date for the Selected M&A Transactions was approximately 69.3%, 58.3% and 59.3%, respectively. The percentage amount by which the Merger Consideration exceeded the closing stock price of the Common Stock one day, one week and one month prior to July 23, 1999 the date of the announcement of the Merger, was approximately 25.0%, 25.0% and 87.5%, respectively. The percentage by which the Merger Consideration exceeded the closing stock price of the Common Stock one day, one week and one month prior to August 20, 1999 was 9.1%, 11.1% and 36.4%, respectively.

      COMPARISON OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES. TSC analyzed the Company's operating performance relative to select publicly traded bearing manufacturers (the "Bearing Comparable Companies"). TSC compared certain market trading statistics for the Company with the Bearing Comparable Companies, including total enterprise value (defined as market value of common equity plus book value of total debt less cash and cash equivalents) (based on reported closing prices for the Bearing Comparable Companies on August 20, 1999 as a multiple of latest twelve months ("LTM") revenues, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and LTM earnings before interest and taxes ("EBIT"), and price to earnings ratios ("P/E") based on LTM earnings per share ("EPS") and book value of common equity per share. As of August 20, 1999, this analysis resulted in (i) a range of 0.6x to 2.5x, and a mean of 1.2x total enterprise value to LTM revenues compared to 2.0x for the Common Stock based on the Merger Consideration, (ii) a range of 4.2x to 7.4x, and a mean of 5.7x total enterprise value to LTM EBITDA compared to 6.1x for the Company based on the Merger Consideration, (iii) a range of 6.2x to 11.8x, and a mean of 8.8x total enterprise value to LTM EBIT compared to 7.3x for the Company based on the Merger Consideration, (iv) a range of 7.4x to 20.1x, and a mean of 13.4x P/E based on LTM EPS compared to 8.6x for the Company based on the Merger Consideration, and (v) a range of 1.1x to 3.2x, and a mean of 1.8x price to book value of common equity per share compared to 6.0x for the Company based on the Merger Consideration.

      TSC also analyzed the Company's operating performance relative to select publicly traded pyrotechnic manufacturers (the "Pyrotechnic Comparable Companies"). TSC compared certain market trading statistics for the Company with the Pyrotechnic Comparable Companies, including total enterprise value (defined as market value of common equity plus book value of total debt less cash and cash equivalents) based on reported closing prices for the Pyrotechnic Comparable Companies on August 20, 1999 as a multiple of latest twelve months ("LTM") revenues, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and LTM earnings before interest and taxes ("EBIT"), and price to earnings ratios ("P/E") based on LTM earnings per share ("EPS") and book value of common equity per share. As of August 20, 1999, this analysis resulted in (i) a range of 0.7x to 1.0x, and a mean of 0.8x total enterprise value to LTM revenues compared to 2.0x for the Common Stock based on the Merger Consideration, (ii) a range of 6.9x to 10.5x, and a mean of 8.3x total enterprise value to LTM EBITDA compared to 6.1x for the Company based on the Merger Consideration, (iii) a range of 2.1x to 9.3x, and a mean 4.5x total enterprise value to LTM EBIT compared to 7.3x for the Company based on the Merger Consideration, (iv) a range of 11.6x to 12.2x and a mean of 11.9 P/E based on LTM EPS compared to 8.6x for the Company based on the Merger Consideration, and (v) a range of 0.8x to 6.6x, and a mean of 2.9x price to book value of common equity per share compared to 6.0x for the Company based on the Merger Consideration.

      ANALYSIS OF SELECTED TRANSACTIONS IN THE AEROSPACE AND DEFENSE SECTOR. TSC reviewed publicly available information for the Selected Aerospace and Defense Transactions. TSC reviewed the consideration paid in such transactions in terms of the total enterprise value as a multiple of LTM revenues, EBITDA and EBIT of the acquired entity prior to its acquisition as well as the equity value (defined as market value of common equity) as a multiple of LTM net income and book value of common equity of the acquired entity prior to its acquisition. The analysis resulted in (i) a range of 6.3x to 14.0x, and a mean of 10.0x total enterprise value to LTM revenue compared to 2.0x for the Company based on the Merger Consideration, (ii) a range of 7.8x to 27.0x, and a mean of 15.2x total enterprise value to LTM EBITDA compared to 6.1x for the Company based on the Merger Consideration, (iii) a range of 0.5x to 2.3x, and a mean of 1.5x total enterprise value to LTM EBIT compared to 7.3x for the Company based on the Merger Consideration, (iv) a range of 3.6x to 21.2x, and a mean of 13.7x equity value to LTM net income compared to 8.6x for the Company based on the Merger Consideration, and (v) a range of 2.4x to 5.2x, and a mean of 3.8x equity value to book value of common equity compared to 6.0x for the Company based on the Merger Consideration.

      DISCOUNTED CASH FLOW ANALYSIS. For purposes of this analysis, TSC performed a discounted cash flow analysis for the Company on a stand-alone basis based on projections provided by management. In performing its analysis, TSC calculated the estimated "Free Cash Flow" based on stand-alone projected unleveraged operating income adjusted for cash taxes paid. TSC analyzed the projections and discounted the stream of Free Cash Flows from fiscal 2000 to fiscal 2004, provided in such projections, back to August 20, 1999 using discount rates ranging from 11.0% to 16.0%. TSC based the discount rate assumptions on the Company's weighted average cost of capital, as adjusted to reflect potential adverse factors, including the strict qualification process which the Company's products are subject to, narrow customer concentration, dependence upon the defense industry and uncertainty concerning the future market for the Company's products. To estimate the residual values of the Company on a stand-alone basis at the end of the forecast period, TSC applied terminal multiples of 6.0x to 10.0x projected fiscal 2004 EBITDA and discounted such value estimates back to August 20, 1999 using discount rates ranging from 11.0% to 16.0%. TSC then aggregated the present values of the Free Cash Flows and the present values of the residual values to derive a range of implied enterprise values for the Company on a stand-alone basis. The range of implied enterprise values stand-alone were then adjusted for the Company's net debt to yield implied equity values of the Company on a stand-alone basis. The range of equity values were then divided by the number of fully diluted shares to determine a range of equity values per share for the Company on a stand-alone basis. The results of this analysis indicated a range of implied equity values of $5.25 to $6.87 per share.

      The summary set forth above does not purport to be a complete description of the analyses performed by TSC, but describes, in summary form, the principal elements of the analyses made by TSC in connection with the TSC Fairness Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by TSC was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. TSC did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, TSC considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. TSC did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, TSC believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the process underlying its opinion. In performing its analyses, TSC made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by TSC are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.


      The TSC Fairness Opinion was provided pursuant to the TSC Engagement Letter. As part of its investment banking services, TSC is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected TSC from among a list of Court approved investment banking firms based upon interviews conducted by the Special Committee with each investment banking firm approved by the court. After conducting the interviews and after extensive discussions, the Special Committee selected TSC based upon TSC's expertise in mergers and acquisitions for companies of similar size to the Company. TSC had no prior affiliation or material contacts with the Company at the time it entered into the TSC Engagement Letter.

PROJECTIONS

      In connection with the solicitation of bids for the Company, the Company made available to interested parties access to certain financial projections prepared by the Company's management. These projections were prepared by the Company's management to assist in financial planning and analysis and not with a view to publication. Such projections were prepared based on historical information available at such time and estimates as to the future financial performance of the Company. The projections encompassed estimates of future revenues, expenses, taxes and income. The projections were not prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, nor have they been audited, compiled or otherwise examined by independent accountants or auditors.

      These projections were also delivered to TSC as part of the information reviewed by TSC in rendering its opinion as to the fairness from a financial point of view to shareholders of the consideration to be received by such shareholders pursuant to the Merger Agreement.

      Projections are based upon forecasts of future financial performance, and the projections as well as the assumptions on which they are based are inherently subject to substantial uncertainties. Consequently, projections are not indicative of actual future results, which may be significantly more or less favorable than suggested by the projections. The projections provided to potential bidders and to TSC were based upon the assumed realization in full of all the Company's management's goals. The Company updated its projections following the end of its fourth fiscal quarter. This set of management projections projected fiscal year 1999 revenues of $8.1 million and fiscal year 2000 revenues of $9.9 million. In addition, this set of management projections projected fiscal year 1999 EBITDA of $2.9 million and fiscal year 2000 EBITDA of $3.5 million.

      Projections are not intended by management to be indicative of actual future results, but were prepared to assist in financial planning and analysis. The Board does not assume that the projections are indicative of actual future results but are the best currently available estimates and judgments of management as to the future operating and financial performance of the Company.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      Information with respect to certain contracts, agreements, arrangements, or understandings with certain of the Company's executive officers, directors or affiliates is set forth below. See, also, "-- Ancillary Agreements" and "-- Background of the Merger."


      THE TRUST. At the date of the execution of the Merger Agreement and the Stock Purchase Agreement, the Trust was the beneficial owner of 790,383 shares, or approximately 47% of the Company's outstanding Common Stock. On September 9, 1999, the Trust sold all of its stock in the Company to Parent.

      PARENT. Upon the consummation of the Stock Purchase Agreement on September 9, 1999, Parent became the beneficial owner of 894,694 shares, or approximately 53% of the Company's Common Stock.


      EMPLOYMENT AGREEMENT. David Wachtel, the Company's chairman, is currently in negotiations for an agreement (the "Wachtel Letter Agreement"), providing for termination of the existing employment agreement between the Company and Mr. Wachtel upon consummation of the Merger and the waiver by Mr. Wachtel of all severance pay thereunder, and providing for Mr. Wachtel to continue in the employment of the Company for a term of three (3) years.


      TREATMENT OF STOCK OPTIONS. The Company has outstanding options to purchase shares of Common Stock which are held by officers of the Company. Pursuant to the Merger Agreement, the Company agreed to use its reasonable good faith efforts to cause all outstanding stock options to be canceled at the Effective Time for an amount in cash equal to the Merger Consideration, less the per share option exercise price, except as otherwise agreed. See "THE MERGER AGREEMENT -- Conditions to the Merger."

      DIRECTOR LIABILITY AND INDEMNIFICATION. Under the CGCL, a corporation may indemnify any agent to the corporation, including a director to the corporation or its stockholders, for monetary damages for breach of fiduciary duty as a director. Such provision may not, however, eliminate or limit director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders (unless determined otherwise by the court) and (ii) amounts paid in defending or settling or otherwise disposing of a pending action without court approval (unless the agent is successful in its defense). The Company's by-laws provide that the Company shall indemnify each present and former director and officer of the Company or any of its subsidiaries to the fullest extent permitted by applicable law.

      Under the CGCL, a corporation has the power to indemnify any director or officer against expenses, judgments, fines, and settlements incurred in a proceeding, other than an action by or in the right of the corporation, if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of an action by or in the right of the corporation, the corporation has the power to indemnify any officer or director against expenses incurred in defending or settling the action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification may be made when a person is adjudged liable to the corporation, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent such court shall determine. The CGCL requires that to the extent an officer or director of a corporation is successful on the merits or otherwise in defense of any third-party or derivative proceeding, or in defense of any claim, issue, or matter therein, the corporation must indemnify the officer or director against expenses incurred in connection therewith.


      The Merger Agreement provides that the indemnification and exculpation provisions in favor of the past and present directors or officers of the Company currently in effect will remain in effect for at least six years from the Effective Time . The Merger Agreement further provides that the current directors' and officers' liability insurance policies (or other policies providing, subject to certain conditions, at least the same coverage as the current policies) with respect to the actions and omissions occurring prior to the Effective Time, on terms which are not materially less favorable, in the aggregate, than the terms of such insurance in effect for the Company on the date of the Merger Agreement will remain in effect for at least six years form the Effective time.


PURPOSE OF THE MERGER

      The purpose of the Merger is to maximize the value of the Company to its shareholders in the context of a sale of control pursuant to the order of the California Superior Court mandating the sale of the Trust's interest in the Company.

CERTAIN EFFECTS OF THE MERGER; PLANS FOR THE COMPANY AFTER THE MERGER

      Following the Effective Time, the Parent will own 100% of the Company's outstanding capital stock. Accordingly, the Parent will be the sole beneficiary of any future earnings and growth of the Company after the Effective Time (until shares of capital stock, if any, are issued to other shareholders) and will have the ability to benefit from any corporate opportunities that may be pursued by the Company in the future. At the Effective Time, the public Shareholders will cease to have any ownership interests in, or rights as, shareholders of the Company. Following the Effective Time, the public Shareholders will not benefit from any increase in the value of the Company or any payment of dividends on the Common Stock and will not bear the risk of any decrease in the value of the Company.

      As a result of the Merger, the Company will be a privately held corporation and a wholly owned subsidiary of the Parent and there will be no public market for the Common Stock. At the Effective Time, the Common Stock will cease to be quoted on the OTC Bulletin Board and price quotations with respect to sales of shares of the Common Stock in the public market will no longer be available. In addition, registration of the Common Stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement under the proxy rules of Regulation 14A of furnishing a proxy or information statement in connection with shareholders meetings, no longer applicable to the Company. After the Effective Time, the Company will no longer be required to file periodic reports with the Securities and Exchange Commission (the "Commission") in connection with the Common Stock.

      The directors of the Sub at the Effective Time will be the directors of the Company after the Merger and will hold office from the Effective Time until the next annual meeting of the shareholders of the Company and until their successors are elected or appointed and are duly qualified. The officers of the Company at the Effective Time will be the officers of the Company following the Merger and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Company's Articles of Incorporation, as in effect at the Effective Time, or as otherwise provided by law.

ACCOUNTING TREATMENT OF THE MERGER

      Under applicable accounting standards, the Merger will treated as a purchase of the Company by the Parent.

REGULATORY APPROVALS


      The Parent and the Company know of no remaining federal or state regulatory requirements that must be complied with or approvals that must be obtained in order to consummate the Merger, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware and the filing of articles of merger with the Secretary of State of the State of California.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


      The receipt of Merger Consideration for Common Stock pursuant to the Merger or cash pursuant to the exercise of dissenters' rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. In general, a shareholder of the Company will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received for the shares of Common Stock sold and such shareholder's adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the shareholder, such gain or loss will be capital gain or loss. Capital gain recognized in 1999 generally will be taxed to individuals and certain other non-corporate entity shareholders at a maximum federal tax rate of 20 percent with respect to shares of Common Stock held for more than 12 months. The federal tax rates applicable to ordinary income will generally apply to gain recognized on the sale or exchange of shares held for one year or less. The highest statutory federal income tax rate currently applicable to an individual shareholder is 39.6%. Capital losses not offset by capital gains may be deducted against individuals' and other non-corporate shareholders' ordinary income up to a maximum annual amount of $3,000 ($1,500 for a married person filing separately). Unused capital losses may be carried forward indefinitely by individuals and other non-corporate shareholders. All net capital gain of a corporate shareholder is subject to tax at ordinary corporate rates. A corporate shareholder can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.


      THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO CERTAIN TYPES OF SHAREHOLDERS, SUCH AS FINANCIAL INSTITUTIONS, BROKER-DEALERS, PERSONS WHO RECEIVED PAYMENT IN RESPECT OF OPTIONS TO ACQUIRE COMMON STOCK, SHAREHOLDERS WHO ACQUIRED COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, PERSONS OWNING COMMON STOCK AS PART OF A "STRADDLE," "HEDGE" OR "CONVERSION TRANSACTION," INDIVIDUALS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES AND FOREIGN CORPORATIONS.

      THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS AND CHANGES IN SUCH TAX LAWS.

ANCILLARY AGREEMENTS


      Concurrently with the parties' execution of the Merger Agreement, pursuant to the Stock Purchase Agreement, the Sellers agreed to sell all shares of the Company's Common Stock held by them, subject to approval of the sale by the Court. As of the date of the Stock Purchase Agreement, the Trust owned 790,383 shares of Common Stock, David and Ileana Wachtel owned in the aggregate 82,277 shares of Common Stock, and Radu and Rodica Patrichi owned 20,931 shares and 1,103 shares of Common Stock, respectively. On August 11, 1999, the Court approved the sale of the Trust's shares pursuant to the Stock Purchase Agreement. On September 9, 1999, the Sellers sold all of their shares of the Company's Common Stock to Parent pursuant to the terms of the Stock Purchase Agreement. In the aggregate, the Parent now owns 894,694 shares of Common Stock, representing approximately 53% of the total outstanding shares of Common Stock.


                              THE MERGER AGREEMENT

      The following is a description of certain terms and provisions set forth in the Merger Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Annex A and is incorporated by reference herein.

THE MERGER

      The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with the CGCL, at the Effective Time, the Sub will be merged with and into the Company. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation") and will become a wholly owned subsidiary of the Parent. At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time held by the Public Shareholders will be converted automatically into the right to receive from the Company the Merger Consideration.

      The Merger Agreement provides that the directors of the Sub at the Effective Time will be the directors of the Surviving Corporation until the next annual shareholders' meeting and until their successors shall be elected or appointed and shall be duly qualified and that the officers of the Company at the Effective Time will continue as the officers of the Surviving Corporation until their respective successors are elected or appointed as provided in the Surviving Corporation's Articles of Incorporation and By-laws. The Merger Agreement provides that the Articles of Incorporation and Bylaws of the Company as in effect at the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Corporation.

CONSIDERATION TO BE RECEIVED IN THE MERGER

      At the Effective Time: (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares that are canceled as described in clause (ii) and Appraisal Shares (as defined below), if any, which will be treated as described below) will be converted into the right to receive, by virtue of the Merger and without any further action from the Parent, the Merger Consideration, subject to applicable withholding or back-up withholding taxes, if any, payable by the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such share;
(ii) each share that is held by the Parent, Sub or any other of the Parent's wholly owned subsidiaries, or in the treasury of the Company or by any wholly owned subsidiary of the Company, will be canceled and will cease to exist, and no payment will be made with respect thereto; and (iii) each issued and outstanding share of common stock of Sub will be converted into the right to receive one share of common stock of the Surviving Corporation after the Merger.

      The Merger Agreement further provides that any shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and held by a Shareholder who has not voted (such shares, the "Appraisal Shares") in favor of or consented to the Merger in writing and who complies with all the provisions of the CGCL concerning the right of holders of shares of capital stock to dissent from the Merger and require appraisal of their shares (a "Dissenting Shareholder") will not be converted into or represent the right to receive the Merger Consideration as described above but instead will be converted, at the Effective Time, into the right to receive any consideration that may be determined to be due to the Dissenting Shareholder pursuant to the CGCL; provided, however, that the shares of Common Stock outstanding immediately before the Effective Time and held by a Dissenting Shareholder who, after the Effective Time, fails to establish his entitlement to dissenters' rights as provided in Chapter 13 of the CGCL or withdraws or forfeits the Dissenting Shareholder's right to appraisal, in either case pursuant to the CGCL, will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest. The Company may not, without the prior written consent of the Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

EXCHANGE OF STOCK CERTIFICATES


      Prior to the Effective Time, the Parent will take all steps necessary to enable and cause the Surviving Corporation to provide such Exchange Agent with funds necessary to make payments to the holders of shares of Common Stock of the Merger Consideration. Promptly after the Effective Time, the Exchange Agent will mail to each record holder of certificates which immediately prior to the Effective Time represented outstanding shares a letter of transmittal and instructions for use in effecting the surrender of such certificates in exchange for the Merger Consideration, subject to any required back-up withholding taxes. Upon surrender of a certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such certificate will be entitled to receive in exchange therefor an amount equal to the product of the number of shares represented by such certificate multiplied by the Merger Consideration, subject to any withholding taxes, without any interest thereon, and the certificates so surrendered will promptly be canceled.


      NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY. At and after the Effective Time, each holder of a certificate that represented issued and outstanding shares of Common Stock immediately prior to the Effective Time shall cease to have any rights as a Shareholder of the Company, except for the right to surrender his or her certificates in exchange for the Merger Consideration or to perfect his or her right to receive payment for his or her shares pursuant to Chapter 13 of the CGCL and Section 2.7 of the Merger Agreement and there shall be no further transfers on the stock transfer books of the Company of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates that formerly represented shares of Common Stock are presented to the Company, such certificates will be canceled and exchanged for cash in the manner described above, subject to applicable law with respect to Appraisal Shares.

      FAILURE TO EXCHANGE. Any cash which remains undistributed to the former shareholders of the Company for six months after the Effective Time will be delivered by the Exchange Agent to the Company, and the Company shall thereafter act as the Exchange Agent.

      NO LIABILITY. Notwithstanding anything to the contrary contained in the Merger Agreement, none of the Company, the Parent, Sub or the Exchange Agent will be liable to any holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Each of the Parent, the Exchange Agent and the Company, as applicable, will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of certificates which prior to the Effective Time represented shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.

REPRESENTATIONS AND WARRANTIES

      In the Merger Agreement, the Company has made to the Parent and Sub various customary representations and warranties, subject to identified exceptions, with respect to, among other things: (i) due organization, valid existence and good standing of the Company and certain of its subsidiaries and certain similar corporate matters; (ii) the capital structure of the Company and certain of its subsidiaries; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement; (iv) conflicts under the Company's Articles of Incorporation or By-laws, required consents or approvals and violations of instruments or law; (v) documents and financial statements filed by the Company with the Commission and the accuracy of information contained therein; (vi) the accuracy of the information, other than information supplied by the Parent or Sub, included in this Information Statement; (vii) the absence of certain material adverse events or changes; (viii) the absence of certain broker and other similar fees; (ix) litigation; (x) violations of applicable law; (xi) any payments due to third parties as a result of the Merger Agreement;
(xii) ownership of property; (xiii) material agreements and (xiv) opinion of financial advisor to the Company.

      In the Merger Agreement, the Parent and Sub have made to the Company various customary representations and warranties, subject to identified exceptions, with respect to, among other things: (a) due organization, valid existence and good standing and certain similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement;
(c) conflicts under articles of incorporation or by-laws, required consents or approvals and violations of instruments or law; (d) the accuracy of the information supplied by the Parent, Sub and their respective affiliates, included in this Information Statement and certain other documents; (e) financing arrangements; (f) the absence of certain prior activities and liabilities; (g) the financial condition of the Surviving Corporation after the Effective Time; and (h) the absence of certain fees.

      None of the representations and warranties in the Merger Agreement will survive the Effective Time.

CERTAIN COVENANTS

      CONDUCT OF BUSINESS. Pursuant to the Merger Agreement, the Company has agreed that, during the period from the date of the Merger Agreement to the Effective Time, except as contemplated by the Merger Agreement or previously disclosed to the Parent, each of the Company and its subsidiaries will carry on its respective operations according to its ordinary and usual course of business and consistent with past practice in all material respects.

      In addition, except as contemplated by the Merger Agreement or as previously disclosed to the Parent prior to the Effective Time, neither the Company nor its subsidiaries will, without the prior written consent of the
Parent: (a) issue, sell or repurchase or authorize or propose the issuance, sale or repurchase of any shares of capital stock of the Company and its subsidiaries or securities convertible into such shares, or any warrants, options or other convertible securities other than the issuance of shares pursuant to the exercise of options outstanding on the date of the Merger Agreement; (b) declare or pay any dividend or distribution on any shares of its capital stock; (c) except for such transactions in the ordinary and usual course of business and consistent with past practice, authorize or enter into any agreement with respect to any material commitment or transaction which requires the Company to pay in excess of $50,000; (d) except in the ordinary course of business and consistent with past practice and except as previously disclosed to Parent or as may be required by law, adopt or amend in any material respect any material profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement (collectively, "Compensation Plans"), or grant, or become obligated to grant, any general or specific increase in the compensation of executive officers or any increase in the compensation (including severance pay) payable or to become payable to any executive officer or institute any material new welfare program or Compensation Plan or make any change in any Compensation Plan; (e) except as required by the consummation of the Merger, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business and consistent with past practice; (f) except for such transactions in the ordinary and usual course of business and consistent with past practice, incur any material liability

(absolute, accrued, contingent or otherwise) or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity; (g) subject to the rights of the Company's shareholders under applicable law, propose or adopt any amendments to the Articles of Incorporation or By-laws; or (h) agree, in writing or otherwise, to take any of the foregoing actions.

      ACCESS TO INFORMATION AND CONFIDENTIALITY. So long as the Merger Agreement has not been terminated, between the date of the Merger Agreement and the Effective Time, the Company has agreed to (i) give the Parent and its authorized representatives reasonable access during normal business hours to all offices and other facilities and to all books and records of it and its subsidiaries and
(ii) permit the Parent to make such inspections as Parent may reasonably require and cause the Company's officers and those of its subsidiaries to furnish the Parent (at such time as it would otherwise become available in the ordinary and usual course of business and consistent with past practice) with such financial and operating data and other information (consistent with that which is currently being prepared by the Company) with respect to the business and properties of the Company as the Parent may from time to time reasonably request.


      Subject to any additional requirements of law and the terms of the Confidentiality Agreement between the parties dated January 25, 1999 (the "Confidentiality Agreement"), the Merger Agreement provides that Parent and Sub will hold and will cause their respective representatives, advisors and financing sources to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the written opinion of its counsel with a copy sent to the Company, by other requirements of law, all documents and information concerning the Company furnished to Parent, Sub or any of their respective representatives, advisors and financing sources in connection with the transactions contemplated by the Merger Agreement. Prior to any disclosure pursuant to the foregoing, Parent will notify the Company and afford the Company an opportunity to obtain a protective order against such disclosure (except to the extent that such information can be shown to have been (x) previously known by Parent, (y) in the public domain through no fault of Parent, its representatives or advisors or (z) later lawfully acquired by Parent from other sources, unless Parent knows that such other sources are not entitled to disclose such information). The Merger Agreement also provides that Parent and Sub will not release or disclose such information to any other person, except in connection with the Merger Agreement to (1) its auditors, attorneys, and other representatives and advisors with a need to know such information and (2) responsible financial institutions in connection with obtaining the financing contemplated by the Merger Agreement. Any such persons must first be advised of the confidentiality provisions of the Merger Agreement and the Confidentiality Agreement and agree to be bound thereby. If the transactions contemplated by the Merger Agreement are not consummated, such confidence will be maintained except to the extent such information can be shown to have been (i) previously known by Parent, (ii) in the public domain through no fault of Parent, its representatives or advisors or (iii) later lawfully acquired by Parent from other sources, unless Parent knows that such other sources are not entitled to disclose such information and, if requested by the Company, Parent will return to the Company all copies of information furnished by the Company to Parent or its agents, representatives, advisors or financing sources, or derived therefrom, or shall in writing confirm the destruction of such information

      NO SOLICITATION. The Merger Agreement provides that the Company will not, nor will the Company permit any officer, director, employee, representative of the Company to solicit any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Company. The Company may, however, furnish information to, and may engage in discussions or negotiations with, any person, and may waive any provision of any confidentiality or standstill agreement to which it or any of its representatives is a party, if (i) counsel advises the Company's Board that failure to furnish such information, engage in such discussions or negotiations, or waive any provision of any such agreement, could result in a breach of the Board's fiduciary duties or (ii) the Board believes, in good faith, after consultation with the financial advisor, that such person may make a bona fide proposal for a transaction, including, without limitation, a tender or exchange offer for Shares, more favorable to the Company's shareholders than the transactions contemplated by the Merger (such transaction being a "Superior Offer"). The Merger Agreement further provides that the Board of Directors of the Company may make such disclosure to shareholders which, in the judgment of the Board of Directors, upon advice of counsel, may be required by law or is necessary to discharge any fiduciary duty imposed thereby.

      INFORMATION STATEMENT. The Merger Agreement requires the Company to prepare an information statement relating to the Merger and its approval by the Company's shareholders satisfying the requirements of Section 603 of the CGCL and Regulation 14C promulgated under the Exchange Act (the "Information Statement"). From and after the date of the Merger Agreement, the Company is required to use its reasonable best efforts to expeditiously (1) obtain and furnish the information required to be included by it in the Information Statement, (2) prepare and file the Information Statement with the Commission,
(3) respond to any comments made by the Commission with respect to the preliminary

Information Statement and (4) cause the definitive Information Statement to be mailed to its shareholders at the earliest practicable time.


      COOPERATION. Subject to the terms and conditions in the Merger Agreement, each of the parties to the Merger Agreement agreed to use its reasonable best efforts (i) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including, without limitation, (a) promptly making their respective filings, and thereafter using their reasonable best efforts promptly to make any required submissions, under the HSR Act and (b) promptly making any filings that are required to be made or seeking any consents, approvals, permits or authorizations that are required to be obtained under any other federal, state or foreign law or regulation and (ii) to refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of the Merger Agreement, including actions which would impair such party's ability to consummate the transactions contemplated in the Merger Agreement. Pursuant to the Merger Agreement, if, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Merger Agreement, the proper officers and directors of each party to the Merger Agreement shall use their respective reasonable best efforts to take all such necessary action.


      PUBLIC ANNOUNCEMENTS. The Merger Agreement provides that the Parent, Sub and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any securities exchange or similar authority (in which case prior notice of at least 24 hours by the Company to the Parent or by the Parent or Sub to the Company, as applicable, of such issuance of a press release or making of a public statement shall be required).

      DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that the Parent and the Surviving Corporation will maintain the right to indemnification and exculpation of officers and directors provided for in the Company's Articles of Incorporation and By-laws as in effect on the date of the Merger Agreement with respect to indemnification and exculpation for acts and omissions occurring prior to the Effective Time, including, without limitation, the transactions contemplated by the Merger Agreement. Further, the Parent agreed that for six years after the Effective Time, the Parent or the Surviving Corporation will maintain officers' and directors' liability insurance covering the persons who, on the date of the Merger Agreement, were covered by the Company's officers' and directors' liability insurance policies with respect to actions and omissions occurring prior to the Effective Time, on terms which are not materially less favorable, in the aggregate, than the terms of such insurance in effect for the Company on the date of the Merger Agreement.

      The Merger Agreement also provides that the Company shall, (i) and from and after the Effective Time the Parent and the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of the Company (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by the Merger Agreement (a "Claim")), (ii) in the event of any such Claim (whether arising before or after the Effective Time), advance expenses to each such Indemnified Party, including the payment of the fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, as the case may be, promptly after statements therefor are received, and (iii) cooperate fully in the defense of any such matter. The Merger Agreement further provides that neither the Company nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

      The Merger Agreement also provides that notwithstanding any provision to the contrary contained in the Articles of Incorporation or By-Laws of the Company as in effect on the date of the Merger Agreement, any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the CGCL or under such charter provisions will be made by independent counsel selected by the Indemnified Party and reasonably acceptable to the Company, the Parent, Sub or the Surviving Corporation, which will pay such counsel's fees and expenses (it being agreed that neither the Company, nor the Parent, Sub or the Surviving Corporation shall challenge any such determination by such independent counsel which is favorable to an Indemnified Party).

      The indemnification provisions described above will survive the closing of the Merger, are intended to benefit the Company, Parent, Sub or the Surviving Corporation and each of the indemnified parties and will be binding on all successors and assigns of Parent and Surviving Corporation.

      NOTIFICATION OF CERTAIN MATTERS. Pursuant to the Merger Agreement, between the date of the Merger Agreement and the Effective Time, the Company will promptly notify the Parent and Sub in writing if it becomes aware of any fact or condition that causes or constitutes a breach of its representations and warranties as of the date of the Merger Agreement, or if it becomes aware of the occurrence after the date of the Merger Agreement of any fact or condition which would (except as expressly contemplated by the Merger Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Company's disclosure schedule attached to the Merger Agreement (the "Company Disclosure Schedule") if such Company Disclosure Schedule were dated prior to the date of occurrence or discovery of any such fact or condition, the Company will promptly deliver to Parent and Sub a supplement to the Company Disclosure Schedule specifying such change. Each party hereto shall promptly notify each other party of any default, the threat or commencement of any proceeding or any development before the Effective Time that would be likely to have a material adverse effect on the financial condition, results of operations or business of the Company. Notwithstanding the foregoing sentence, no party to the Merger Agreement is required to give notice with respect to events that are reported in the financial or general interest newspapers that do not specifically relate to such party or the transactions contemplated by the Merger Agreement.

      EMPLOYEE BENEFITS. In the Merger Agreement, the Parent agreed to honor, and from and after the Effective Time, the Parent has agreed to cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date of the Merger Agreement, the employment, severance, bonus, and commission agreements and similar arrangements to which the Company is a party which are contemplated by the Merger Agreement.

      ACKNOWLEDGMENT OF THE PARENT AND SUB. In the Merger Agreement, the Parent and Sub acknowledged that any projections prepared by the Company and provided to the Parent and/or Sub as part of the due diligence process were and are merely estimates made by the Company as of the time they were provided and the Parent and Sub had in no way relied on any such projections. The Parent and Sub agreed and acknowledged that neither the Company nor any of its affiliates has made or is making any representation or warranty as to the accuracy or completeness of the confidential information memorandum furnished by the financial advisor on behalf of the Company or any subsequent or supplemental materials provided by such person. The Parent and Sub further agreed and acknowledged in the Merger Agreement that the only representations and warranties made by the Company with respect to the transactions contemplated by the Merger Agreement are those representations and warranties contained in the Merger Agreement (together with the exceptions to such representations and warranties set forth in the disclosure schedules to the Merger Agreement) and only those representations and warranties have and will have any legal effect following the date of the Merger Agreement, which effect will continue solely to the extent specifically set forth in the Merger Agreement.


CONDITIONS TO CONSUMMATION OF THE MERGER


      The respective obligations of the Company, the Parent and Sub to effect the Merger are subject to the satisfaction or waiver, where legally permissible, of the following conditions: (i) Shareholder Approval of the Merger Agreement has been approved; (ii) no statute, rule, regulation, order, decree or injunction has been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Merger; provided, however, that the Company, the Parent and Sub will use their reasonable best efforts to have any such order, decree or injunction vacated and (iii) all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any court, administrative agency or commission or other governmental authority or instrumentality, the failure of which to file, obtain or occur is reasonably likely to have a material adverse effect on the Company or the Parent.

      The obligations of the Parent and Sub to effect the Merger are subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions: (i) the representations and warranties of the Company set forth in the Merger Agreement are true and correct as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of immediately before the Effective Time, except as otherwise contemplated by the Merger Agreement, and the Company shall have performed all obligations required to be performed by it at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct or the failure to perform obligations thereunder would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, taken as a whole; (ii) the Parent has received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of clause (i) above; (iii) Parent has received an opinion, dated as of the Closing Date, from Troop Steuber Pasich Reddick & Tobey, LLP, counsel to the Company, as to matters that are customary for transactions of this type; (iv) Parent will have received financing of the Merger Consideration and associated transaction expenses on terms and conditions satisfactory to Parent in its sole discretion and (v) Parent has confirmed that the Confidential Information Memorandum furnished by the Financial Advisor on behalf of the

Company does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent shall have certified such confirmation or the failure thereof to the Company in writing no later than August 18, 1999.

      The obligation of the Company to effect the Merger is subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions: (i) the representations and warranties of the Parent and Sub set forth in the Merger Agreement are true and correct as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of immediately before the Effective Time, except as otherwise contemplated by the Merger Agreement, and the Parent and Sub shall have performed all obligations required to be performed by them at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct or the failure to perform obligations thereunder would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Merger Agreement); and (ii) the Company shall have received a certificate signed on behalf of Parent and Sub by their respective chief executive officers and the chief financial officers to the effect of clause (i) above; and (iii) the Board shall have approved the Merger.


TERMINATION; TERMINATION FEES AND EXPENSES

      The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after Shareholder Approval:

      (i) if the boards of directors of the Company and the Parent both consent in writing; or

      (ii) by the Company or the Parent if the conditions to each party's obligation to effect the Merger have been satisfied and the Effective Time shall not have occurred before September 30, 1999 or by the Company or the Parent if the Effective Time shall not have occurred before December 31, 1999, provided, however, that the right of the Company or the Parent to terminate the Merger Agreement pursuant to the foregoing provision shall not be available in the event that the Company's or the Parent's, as the case may be, failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

      (iii) by the Parent or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

      (iv) by the Company, subject to certain other provisions of the Merger Agreement, if the Board shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of a Superior Offer (as defined below), provided, however, that (a) the Company is not then in breach of its non-solicitation covenant, (b) the Board shall have complied with the other terms of the Merger Agreement in connection with such Superior Offer, and (c) the Company shall simultaneously make the termination fee payments required by the Merger Agreement. "Superior Offer" means an Alternative Proposal which is superior from a financial point of view to the Company's Public Shareholders to the Merger and the other transactions contemplated thereby and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company's Board after consultation with the Company's financial advisors, is reasonably capable of being obtained.

      The Merger Agreement provides that if the Company intends to terminate the Merger Agreement pursuant to paragraph (iv) above, the Company shall provide to the Parent written notice of its intention to terminate the Merger Agreement pursuant to such provision, advising the Parent (a) that the Board has determined, by action of a majority of the members of the Board who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, that such Alternative Proposal is a Superior Offer and that, in the exercise of its good faith judgment as to fiduciary duties to shareholders under applicable law, after consultation with the Company's outside legal counsel, failure by the Board to terminate the Merger Agreement could reasonably be expected to result in a breach of such duties and
(b) as to the material terms of any such Alternative Proposal. At any time after the fifth business day following receipt of such notice, the Company may terminate the Merger Agreement as provided in paragraph (iv) above only if the Board determines, by action of a majority of the members of the Board who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, that failure by the Board to terminate the Merger Agreement continues to be reasonably expected to result in a breach of its fiduciary duties to shareholders under applicable law (which determination shall be made in light of any revised proposal made by the Parent prior to the expiration of such five business day period) and concurrently enters into a definitive agreement providing for the implementation of such Alternative Proposal.

      In the event of termination of the Merger Agreement by the Company or the Parent as provided in the Merger Agreement, the Merger Agreement shall forthwith become void, except as otherwise provided in the Merger Agreement, provided that no party thereto shall be relieved from liability for any breach of the Merger Agreement.


      If the Merger Agreement is terminated under the circumstances described in paragraph (iv) above the Company must pay to the Parent a termination fee of $750,000.


AMENDMENT AND WAIVER

      The Merger Agreement provides that, to the extent permitted by applicable law, the Merger Agreement may be amended by action taken by the Company, the Parent and Sub (and the shareholders, if required by applicable law) at any time before or after adoption of the Merger Agreement by the shareholders; provided, however, that after the adoption of the Merger Agreement by the shareholders, no amendment shall be made which decreases the price per share, changes the form of consideration to be received by the holders of Common Stock in the Merger or which adversely affects the rights of shareholders of the Company thereunder without the approval of the Shareholders. The Merger Agreement further provides that it may not be amended, except by an instrument in writing signed on behalf of all the parties. Under the terms of the Merger Agreement, at any time prior to the Effective Time, the parties thereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document, certificate or writing delivered pursuant thereto or (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement unless such waiver is unlawful or specifically prohibited. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party

                ESTIMATED FEES AND EXPENSES; SOURCES OF FUNDS

      Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that the Parent will pay certain costs and expenses related to this Information Statement. It is estimated that, if the Merger is consummated, expenses incurred in connection therewith will be approximately as follows:

                                      THE            THE PARENT
                                     COMPANY


SEC filing fees......................   $2,511         --
Legal fees and expenses.............. $200,000        $100,000
Accounting fees and expenses.........   $5,000         $15,000
Printing costs.......................  $20,000         --
Exchange agent fees and expenses.....  $10,000         --
Miscellaneous........................  $10,000         --
      Total.......................... $247,511        $115,000
                                      ========        ========



FINANCING FOR THE MERGER

      The Parent expects to obtain the funds for the Merger Consideration payable to holders of Common Stock in the Merger and fees and expenses related to the Merger from a combination of a cash contribution to capital by Parent's sole stockholder and loans from an affiliate of Parent and from a reputable financial institution.

PAYMENT FOR SHARES OF COMMON STOCK

      As a result of the Merger, the Public Shareholders will cease to have any equity interest in the Company. After consummation of the Merger, each share of Common Stock issued and outstanding immediately prior to the consummation of the Merger held by Public Shareholders will be required to be surrendered to the Exchange Agent in order that such share be canceled and converted automatically into the right to receive the Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender of such certificates.

      DETAILED INSTRUCTIONS WITH REGARD TO THE SURRENDER OF CERTIFICATES, TOGETHER WITH A LETTER OF TRANSMITTAL, WILL BE FORWARDED TO FORMER HOLDERS OF COMMON STOCK BY THE EXCHANGE AGENT PROMPTLY FOLLOWING THE EFFECTIVE TIME. HOLDERS OF COMMON STOCK SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. PAYMENT FOR SHARES OF COMMON STOCK WILL BE MADE TO FORMER HOLDERS OF SHARES AS PROMPTLY AS PRACTICABLE FOLLOWING RECEIPT BY THE EXCHANGE AGENT OF THEIR CERTIFICATES AND OTHER REQUIRED DOCUMENTS.


                  CERTAIN INFORMATION REGARDING THE COMPANY

      INTRODUCTION.

      PRINCIPAL BUSINESS. The principal business of the Company is the design, fabrication, assembly and sale of high technology components for aerospace and U.S. Government defense prime contractors. The Company was incorporated in the State of California in October 1953. The Company operates two divisions:

      1.    The U.S. Bearing Division

      The US Bearing Division designs, engineers and fabricates spherical, self-aligned, self-lubricating and specialized bearings used primarily in the aerospace and defense industries. In many cases these high precision bearings, including rod-ends, journals, bushings and connecting links are designed and fabricated under demanding quality standards in order to support extreme load and temperature criteria. These parts are used in numerous applications in both aircraft as well as space applications including space shuttles and the space station. Examples of usage are in door and window structures, landing gear, wings, engines and turbo-thrust support. The Company utilizes its engineering capability to support its marketing efforts by maintaining an ongoing rapport with engineers at numerous original equipment manufacturers (OEMs). This cooperative engineering relationship provides the US Bearing Division the opportunity to win approvals to manufacture many new items.


      The Division competes primarily in an area where its products are non-catalog items, termed "specials". In this area, it is necessary to be pre-approved to manufacture the parts by having the Company's name listed as an approved manufacturer on the OEM drawing. The US Bearings Division holds thousands of such approvals, and is in constant communication with many OEMs on cooperative engineering projects. Once approvals are obtained, the Division is able to sell its product both in the production and after market cycles. The Division sells its products through agents, manufacturer's representatives, distributors and its own in house sales effort.


      2.    Ordnance Technology Division

      The Ordnance Technology Division designs, engineers and fabricates high precision miniature pyrotechnic devices. These devices are mostly sold to prime defense contractors for munitions applications. These highly specialized electro-mechanical devices, such as switches, piston actuators, cord and wire cutters, initiator-igniters, and thermal relay switches are all single use items and are used in numerous custom applications to cut cords and wires, initiate subsequent charges, pull pins, push switches and alternate circuits. As in the US Bearing Division the marketing of the Division's products is supported by ongoing cooperative engineering relationships. These efforts have resulted in the creation of many new approvals over the years. Currently in excess of 30% of the Ordnance Division backlog of unfilled orders are from approvals received in the past 24 months. The Division sells its products through agents, distributors and its own in house sales effort.

      PRODUCT DEPENDENCY. For fiscal year 1998, Ordnance Division igniters represented approximately 15% of the total revenue for the year, and spherical bearings represented approximately 29% of the Company's total revenue. For fiscal year 1997, Ordnance Division igniters represented approximately 20%, switches and relays represented approximately 15% of the Company's revenue while spherical bearings represented 30% of the Company's total revenue. For fiscal year 1996 the Ordnance Division switches and relays represented approximately 20% of the Company's revenue and spherical bearings represented approximately 38% of the Company's revenue.

      The Company uses a self-lubricating teflon based liner system on many of its bearings. Specifications for this liner system are governed by the military standard MIL-I-81820. It is necessary for the Company to requalify this system once every five years. The Company is currently undergoing the necessary testing to achieve this certification and has no reason to believe that it will not do so. However, failure to achieve this certification could adversely affect the Company's business.

      Many of the Company's parts including various bearings, igniters, and actuators are sold as sub-components of larger systems. The Company is not always able to track the actual usage of these items and therefore may be affected by cancellations of any programs that use these parts as sub-components.

      CUSTOMER DEPENDENCY. The Company's Bearing Division manufactures specialized bearings for sale to the defense and aerospace industries either directly to the U.S. Government or to Government prime contractors, such as: The Boeing Company and Lockheed Martin Corporation. The Ordnance Division of the Company manufactures electro-pyrotechnic devices for the defense and aerospace industries. Its products are sold to a few prime contractors such as: Eagle Picher and Textron Systems. Most of the items sold to Textron Systems are for the Sensor Fuzed Weapon (SFW) missile program. The Company has in place a long term supplier agreement through 2003 whereby the Company may supply parts to Textron Systems for this and similar programs. While the Company has no reason to believe it will lose any of its key customers, or that any key programs might be canceled, the loss of business of any key customer, or program cancellation could adversely affect the Company's overall business.

      The Company does a significant amount of business with government agencies and prime contractors of the government. In many of these contracts the customer has the ability to terminate these contracts at their convenience. Even though these contracts may be terminated under this provision, the customer is still liable to pay all incurred expenses plus profit on the contract.

      COMPETITION. The Company encounters varied degrees of competition depending upon the division involved. The Bearing Division sells its product lines in competitive markets on the basis of a combination of price, delivery, and product quality. Many of the Division's competitors are divisions or segments of large diversified companies with financial resources greater than those of the Company. The Ordnance Division sells its products on a less competitive basis than does the Bearing Division, although they do compete with other ordnance component manufacturers with similar capacity to the Company's Ordnance Division. The Company's two divisions sell a number of products for which they are the sole source.

      RESEARCH AND DEVELOPMENT. During the last three fiscal years, the Company has engaged in limited Company-sponsored research and development activities. The estimated amount spent during the years ended June 30, 1999, 1998, and 1997 on such activities was approximately $100,000, $51,000 and $6,000, respectively.

      EMPLOYEES.   At  June  30,  1999,  the  Company  had   approximately  75
employees, as compared with 71 at June 30, 1998.

                    CORPORATE SUMMARY OF RESULTS BY DIVISION
                                 (IN THOUSANDS)
                                       1998    1997     1996     1995     1994
                                      -------  ------   ------   ------   ------
Bearing Division:
  Sales* ...........................  $3,338   $2,087   $2,383   $1,895   $1,530
  Pretax income (loss)** ...........     474      51      212    1,117      (398)
  Identifiable assets ..............   3,434   2,892    1,984    2,133    1,759
Ordnance Division:
  Sales* ...........................   2,662   1,923    1,550    1,112    1,253
  Pretax income (loss)** ...........   1,068     457       47      633     (146)
  Identifiable assets ..............   2,247   1,749    1,298    1,042      844
Capital expenditures of each segment:
  Bearings .........................     216     856      181       28        2
  Ordnance .........................     110     442      138       17        3
-------------

*  No intersegment sales.
**    Does not include interest expense in any of the five years presented.


                 CERTAIN INFORMATION REGARDING PARENT AND SUB

      The Parent is a special purpose holding company formed by GWB (USA), Inc. for use in connection with the Merger. The Sub is a newly incorporated Delaware corporation organized by the Parent to acquire all the outstanding shares of Common Stock of the Company pursuant to the Merger Agreement and has not carried on any activities other than in connection with the Merger. The Sub is a direct wholly owned subsidiary of the Parent. GWB (USA) is the United States arm of Gartland Whalley and Barker plc ("GWB"), a U.K. publicly traded company listed on the Alternative Investment Market (AIM) that focuses on developing industrial businesses. GWB currently has three publicly traded affiliates in the UK that principally manufacture industrial products for numerous industries, including aerospace, telecommunications and household construction and improvement, and GWB, through its affiliates, has acquired several industrial businesses in the United States.

                       SELECTED HISTORICAL FINANCIAL DATA

      Set forth below is selected financial data relating to the Company. The data should be read in conjunction with the historical consolidated financial statements of the Company and the notes thereto.


              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS


      Information regarding the Company's financial condition, changes in financial condition, and results of operations for the fiscal year ended June 30, 1998 and the nine months ended March 31, 1999, is set forth under the caption entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages F-18 through F-23, respectively, hereof.



                            SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      At the time that the Trust entered into the Stock Purchase Agreement and the Company entered into the Merger Agreement, the Trust owned 790,383 shares (approximately 47%) and together with the other Sellers, beneficially controls 894,694 shares (approximately 53%) of the Common Stock. The Trust is administered by Ileana Wachtel (Mihai Patrichi's daughter) and Rodica Patrichi (Mihai Patrichi's widow). As a result of the probate action by Michael Patrichi (Mihai Patrichi's son and one of the beneficiaries of the Trust) to force the sale of the interest in the Company held by the Trust (L.A.S.C. Case No. BP037966), the Court ordered the sale of the Trust's shares and approved the sale contemplated by the Stock Purchase Agreement. On September 9, 1999, the Parent purchased all shares of the Company's Common stock which were held by the Sellers. Currently the Parent beneficially controls 894,694 shares (approximately 53%) of the Common Stock. There is no such other person who owns 10% or more of the Common Stock.

      The following table sets forth, to the knowledge of the Company, based upon information provided by the shareholders set forth below or publicly available filings, information regarding the ownership of the Common Stock at August 27, 1999 by (a) all persons known to the Company to be the beneficial owners of more than 5% of the Common Stock outstanding, (b) each director and executive officer of the Company, and (c) all directors and executive officers of the Company as a group. As of August 27, 1999, except as noted below, each such owner had sole voting and investment power for the shares indicated as beneficially owned by such owner . In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.





                                                 AMOUNT              PERCENTAGE
                        NAME AND ADDRESS      BENEFICIALLY            OF CLASS
        CATEGORY      OF BENEFICIAL OWNER        OWNED                  (5)
      -------------  ----------------------- ----------------      ------------
      Director       Ileana Wachtel          872,660 (1)(2)(3)(4)      51.9%
                     9750 De Soto Avenue
                     Chatsworth, CA 91311

      Director       Rodica Patrichi          791,486(2)(3)            47.0%
                     73095 Shadow Mt. Drive
                     Palm Desert, CA 92260

      Director/      David Wachtel            872,660(2)(3)            51.9%
      Officer        9750 De Soto Avenue

                     Chatsworth, CA 91311
      Director       Glenn Linderman            4,000                   ***
                     2101 Robinson, #1
                     Redondo   Beach,    CA
                     90278
      Officer        Mohammad Tabassi          25,513                   1.5%
                     19442 Romar St.
                     Northridge, CA 91324
      Officer        Robert Shearin             1,500                   ***
                     14164    Terra   Bella
                     Street
                     Arleta, CA 91331
                     All    directors   and   904,776                  53.8%
                     officers  as  a  group
                     (6 persons)

      Other          Moldovita Church          90,909(6)                5.4%
                     c/o 73095  Shadow  Mt.
                     Dr.
                     Palm Desert, CA 92260

----------------------
*** Represents less than 1% of the outstanding Common Stock.

(1) Ileana Wachtel is the wife of David Wachtel, the CEO of the Company.

(2) Sold all shares to Parent on September 9, 1999, pursuant to the Stock Purchase Agreement.

(3) For Ileana Wachtel, approximately 156,076 shares and for Rodica Patrichi, approximately 166,076 shares held in the Mihai D. Patrichi trust (a total of 790,383 shares) which had voting power over the holdings and in which Ileana Wachtel and Rodica Patrichi are co-trustees.

(4) Includes  shares of  Common  Stock  held by the Mihai D.  Patrichi
    Trust and controlled by trustees including Mr. Wachtel's spouse, Ileana Wachtel, a beneficiary.

(5) Based on 1,681,131 shares of Common Stock outstanding as of August 27, 1999, including 3,000 exercisable stock options.


(6) Rodica Patrichi is a co-trustee along with an unrelated party of a trust that has voting power over these shares.

As of July 31, 1999, there were no required filings under Section 16 of the Exchange Act of 1934 with respect to changes in beneficial ownership of the Common Stock occurring during or subsequent to the year ended June 30, 1999, which have not been reported on Forms 3, 4, or 5, respectively.

                  PRICE RANGE OF COMMON STOCK AND DIVIDENDS

    The Company's Common Stock is quoted on the OTC Bulletin Board. The following table sets forth the high and low bid quotations of the Common Stock as reported on the OTC Bulletin Board for the periods listed.


Year Ended December 31, 1997
     First Quarter.........................................    $1 3/8    $  7/8
     Second Quarter........................................         1       3/8
     Third Quarter.........................................       7/8       3/8
     Fourth Quarter........................................    1 5/16       5/8


Year Ending December 31, 1998
     First Quarter.........................................    $11/16        5/8
     Second Quarter .......................................    1 5/16          1
     Third Quarter.........................................    2 9/16      1 1/8
     Fourth Quarter........................................    3  7/8     2 1/16


Year Ending December 31, 1999
     First Quarter.........................................    $8 1/4   $  3 3/8
     Second Quarter .......................................     8          3
     Third Quarter (as of August 13, 1999).................     8 1/2      4 1/4

    The quotations above reflect inter-dealer prices, without mark-up, mark-down or commission and may not necessarily represent actual transactions. Shareholders are urged to obtain current market quotations for the Common Stock.

    Networks Electronic Corp. stock was formerly listed on NASDAQ, the over-the-counter market, as NWRK. As of May 7, 1993, the stock has been quoted on the OTC electronic bulletin board. On July 27, 1998, the day prior to the Company's announcement of the execution of the Merger Agreement, the Company's closing bid quotation on the OTC Bulletin Board was $7 1/16.

DIVIDENDS

    The Company has never paid cash dividends on its Common Stock.

                            AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company can be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549 and at the Commission's regional offices at Suite 1400, Citicorp Center, 5600 West Madison Street, Chicago, Illinois 60661 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (such as the Company) at

    This Information Statement includes information required to be disclosed pursuant to Rule 14c-2 under the Exchange Act.

                         INDEX TO FINANCIAL INFORMATION



                                                                            PAGE

Report of Independent Certified Public Accountant ...........................F-2
Balance Sheets - Assets .....................................................F-3
Balance Sheets - Liabilities and Stockholders' Equity (Deficiency in Assets).F-3
Statements of Operations ....................................................F-4
Statement of Stockholders' Equity (Deficiency in Assets) ....................F-5
Statements of Cash Flows ....................................................F-6
Notes to the Financial Statements ...........................................F-7

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         I have audited the accompanying balance sheets of Networks Electronic Corp. as of June 30, 1998 and 1997, and the related statements of operations, stockholders' equity (deficiency in assets) and cash flows for each of the three years in the period ended June 30, 1998. My audits also included the financial statement schedule listed in the Index at Item 14. These financial statements and financial statement schedule are the responsibility of the Corporation's management. My responsibility is to express an opinion on these financial statements and financial statement schedule based on my audits.

         I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

         In my opinion, such financial statements referred to above present fairly, in all material respects, the financial position of Networks Electronic Corp. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. Also, in my opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                               HURLEY & COMPANY

August 28, 1998
Granada Hills, California

                            NETWORKS ELECTRONIC CORP.

                                 BALANCE SHEETS

                                     ASSETS
                                                                                 MARCH 31,              JUNE 30,
                                                                                -----------   ---------------------------
                                                                                   1999          1998            1997
                                                                                -----------   ------------   ------------
CURRENT ASSETS:
   Cash and cash equivalents .............................................       $  476,751   $    338,666   $     185,144
                                                                                 ----------   ------------   ------------
                                                                                 ----------   ------------   ------------
   Receivables:...........................................................
     Trade accounts receivable ...........................................        1,142,439      1,308,501        712,709
     Less allowance for doubtful accounts ................................                -          5,000          5,000
                                                                                 ----------   ------------   ------------
                                                                                 ----------   ------------   ------------
                                                                                                 1,303,501        707,709
                                                                                 ----------   ------------   ------------
                                                                                 ----------   ------------   ------------
   Other receivables .....................................................            6,563          7,787         79,354
   Due from officer                                                                   3,669         15,093              -
   Inventories, less reserve for obsolescence of $375,000 and $180,000,                                                 2
     respectively ........................................................        1,529,348      1,432,781       1,189,80
   Prepaid expenses and deposits .........................................           58,936         30,576         39,832
   Deferred income taxes, current portion ................................           50,000         65,000         24,000
                                                                                 ----------   ------------   ------------
          Total current assets ...........................................        3,267,706      3,193,404       2,225,841
                                                                                 ----------   ------------   ------------
PROPERTY AND EQUIPMENT, AT COST:
   Land and improvements .................................................          146,664        146,664         131,773
   Buildings and improvements ............................................        3,705,944      3,698,588       3,438,250
   Machinery and equipment ...............................................        4.512,773      4,418,639       4,367,555
                                                                                 ----------   ------------   ------------
                                                                                  8,365,381      8,263,891       7,937,578
   Less accumulated depreciation .........................................        5,966,145      5,854,878       5,723,480
                                                                                 ----------   ------------   ------------
   Property and equipment, net............................................        2,399,236      2,409,013       2,214,098
                                                                                 ----------   ------------   ------------
DEFERRED INCOME TAXES, NON-CURRENT PORTION ...............................           11,701         16,701         119,571
DEFERRED CHARGES, NET OF ACCUMULATED AMORTIZATION OF $29,444 AND $7,495,                                                 2
     RESPECTIVELY ........................................................           72,239         61,387          81,15
                                                                                 ==========   ============   ============
                                                                               $  5,750,882   $  5,680,505   $  4,640,662
                                                                                 ==========   ============   ============

           LIABILITIES AND STOCKHOLDERS EQUITY/(DEFICIENCY IN ASSETS)
CURRENT LIABILITIES:
   Notes payable and current maturities of long-term debt.................      $   157,000   $   492,000    $  220,000
   Note payable, related party - current portion.........................                 -       100,000       100,000
   Accounts payable......................................................           215,430       291,619       479,384
   Customer advances and deposits........................................                 -       238,318         2,834
   Current portion of pre-petition debt:
     Adjudication award payable..........................................                 -             -        41,951
     Accrued pension liability...........................................           167,304       152,157       279,079
     Other payables......................................................                 -         6,689        29,997
   Other accrued expenses................................................           220,281       213,419       190,262
   Income taxes payable..................................................            82,455       232,295             -
                                                                                ------------  ------------  ------------
          Total current liabilities......................................           842,470     1,726,497     1,343,507
                                                                                ------------  ------------  ------------

LONG-TERM DEBT:
   Long-term debt, less current maturities...............................         2,781,712     2,829,329     3,042,193
   Long-term portion of accrued pension liability........................            41,387       179,633       366,209
                                                                                ------------  ------------  ------------
COMMITMENTS AND CONTINGENCIES (NOTES 12 AND 15)..........................                 -             -             -
                                                                                ------------  ------------  ------------
STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS):
   Common stock - par value $.25 per share; authorized 10,000,000 shares,           418,472
     issued and outstanding 1,671,221 shares.............................                         417,805       417,805
   Additional paid-in capital............................................           285,327       280,985       280,985
   Stock options exercisable.............................................             4,625         6,750             -
   Retained earnings (accumulated deficit)...............................         1,705,081       567,698      (412,111)
   Stock subscriptions receivable........................................                 -             -       (14,063)
   Pension liability adjustment..........................................          (328,192)     (328,192)     (383,863)
                                                                                ------------  ------------  ------------
          Total stockholders' equity (deficiency in assets)..............         2,085,313       945,046      (111,247)
                                                                                ============  ============  ============
                                                                                $ 5,750,882   $ 5,680,505 $   4,640,662
                                                                                ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                            NETWORKS ELECTRONIC CORP.

                            STATEMENTS OF OPERATIONS

                                                    NINE MONTHS
                                                       ENDED                  YEARS ENDED JUNE 30,
                                                  -----------------   -------------------------------------
                                                    MARCH 31, 1999        1998            1997            1996
                                                  -----------------   ------------     -----------     -----------
NET SALES.........................................   $6,065,880       $ 6,000,054      $ 4,009,719     $ 3,932,925
COST OF SALES.....................................    3,626,229         4,098,050        2,980,518       3,189,521
                                                    ------------      ------------      -----------     -----------
   GROSS PROFIT...................................    2,439,651         1,902,004        1,029,201         743,404
SELLING, ADMINISTRATIVE AND OTHER.................      528,829           575,749          794,202         568,560
                                                    ------------      ------------      -----------     -----------
   OPERATING INCOME...............................    1,910,822         1,326,255          234,999         174,844
                                                    ------------      ------------      -----------     -----------
OTHER INCOME (EXPENSE):
   Interest expense...............................     (156,432)         (264,327)        (225,023)       (229,291)
   Loss on disposition of assets..................            -                 -                -          (7,273)
   CRA debt forgiveness...........................            -                 -          161,875          33,125
   Vendor debt forgiveness........................            -            19,551           40,296               -
   Rental income, net.............................      139,093           181,920           57,583               -
   Other, net.....................................            -            14,426           13,386          58,489
                                                    ------------      ------------      -----------     -----------
                                                                          (48,430)          48,117        (144,950)
                                                    ------------      ------------      -----------     -----------
   INCOME BEFORE INCOME TAX PROVISION (BENEFIT)...    1,893,483         1,277,825          283,116          29,894
INCOME TAX PROVISION (BENEFIT)....................      756,100           298,016          121,493            (690)
                                                    ============      ============      ===========     ===========
   NET INCOME.....................................    1,137,383       $   979,809      $   161,623     $    30,584
                                                    ============      ============      ===========     ===========
NET INCOME PER SHARE - BASIC......................          .68       $       .59      $       .10     $       .02
                                                    ============      ============      ===========     ===========
 WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC......    1,672,367         1,671,221        1,671,221       1,647,515
                                                    ============      ============      ===========     ===========
NET INCOME PER SHARE - DILUTED....................          .68       $       .59      $       .10     $       .02
                                                    ============      ============      ===========     ===========
 WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED....   $1,677,310         1,672,399        1,671,848       1,648,284
                                                    ============      ============      ===========     ===========



   The accompanying notes are an integral part of these financial statements.


                           NETWORKS ELECTRONIC CORP.

            STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)
                    YEARS ENDED JUNE 30, 1998, 1997, AND 1996


                                                                                                                  RETAINED
                                        COMMON        COMMON       ADDITIONAL     STOCK           STOCK           EARNINGS/
                                        STOCK          STOCK        PAID-IN      OPTIONS       SUBSCRIPTIONS     ACCUMULATED
                                        SHARES        AMOUNT        CAPITAL     EXERCISABLE     RECEIVABLE        DEFICIT
                                     ------------  -------------  ------------  -------------  --------------- ---------------
Balance, July l, 1995................  1,596,221   $    399,055   $   285,672   $          -   $            -  $     (604,318)
    Net income.......................          -              -             -              -                -          30,584
    Stock options exercised..........     75,000         18,750        (4,687)             -          (14,063)              -
    Pension liability adjustment.....          -              -             -              -                -               -
                                     ------------  -------------  ------------  -------------  --------------- ---------------
Balance, June 30, 1996...............  1,671,221        417,805       280,985              -          (14,063)       (573,734)
    Net income.......................          -              -             -              -                -         161,623
    Pension liability adjustment.....          -              -             -              -                -               -
                                     ------------  -------------  ------------  -------------  --------------- ---------------
Balance, June 30, 1997...............  1,671,221        417,805       280,985              -          (14,063)       (412,111)
    Net Income.......................          -              -             -              -                -         979,809
    Stock options Issued.............          -              -             -          6,750                -               -
    Reclass stock  Subscription
       Receivable to Current Asset...          -              -             -              -           14,063               -
    Pension liability Adjustment.....          -              -             -              -                -               -
                                     ------------  -------------  ------------  -------------  --------------- ---------------
Balance, June 30, 1998...............  1,671,221   $    417,805   $   280,985   $      6,750   $            -  $    567,698
                                     ============  =============  ============  =============  =============== ===============




                                       ADJUSTMENTS
                                       TO EQUITY        TOTAL
                                     --------------  ------------
Balance, July l, 1995................$   (I12,671 )  $   (32,262)
    Net income.......................            -        30,584
    Stock options exercised..........            -             -
    Pension liability adjustment.....     (240,732)     (240,732)
                                     --------------  ------------
Balance, June 30, 1996...............     (353,403)     (242,410)
    Net income.......................            -       161,623
    Pension liability adjustment.....      (30,460)      (30,460)
                                     --------------  ------------
Balance, June 30, 1997...............     (383,863)     (111,247)
    Net Income.......................            -       979,809
    Stock options Issued.............            -         6,750
    Reclass stock  Subscription
       Receivable to Current Asset...            -        14,063
    Pension liability Adjustment.....       55,671        55,671
                                     --------------  ------------
Balance, June 30, 1998...............$   (328,192 )  $   945,046
                                     ==============  ============


   The accompanying notes are an integral part of these financial statements.

                            NETWORKS ELECTRONIC CORP.

                            STATEMENTS OF CASH FLOWS

                                                    NINE MONTHS
                                                       ENDED               YEARS ENDED JUNE 30,
                                                   -------------  --------------------------------------
                                                     MARCH 31,
                                                        1999          1998         1997          1996
                                                    -------------  ----------- -------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income....................................... $ 1,137,383  $   979,809 $     161,623  $    30,584
                                                    -------------  ----------- -------------  -----------
   Adjustments to reconcile net income to net
      cash provided by operations:
    Noncash items included in net income:
      Depreciation and amortization.................     125,792      153,347       126,221      130,307
      Deferred income taxes.........................      20,000       61,870       120,693         (862)
      Loss on disposition of assets.................           -            -             -        7,273
    Changes in
      Accounts receivable and refundable Income          173,710
      taxes.........................................                 (525,255)       34,096      (14,760)
      Inventories...................................     (96,567)    (242,979)     (146,546)      18,690
      Prepaid expenses and deposits.................     (28,360)       9,256       (20,255)     (11,537)
      Deferred charges..............................     (25,377)      (2,184)      (88,647)           -
      Accounts payable and accrued expenses.........     (76,016)    (487,694)      (77,455)     119,508
      Income taxes payable..........................    (149,840)     232,295             -       (6,276)
      Customer advances and deposits................    (238,318)     235,484         2,834      (11,585)
                                                                   ----------- -------------  -----------
         TOTAL ADJUSTMENTS..........................    (418,075)    (565,860)      (49,059)     230,758
                                                    -------------  ----------- -------------  -----------

         NET CASH PROVIDED BY OPERATING ACTIVITIES..     719,308      413,949       112,564      261,342
                                                    -------------  ----------- -------------  -----------
 CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures.............................    (101,490)    (326,313)   (1,261,318)    (318,602)
   Proceeds from disposition of assets..............           -            -             -       64,627
                                                    -------------  ----------- -------------  -----------
         NET CASH USED IN INVESTING ACTIVITIES......    (101,490)    (326,313)   (1,261,318)    (253,975)
                                                    -------------  ----------- -------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Mortgage debt reduction..........................  (1,582,528)    (120,000)     (120,000)    (143,125)
   Other payments of long-term debt.................    (350,089)    (141,488)      (19,661)           -
   Proceeds from long-term borrowings...............   1,550,000      320,624     1,354,667      168,045
   Proceeds from notes payable, related parties.....           -            -       122,000            -
   Payments on notes payable, related parties.......    (100,000)           -      (102,222)     (50,667)
   Stock options issued.............................           -        6,750             -            -
                                                    -------------  ----------- -------------  -----------
 NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES    (479,733)      65,886     1,234,784      (25,747)
                                                    -------------  ----------- -------------  -----------
 NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS.....................................     138,085      153,522        86,030      (18,380)
 CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.....     338,666      185,144        99,114      117,494
                                                    -------------  ----------- -------------  -----------
 CASH AND CASH EQUIVALENTS AT END OF YEAR...........  $  476,751  $   338,666 $     185,144  $    99,114
                                                    =============  =========== =============  ===========


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

         In the fiscal year ended June 30, 1998, a stock subscription receivable in the amount of $14,063 that was subsequently collected was reclassified as a current asset.

         In the fiscal year ended June 30, 1998, the Company reduced its additional minimum pension liability in the amount of $55,671 by increasing stockholders' equity for the same amount.

         In the fiscal year ended June 30, 1997, the Company entered into capital leases for telephone and office equipment. Total assets and related lease obligations pertaining to these transactions amounted to $36,951.

         In the fiscal year ended June 30, 1997, the Company recognized an additional minimum pension liability in the amount of $30,460 by increasing stockholders' deficiency in assets for the same amount.

   In the fiscal year ended June 30, 1996, the Company recognized an additional minimum pension liability in the amount of $240,732 by increasing stockholders' deficiency in assets for the same amount.

                            NETWORKS ELECTRONIC CORP.

                        NOTES TO THE FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less. Substantially all cash is on deposit with one financial institution.

PROPERTY AND EQUIPMENT

         Depreciation is computed by using the declining-balance and straight-line methods over the estimated service lives of the assets which range from three years for tooling to forty years for the building. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and improvements are capitalized. Deduction is made for retirements resulting from renewals or improvements.

INCOME TAXES

         Deferred income taxes are provided for the estimated tax effects of timing differences between financial and taxable income with respect to depreciation, pension costs, California franchise tax, reserve for inventory obsolescence, capitalized inventory costs, net operating loss carryforwards (when applicable), and other items.

DEFERRED CHARGES

         The Company recognizes as deferred charges certain loan fees and lease costs, which are being amortized over periods ranging from approximately two to five years.

PENSION PLAN

         The Company funds accrued pension costs on its noncontributory pension plan covering substantially all employees. Unrecognized prior service cost, previously amortized over thirty years, was expensed in the year ended June 30, 1993, due to the fact that participants' accrued benefits under the plan were frozen as of August 31, 1992. (See Note 9).

REVENUE RECOGNITION

         The Company recognizes sales revenue when parts are shipped to customers.

EARNINGS PER SHARE

         In the quarter ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings Per Share," for all periods presented. This standard specifies the computation, presentation, and disclosure requirements for earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share calculations reflect the assumed exercise and conversion of employee stock options.

RESEARCH AND DEVELOPMENT

         Research and development expenditures are expensed in the period incurred. Research and development expense amounted to $50,874, $6,207, and $97,009 during the years ended June 30, 1998, 1997, and 1996, respectively.

RECLASSIFICATIONS

         Certain amounts from prior years have been reclassified to conform to the current year's presentation.

USE OF ESTIMATES

         The preparation of the Company's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

         Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment, and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates. Since the fair value is estimated at June 30, 1998, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.

         The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these instruments. The recorded balances of notes payable and long-term debt (with the exception of the Company's non-interest bearing CRA loan) are assumed to be the fair value since the rates specified in the notes approximate current borrowing rates available for financing with similar terms and maturities.

RECENT ACCOUNTING PRONOUNCEMENTS

         The FASB issued SFAS No. 130 "Reporting Comprehensive Income" in June 1997 which established standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments by and distributions to owners. The Company will adopt SFAS 130, which is effective for fiscal years beginning after December 15, 1997, in the first quarter of the year ending June 30, 1999.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" that establishes standards for reporting information about operating segments in annual and interim financial statements. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. The Company will adopt SFAS 131 in the first quarter of the year ending June 30, 1999. Reporting and disclosures under SFAS 131 are not expected to be materially different than present disclosures.

         SFAS No. 132 "Employers' Disclosures about Pensions and Other Post-retirement Benefits" was issued in February 1998 and standardizes disclosure requirements for pension and other post-retirement benefit plans to the extent practicable. Adoption of this standard for fiscal years beginning after December 15, 1997, and restatement of prior period comparative disclosures is required. The Company will adopt SFAS 132 in the fiscal year ending June 30, 1999.

BASIS OF PRESENTATION

         In the opinion of the Company, the accompanying unaudited portion of the condensed financial statements contain all adjustments necessary to present fairly its financial position and the results of its operations and cash flows for the periods shown.

         Certain prior period amounts have been reclassified to conform to the current period's presentation.

         The preparation of the Company's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the respective nine month period is not necessarily indicative of the results to be expected for a full year of operations.

2.       INVENTORIES

         Inventories are valued as the lower of cost (FIFO) or market. The inventories at March 31, 1999 and June 30, 1998 consisted of the following:

                                           MARCH 31,          JUNE 30,
                                            1999         1998        1997
                                         ------------ -----------  ----------
Raw materials............................   $166,410 $   132,287  $   93,843
Work in process..........................    938,750     629,592     523,711
Finished goods and components............    881,688   1,045,902     752,248
                                         ------------ -----------  ----------
                                           1,986,848   1,807,781   1,369,802
Less reserve for obsolescence............   (457,500)   (375,000)   (180,000)
                                         ============ ===========  ==========
                                          $1,529,348 $ 1,432,781  $1,189,802
                                         ============ ===========  ==========

3.       DEFERRED CHARGES

         Deferred charges consist of costs associated with the lease of space at the Company's facility in Chatsworth (See Note 16 below) in the amount of $78,647, loan fees of $10,000 pertaining to additional financing obtained in March 1997, plus an additional $2,184 in loan fees paid in March 1998. Amortization expense related to these costs amounted to $21,949 and $7,495 for the years ended June 30, 1998 and 1997, respectively.

4.       LONG-TERM DEBT, NOTES PAYABLE

     At March 31, 1999, June 30, 1998 and June 30, 1997, the Company's long-term debt consisted of the following:

                                                        MARCH 31,                    JUNE 30,
                                                                         ---------------------------------
                                                           1999              1998              1997
                                                     -----------------   --------------   ----------------
Note payable to bank, secured by first deed of trust
on land and building, payable in monthly installments
of $14,167 including interest at an annual
rate of 7.27%.  Matures in February 2014.............       1,544,553                -                  -

Note payable to bank, secured by first deed of trust
on land and building, principal payable in monthly
installments of $10,000 through June 2000, with
interest payable monthly at a reference rate plus
2.25% (10.75% at both June 30, 1998 and June 30,
1997, respectively). A balloon payment for
$1,342,528 is due in June 2000 (See Notes 5 and 17)..              -    $    1,582,528   $      1,702,528

                                      F-9


Note payable to Community Redevelopment Agency, City
of Los Angeles ("CRA"),non-interest bearing
construction loan, secured by second deed of trust
on land and building, no principal payments required
through August 2001, with level monthly principal
payments of $4,604 applicable over the remaining 20
years through August 2021............................       1,105,000        1,105,000          1,105,000

Notes payable to lessee, secured by assignment of
rents, principal payable in monthly installments
totaling $7,663 through March 2002, with interest
payable monthly at annual rates ranging from 7.0% to
10.0% (blended rate 8.88% at June 30, 1998)..........         275,872          344,840            185,635

Note payable to financial institution, secured by
machinery and equipment, principal payable in
monthly installments of $5,667 along with interest
at a reference rate plus 2.75% (11.25% at both June
30, 1998 and June 30, 1997, respectively) through
March 1999, with a balloon payment for the balance
also due in March 1999. A 7.5% prepayment penalty
applies on the outstanding balance if this loan is
refinanced prior to maturity.........................               -          268,500            237,500

Note payable to finance company, secured by
telephone equipment, payable in monthly installments
of $656 including interest at an annual rate of
approximately 17.3%. Matures in October 1999.........           3,616            8,259             14,453

Note payable to vendor, secured by office equipment,
payable in monthly installments of $395 including
interest at an annual rate of approximately 12.4%.
Matures in December 2001.............................           9,671           12,202             17,077
                                                     -----------------   --------------   ----------------
                                                            2,938,712        3,321,329          3,262,193
Less current maturities..............................         157,000          492,000            220,000
                                                     -----------------   --------------   ----------------
                                                       $    2,781,712   $    2,829,329   $      3,042,193
                                                     =================   ==============   ================


       Maturities of long-term debt in each of the next five years are as follows:

              Year ending June 30,
              1999.................... $    492,000
              2000....................    1,561,000
              2001....................       95,000
              2002....................      115,000
              2003....................       55,000
              Thereafter..............    1,003,329
                                        ------------
                                       $  3,321,329
                                        ============


         In February 1999 the Company received a Real Estate Secured Loan (the "Term Loan") and a Revolving Line of Credit (the "Revolver") from City National Bank. The Term Loan for approximately $1,550,000, covered the amount owed under the existing first trust deed, secured with Wells Fargo Bank (See Note 3 above) and is secured by a first trust deed on the Chatsworth facility. The loan is fully amortized over 15 years and is set at an effective annual interest rate of 2.50% over the rate applicable on Ten Year Treasury Notes at the time of the execution of the loan documents (approximately 7.27%), with monthly installments of principal and interest approximating $14,167 and commencing March 1, 1999. The Revolver allows for advances not to exceed the lesser of $1,250,000 or 80% of eligible accounts receivable, and is secured by a senior lien and perfected security interest on all personal property of the Company. The principal matures on approximately February 1, 2000, with interest payable monthly at a variable annual interest rate equivalent to a bank reference rate plus 1.50% (currently 10.00%). Various financial covenants pertaining to a minimum level of working capital, net worth, etc. apply.

         In March 1999 the Company repaid in full its outstanding loan obligation with a financial institution in the amount of $224,898, including $223,167 in principal and $2,231 in accrued interest, less a $500 deposit. The funds for the pay-off were provided by operations.

5.       CREDIT AGREEMENTS

         The Company reached an agreement with its bank, as confirmed by the Company's plan for reorganization entered into on November 9, 1994. Terms of the agreement include the payment of interest at the bank's reference rate plus 2.25% (currently 10.75%), $10,000 per month principal payments until maturity, and a balloon payment of $1,342,528 in June 2000. Additionally, in the event of default, the entire outstanding principal balance of the note will become immediately due and payable and will bear interest equal to 4 percentage points above the applicable interest rate as defined above. The Company is currently in the process of refinancing this debt (See Note 17).

         The Los Angeles City Council approved the funding of $1,300,000 through the Community Redevelopment Agency for the retrofit and repair of the Company's Chatsworth building (damaged as a result of the Northridge Earthquake in January
1994) and the remodeling of the north building site, 35,000 square feet of which were subsequently leased to a tenant beginning March 1997 (See Note 17 below). Of the total $1,300,000 commitment, 15% ($195,000) is a grant and 85% ($1,105,000) is an interest-free loan to be repaid over 20 years, beginning 5 years from the effective date of the loan, which was August 26, 1996. At June 30, 1996, $220,833 was expended, resulting in the recognition of $33,125 (15%) as forgiveness of debt income, and the balance of $187,708 as long-term debt. The remainder of the commitment was disbursed during the year ended June 30, 1997; accordingly, an additional $161,875 was recorded as forgiveness of debt income.

         The Company's average aggregate borrowings were $3,425,000, $2,708,000, and $2,047,000, at weighted average interest rates of 7.7%, 8.2%, and 10.7% in 1998, 1997, and 1996, respectively. The average aggregate borrowings and weighted average interest rate computations include notes payable to related parties during these years. Interest paid amounted to $263,689, $231,536, and $225,301 during the fiscal years ended June 30, 1998, 1997, and 1996, respectively.

6.       NOTES PAYABLE, RELATED PARTIES

         (a) In January 1995, the Company received a $152,000 loan from the estate of its former president and chief executive officer, secured by specific machinery and equipment. The loan was being repaid in equal monthly principal installments of $4,222 (plus interest at 10%) over a three year period. A loan fee of $2,000 was charged to consummate the transaction. The outstanding loan balance at June 30, 1996 was $80,222, of which $50,667 was the current portion. In March 1997, the Company obtained other financing and paid off the remaining principal balance of $42,222. Interest expense on this note during the years ended June 30, 1997 and 1996 was $4,296 and $8,391, respectively.

         (b) In August 1996 the Company's vice president loaned the Company $100,000 at an annual interest rate of 13%, secured by the Company's accounts receivable. The loan maturity date was subsequently extended through December 1998, with interest payable monthly. On October 30, 1998 the Company fully paid back this officer loan along with accrued interest of $1,104. Interest expense on this loan during the nine months ended March 31, 1999 and 1998 amounted to $4,381 and $9,757, respectively.

          (c) In September 1996, a Director advanced the Company $22,000 for a fee of $200. The money was repaid by the Company in October 1996.

7.       STOCK OPTION PLAN

         The Company's Board of Directors adopted the Networks Electronic Corp. 1996 Stock Incentive Plan (the "1996 Plan"), providing for the grant of up to 100,000 shares of the Company's common stock to directors, officers, employees and consultants of the Company. The 1996 Plan was submitted to and approved by the shareholders of the Company at the Annual Meeting of Shareholders held on December 13, 1996. Under the 1996 Plan, 9,000 options have been issued to officers and other key employees at the Company. These options were issued at market ($1.58) on November 21, 1997, and have been valued at approximately $6,750 under the Black-Scholes pricing model. They become exercisable on a quarterly pro-rata basis over a three-year period and have an expiration date for exercise of November 21, 2002.

         The Company also has a qualified stock option plan, as amended October 15, 1974, under which options to purchase up to an aggregate of 185,200 shares of the Company's common stock may be granted to key employees at a price not less than the fair market value at the date of grant. Options issued under this plan will expire unless exercised within five years of the grant date. During the year ended June 30, 1993, the Company issued 20,000 stock options (10,000 each) under this plan to an officer and director, exercisable at a price of $1.00 per share. These stock options have since expired due to the officer's cessation of employment and the director's resignation from the board.

         During the year ended June 30, 1995, the Company's Board of Directors awarded 75,000 fully-vested stock options to its chief executive officer, exercisable at a price of $. 1875 per share, and 2,500 additional stock options (500 each) to five other key employees, exercisable at a price of $.25 per share. The exercise price, in each instance, corresponded to the mid-point of the closing bid and ask price of the Company's common stock on the date of grant, which was November I, 1994 for the chief executive officer's options and March 31, 1995 for the other key employees' options.

         The chief executive officer exercised his 75,000 options during the year ended June 30, 1996; accordingly, the Company recorded a stock subscription receivable for $14,063. During the year ended June 30, 1998, the Company reclassified the receivable to a current asset, as the receivable was collected in July 1998. A total of 1,500 stock options awarded to three of the five key employees expired due to cessation of employment; the remaining 1,000 stock options issued (to two officers) became fully vested on March 31, 1998 and were subsequently exercised in August 1998. All of these non-qualified stock options were issued outside of the existing stock option plan. Currently, no other options are outstanding nor have any been previously granted.

8.       INCOME TAXES

         Income taxes (benefits) consisted of the following:

                                                                          YEARS ENDED JUNE 30,
                                                                 ----------------------------------------
                                                                    1998          1997           1996
                                                                 -----------   -----------   ------------
         Federal income tax (benefit).........................  $   184,192   $    93,413   $     (1,490)
         California franchise tax.............................      113,824        28,080            800
                                                                 -----------   -----------   ------------
                                                                $   298,016   $   121,493   $       (690)
                                                                 ===========   ===========   ============

         Current..............................................  $   236,146   $       800   $        172
         Deferred.............................................       61,870       120,693           (862)
                                                                 -----------   -----------   ------------
                                                                $   298,016   $   121,493   $       (690)
                                                                 ===========   ===========   ============


         The differences between the effective income tax rate and the statutory federal income tax rate are as follows:

                                                                          YEARS ENDED JUNE 30,
                                                                -----------------------------------------
                                                                   1998           1997          1996
                                                                ------------   -----------   ------------
         Computed statutory federal income tax................ $    434,460   $    93,665   $      4,484
         Increases (decreases) resulting from:
            California franchise tax, net of federal tax
              benefit.........................................       75,124        18,533          1,391
            Tax credits.......................................       (3,862)            -        (12,104)
            Rate differential due to expected utilization of
              federal NOL carryforward to future year at
              higher effective tax rate.......................            -         2,594          5,680
            Valuation allowance, due to unlikelihood of
              future realization of deferred tax benefit......     (210,000)            -         10,000
            Other.............................................        2,294         6,701        (10,141)
                                                                ------------   -----------   ------------
         Income tax provision (benefit)....................... $    298,016$      121,493   $       (690)
                                                                ============   ===========   ============

         Net income taxes paid amounted to $800, $800, and $9,500 during the fiscal years ended June 30, 1998, 1997, and 1996, respectively. The Company's current income tax provision (benefit) is based on current year taxable income
(loss). The deferred income tax provision (benefit) is based on the temporary differences between the book basis and tax basis of assets and liabilities at the end of each year and the expected reversal of those differences. The deferred tax provision (benefit) in 1998, 1997, and 1996 is as follows:

                                                                          YEARS ENDED JUNE 30,
                                                                -----------------------------------------
                                                                   1998          1997           1996
                                                                ------------  ------------   ------------
         Change in temporary difference:
            Depreciation.....................................  $      3,448  $      2,606   $     (2,901)
            Inventory obsolescence...........................       (82,710)       (8,660)        (4,330)
            Pension plan.....................................        47,919       134,300         (1,521)
            Litigation.......................................        (2,619)        6,109         19,253
            Other............................................            35         2,525            (44)
            Accrued vacation and sick leave..................        (3,051)       (8,002)        (3,511)
            Uniform capitalization...........................         1,753         1,298          4,327
            Alternative minimum tax credits..................             -             -            628
            Other tax credits................................        53,524        (3,000)       (12,104)
            California franchise tax.........................       (38,429)       (9,275)           382
            Utilization of federal and California NOL
             carryforwards...................................       292,000         2,792              -
            Benefit of federal and California NOL
             carryforwards...................................             -             -        (11,041)
            Valuation allowance, due to estimate of future
             realization.....................................      (210,000)            -         10,000
                                                                ------------  ------------   ------------
         Deferred income tax provision (benefit).............  $     61,870  $    120,693   $       (862)
                                                                ============  ============   ============

         During the fiscal year ended June 30, 1998, the Company fully utilized the tax benefits (approximately $292,000) of its federal and California net operating loss (NOL) carryforwards in the amounts of approximately $636,000 and $817,000, respectively. The Company also reversed a cumulative valuation allowance of $210,000 due to the certainty of the NOL realization. Additionally, the Company utilized the balance of its federal general business credit carryover of approximately $29,000, its alternative minimum tax credit carryover of approximately $5,000, as well as (effectively all of) its California tax credit carryovers of approximately $20,000.

         Significant components of the Company's deferred tax liabilities and assets at June 30, 1998 and June
30, 1997 are:

                                                                               1998            1997
                                                                           -------------   -------------
         Liabilities
            Depreciable property, plant and equipment...................  $      67,299   $      63,851
            Pension plan................................................         60,558          12,639
            California franchise tax....................................          2,432          40,861
            Litigation..................................................              -           2,619
                                                                           -------------   -------------
            Gross deferred tax liabilities..............................        130,289         119,970
                                                                           -------------   -------------
         Assets
            Inventory...................................................        173,372          92,415
            Accounts receivable.........................................          2,142           2,165
            Other employee benefits.....................................         35,767          32,728
            Alternative minimum tax credits.............................            709           5,648
            Other tax credits...........................................              -          48,585
            NOL carryforwards...........................................              -         292,000
                                                                           -------------   -------------
            Gross deferred tax assets...................................        211,990         473,541
                                                                           -------------   -------------
            Deferred income tax asset...................................         81,701         353,571
            Valuation allowance.........................................              -        (210,000)
                                                                           -------------   -------------
            Deferred income tax asset-- net.............................  $      81,701   $     143,571
                                                                           =============   =============

          The respective deferred tax benefits at the June 30, 1998 and June 30, 1997 balance sheet dates are presented as follows:

                                                                              1998             1997
                                                                           ------------    -------------
         Current portion................................................  $     65,000    $      24,000
         Non-current portion............................................        16,701          119,571
                                                                           ------------    -------------
                  Total.................................................  $     81,701    $     143,571
                                                                           ============    =============


9.       EMPLOYEE RETIREMENT PLAN

         The Company has a defined benefit pension plan covering substantially all of its employees. The plan has been modified through amendment, with all participants' accrued benefits frozen as of August 31, 1992. The freeze was necessitated primarily as a means of reducing annual pension funding requirements.

          Pension expense was $39,987, $41,380, and $32,311 for the years ended June 30, 1998, 1997, and 1996, respectively, and was determined in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 87 "Employers' Accounting for Pension Plans."

         Periodic pension costs for the years ended June 30, 1998, 1997, and 1996 are summarized below:


                                                                  1998           1997           1996
                                                               ------------   ------------  --------------
         Service cost........................................ $          -   $          -  $           -
         Interest cost.......................................      189,233        191,664        193,558
         Actual return on plan assets........................     (231,859)      (144,607)      (116,942)
         Net amortization and deferral.......................       82.613         (5,677)       (44,305)
                                                               ------------   ------------  -------------
                  Total pension expense...................... $     39,987   $     41,380  $      32,311
                                                               ============   ============  =============


         The status of the plan is as follows:

                                                                              1998             1997
         Actuarial present value of benefit obligations:
            Vested benefits............................................  $  (2,404,153)    $ (2,420,450)
            Nonvested benefits.........................................        (20,563)         (25,403)
                                                                          -------------    --------------
            Accumulated benefit obligation.............................     (2,424,716)      (2,445,853)
            Effect of future salary increases..........................              -                -
                                                                          -------------    -------------
            Projected benefit obligation...............................     (2,424,716)      (2,445,853)
            Fair value of plan assets..................................      2,092,926        1,800,565
                                                                          -------------    -------------
            Projected  benefit  obligation  in excess of fair  value of
            plan assets................................................       (331,790)        (645,288)
            Unrecognized net loss......................................        328,192          383,863
                                                                          -------------    -------------
            Accrued pension cost.......................................         (3,598)        (261,425)
            Minimum pension adjustment.................................       (328,192)        (383,863)
                                                                          -------------    -------------
            Accrued pension liability..................................       (331,790)        (645,288)
            Less current portion.......................................       (152,157)        (279,079)
                                                                          -------------    -------------
            Long-term portion..........................................  $    (179,633)    $   (366,209)
                                                                          =============    =============

         A minimum pension liability equal to the excess of the accumulated benefit obligation over the fair value of plan assets and liabilities already accrued was reflected in the balance sheets at June 30, 1998 and 1997 through the recording of an increase to stockholders' equity of $55,671 at June 30, 1998, and an increase to stockholders' deficiency in assets of $30,460 at June 30, 1997, respectively.

         The expected long-term rate of return on plan assets was 9% for both 1998 and 1997. The discount rate used in determining the actuarial present value of accumulated benefit obligations was 8% for both 1998 and 1997. There was no rate of increase in future compensation levels at both June 30, 1998 and June 30, 1997 because of the plan curtailment.

         Since the court confirmation of its Chapter 11 Reorganization Plan in November 1994, the Company continues to make pension plan contributions in the amount of $2,400 per month. In addition, a balloon payment of approximately $262,000 was made in March 1998 to cover the following: (1) a funding deficiency of approximately $123,000 carried over from the Plan year ended June 30, 1996,
(2) the balance of the minimum funding standard charges (including interest) totaling approximately $79,000 for the Plan year ended June 30, 1997, and (3) the second annual installment of approximately $60,000 due on approximately $240,000 in plan contributions for the Plan year ended June 30, 1995. The 1995 plan contributions have been deferred and are currently being amortized over a statutory five year period (beginning with the year ended June 30, 1996), as the result of IRS granting the Company's request for waiver of the minimum funding standard.

         The total minimum funding requirement for the year ended June 30, 1998 is approximately $152,000, which includes an annual waiver installment (as noted above) of approximately $60,000, and an additional $92,000 in minimum funding standard charges for the current year. The Company currently has more than sufficient liquidity to meet this obligation, which must be fully paid by March 15, 1999 to avoid an IRS, imposed 10% excise tax.

         The Plan assets are held by Connecticut General Life Insurance Company ("CIGNA"), through a guaranteed group annuity contract (an immediate participation guarantee) established in 1980. The contract stipulates that CIGNA pay benefits and invest funds which have been contributed for the purpose of providing retirement benefits to eligible participants in accordance with the terms of the Networks Electronic Corporation Pension Plan.

10.      BUSINESS SEGMENTS

         The principal business of the Company is the design, fabrication, assembly and sale of high technology assemblies for aerospace and defense prime contractors. The Company operates two divisions: ( 1 ) US Bearing Division whose products are spherical, self-aligned, self-lubricating and specialized bearings used chiefly in the aircraft and space industries, and (2) Ordnance Division whose products include miniaturized electro-pyrotechnic devices such as switches, initiator-igniters for missile subsystems, thermal relay switches, and glass-to-metal seals used solely for the defense and aerospace industries.

                                                               INCOME
                                                               BEFORE
                                                             INCOME TAX
                                                              PROVISION                    CAPITAL
                                                SALES*        (BENEFIT)      ASSETS      EXPENDITURES   DEPRECIATION
                                              ------------   ------------  ------------  ------------   ------------
Year ended June 30, 1998:
   Bearings...............................   $  3,337,949   $    474,497  $  3,433,794  $    216,402   $     78,832
   Ordnance...............................      2,662,105      1,067,655     2,246,711       109,911         52,566
                                              ------------   ------------  ------------  ------------   ------------
                                             $  6,000,054      1,542,152  $  5,680,505  $    326,313   $    131,398
                                              ============   ------------  ============  ============   ============
Interest expense..........................                       264,327
                                                             ------------
                                                            $  1,277,825
                                                             ============
Year ended June 30, 1997:
   Bearings...............................   $  2,086,521   $     51,206  $  2,891,596  $    856,392   $     80,080
   Ordnance...............................      1,923,198        456,933     1,749,066       441,877         38,646
                                              ------------   ------------  ------------  ------------   ------------
                                             $  4,009,719        508,139  $  4,640,662  $  1,298,269   $    118,726
                                              ============   ------------  ============  ============   ============
Interest expense..........................                       225,023
                                                             ------------
                                                            $    283,116
                                                             ============
Year ended June 30, 1996:
   Bearings...............................   $  2,383,133   $    211,870  $  1,984,455  $    180,328   $    100,269
   Ordnance...............................      1,549,792         47,315     1,297,470       138,274         30,038
                                              ------------   ------------  ------------  ------------   ------------
                                             $  3,932,925   $    259,185  $  3,281,925  $    318,602   $    130,307
                                              ============   ------------  ============  ============   ============
Interest expense..........................                       229,291
                                                             ------------
                                                            $     29,894
                                                             ============

                                      F-15

------------

* All sales were made to unaffiliated customers and there were no inter-segment sales.

11.      FOURTH QUARTER ADJUSTMENTS

         During the fourth quarter of fiscal 1996, the Company recorded significant adjustments to its accounts, which resulted in reducing net income by approximately $50,000. The adjustments were principally to correct the Company's year-end inventory accounts.

12.      EMPLOYMENT AGREEMENT, RELATED PARTY RECEIVABLE

         The Company has an employment agreement effective May 1, 1998 with David Wachtel, its President and Chief Executive Officer. The agreement provides for an annual base salary of $175,000, payable through the close of business on the later of April 30, 1999 or 180 days following delivery of written notice of the Company's intent to terminate the agreement. Mr. Wachtel's prior employment contract expired April 30, 1998, and called for minimum annual compensation of $150,000 for a period of three years. The Board of Directors has also agreed to pay all medical and dental insurance premiums for the Company's corporate officers, plus the deductible expense portions operative under the respective plans.

         During the year ended June 30, 1998, a stock subscription receivable from the Company's President in the amount of $14,063 was reclassified as a current asset. The receivable was collected in July 1998. The total receivable due from the officer at June 30, 1998 was $15,093, including $1,030 in personal expenses.

         During the year ended June 30, 1996, the Company's outstanding advances totaling $27,228 previously made to Mihai D. Patrichi, the Company's Founder and former President and Chief Executive Officer (who passed away in November 1994), were repaid by the Mihai D. Patrichi Trust.

13.      MAJOR CUSTOMERS

         Sales to the Department of Defense accounted for approximately 15% of sales in 1998, 14% of sales in 1997, and 20% of sales in 1996. Sales to Eagle-Picher Industries accounted for approximately 16% and 11% of sales in 1998 and 1997, respectively. Sales to Textron Systems accounted for approximately 15% of sales in 1998. Sales to Hughes Missile Systems accounted for approximately 13% of sales in 1996. No other customer had sales exceeding 10% of total revenue during the years ended June 30, 1998, 1997, and 1996, respectively.

14.      GAINS AND LOSSES ON DISPOSITIONS OF PROPERTY

         During the year ended June 30, 1996, the Company sold fully depreciated machinery for $13,500. In January 1996, the Company completed the sale of its Florida condominium property, recognizing a loss of $20,773. The net proceeds from the transaction were approximately $51,000. Of this amount, approximately $22,500 was utilized to pay off the related mortgage debt, with the balance used for general administrative purposes.

15.      LITIGATION

         The Company reached final settlement and pay-off of a judgment on a wrongful discharge lawsuit. The agreed-upon payment of $52,525 was made in April 1998. Separately, the Company's insurance carrier provided a $47,000 reimbursement to the Company.

         There were other wrongful discharge claims, but negotiated settlements were reached. Networks agreed to settle these cases by making payments totaling $40,000 over a period of one to three years. At June 30, 1998, there were no unpaid balances remaining on these claims.

         The Company, during its normal course of business, may be subjected from time to time with legal proceedings against it. Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

16.      LEASE AGREEMENT

         In March 1997, the Company ("Lessor") leased approximately 35,000 square feet of its Chatsworth facility. The lease agreement requires monthly base rent at $17,850, with approximately 2 1/2 months free rent and a cost of living increase every 18 months over the initial 62-month term of the lease. Accordingly, the scheduled rent increase in September 1998 will incorporate a cost of living increase of approximately 2.4%. The tenant also reimburses the Company for pro-rata utilities, property taxes, and insurance. The lessee has an option to extend the original lease term for an additional 60 months. Rental income under this agreement, net of allocated depreciation and amortized deferred lease costs, amounted to $181,920 and $57,583 for the years ended June 30, 1998 and June 30, 1997, respectively.

         Additionally, the tenant reimbursed the Company $23,175 for costs incurred in connection with negotiating the lease arrangement, contributed $100,000 toward the Company's cost of constructing improvements to its Chatsworth property, and agreed to loan the Company up to $288,000 at an annual interest rate of 10% to fund additional improvements. At June 30, 1997, approximately $185,635 of the available loan commitment had been utilized. The remainder of the initial commitment was borrowed in September and November 1997. In December 1997, the tenant loaned the Company an additional $130,000 at an annual interest rate of 7% to fund roof repairs. At June 30, 1998, the outstanding aggregate balance remaining on the loans was $344,840. The loans are being amortized monthly over 5 years (requiring level principal payments currently totaling $7,663), with the monthly payment netted against the lessee's rent (See Note 4).

17.      SUBSEQUENT EVENTS

         (a) In July 1998, shipments approximating $238,000 were returned by an Ordnance customer. The Company has recorded the customer payments received as advance deposits which will be recognized as revenue as the order is re-shipped. The returned parts have an inventory value of approximately $100,000 (net of an $85,000 reserve) and are functional for other customer applications. The Company has completed customer-requested modifications to the item and the testing environment to ensure that future deliveries will be compatible with the customer's system.

         (b) In August 1998, the Company received approval from City National Bank for a Real Estate Secured Loan (the "Term Loan") and a Revolving Line of Credit (the "Revolver"). The Term Loan is approved for a maximum amount of $1,550,000 or the amount owing under the existing first trust deed secured loan with Wells Fargo Bank (See Notes 4 and 5 above), whichever is less, and is to be secured by a first trust deed on the Chatsworth facility. The loan is to be fully amortized over 15 years and is set at an effective annual interest rate of 2.50% over the rate applicable on Ten Year Treasury Notes at the time of the execution of the loan documents (currently approximately 7.27%). The Term Loan will not be assumable and a pre-payment penalty will apply. The Revolver allows for advances not to exceed the lesser of $1,250,000 or 80% of eligible accounts receivable, and is to be secured by a senior lien and perfected security interest on all personal property of the Company. The principal will mature on October I, 1999, with interest payable monthly at a variable annual interest rate equivalent to a bank reference rate plus 1.50% (currently 10.00%). Various financial covenants pertaining to a minimum level of working capital, net worth, etc. will apply. It is anticipated that bank fees on these transactions will approximate $35,000.

         (c) In August 1998, the Community Development Commission of the County of Los Angeles (the "CDC") approved a $650,000 business loan to the Company, the proceeds of which are to be used to payoff the Company's unfunded pension liability (See Note 9) and as a source of permanent working capital. The loan is to be fully amortized over a five year (60 month) period at a fixed annual interest rate of 7.50%. Monthly payments will approximate $13,025, with loan fees totaling approximately $13,000. The loan is to be collateralized by a first security interest in all equipment, and by a junior security interest in all other assets. Additionally, the obligation is to be guaranteed by the Mihai D. Patrichi Trust, and there is to be an assignment of life insurance in the amount of $650,000 on the life of David Wachtel, the Company's chief executive officer. The Company also agrees to attain certain employment goals in the 36 months following the funding of the loan.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

         Company net sales for the nine months ended March 31, 1999 increased 41% to $6,066,000 from $4,288,000 for the comparable period of the prior year. Bearing Division sales, comprising approximately 51% of the current sales mix, increased by 35% and Ordnance Division sales increased by 49%. Approximately $238,000 of Ordnance Division revenue pertained to re-shipped parts which had been previously paid-for and returned by a customer prior to June 30, 1998. For the quarter ended March 31, 1999, net sales increased by approximately 32% from the comparable period of the prior year.

         The Company's backlog of orders increased by 29% when compared to the same period a year earlier. At March 31, 1999 the backlog was approximately $6,200,000 compared to $4,800,000 at March 31, 1998.

         Gross profit margins during the nine months ended March 31, 1999 improved to 40.2% from 30.9% for the nine months ended March 31, 1998. For the quarter ended March 31, 1999 gross profit margins improved to 37.7% from 31.7% for the comparable quarter in the previous year. Management believes the margin increases are attributable to both increased sales volume and operational efficiencies brought about through overall organizational improvements. The Bearing Division margins increased by approximately 11 percentage points from the nine months ended March 31, 1998, while the Ordnance Division margins increased by approximately 7 percentage points from the nine month period ended March 31, 1998.

         General and administrative expenses increased by 21% (approximately $91,000) compared to the nine month period ended March 31, 1998, while for the quarter ended March 31, 1999 general and administrative expenses increased by 11% when compared to the comparable quarter in the previous year. These increases are due primarily to higher legal and professional fees associated with a number of additional disclosures included in this year's Annual Form 10-K and the engagement of an investment banking firm. The possibility of continued sales growth in the months ahead, along with additional fees to be paid to the investment banking firm (upon consummation of a business transaction) could cause G & A expenses to continue to increase through the remainder of the current fiscal year.

         Consistent with the growth trend established by the Company, operating income increased by more than $1,023,000 to $1,911,000, when compared with the nine months ended March 31, 1998. For the quarter ending March 31, 1999 operating income increased by approximately $256,000 to $587,000 from the same period in the previous year.

         Non-operating income during the nine months ended March 31, 1999 was comparable to the nine months ended March 31, i998 and should remain so for the foreseeable future. The Company has leased (since March 1997) a portion of its building to another enterprise, bringing in approximately $180,000 annually ($45,000 quarterly) in net rental income through at least March 2002 (the end of the initial lease term).

         Interest expense declined by about 16% as compared to the prior year's nine month period ended March 31st, with average aggregate borrowing decreasing by approximately 7%, primarily the result of the pay-off of a $100,000 officer note in October 1998 and the pay-off of a $225,000 loan obligation with a financial institution in March 1999. The effective annual interest rate was approximately 7.01% and 7.76% during the nine months ended March 31, 1999 and March 31, 1998 respectively. The interest rate decline was largely due to a general 0.75% decrease in bank reference rates last fall. Management has recently refinanced its building loan, thereby further reducing its expected future borrowing rate.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's working capital at March 31, 1999 was $2,425,000 compared to $1,465,000 at June 30, 1998. The $960,000 improvement in working capital was largely the result of net income earned in the nine months ended March 31, 1999 of $1,137,000, plus $126,000 in depreciation and amortization, less $101,000 in capital expenditures, less the net reclassification of approximately $187,000 in debt and pension obligations from long-term to short-term. The short-term operating liquidity is expected to be enhanced by the current growth trend in sales established by the Company, along with the new revolving line-of-credit with expected availability in the range of $1,000,000. This anticipated improvement is expected by the Company to be sufficient to meet the Company's near and mid-term capital requirements, namely, the funding of its pension plan obligation and the maturity of additional debt.

YEAR 2000 ISSUE

         The Year 2000 readiness issue, which is common to most businesses, arises from the inability of information systems, and other time and date sensitive products and systems, to properly recognize and process date-sensitive information or system failures. Assessments of the potential cost and effects of Year 2000 issues vary significantly among businesses, and it is extremely difficult to predict the actual impact. Recognizing this uncertainty, management has analyzed, assessed and planned for various Year 2000 issues across its businesses.

         The Year 2000 issue has an impact on both information technology ("IT") systems and non-IT systems, such as its manufacturing systems and physical facilities including, but not limited to, security systems and utilities. Management believes that a majority of the Company's IT systems are Year 2000 ready. The Company has replaced or upgraded those systems that were identified as non-Year 2000 compliant. Non-IT system issues are more difficult to identify and resolve. The Company has identified non-IT Year 2000 issues concerning its products and services, as well as its physical facility locations.

         The Company has completed efforts to ensure Year 2000 readiness of its products and services. The Company has migrated to a Year 2000 compliant Network Operating System, and its key financial, manufacturing and other in-house systems have been vendor certified to be compliant.

         The Year 2000 readiness of its customers varies, and the Company is encouraging its customers to evaluate and prepare their own systems. These efforts by customers to address Year 2000 issues may affect the demand for certain products and services; however, the impact to the revenue of any change in revenue patterns is not certain.

         The Company in the process of assessing the Year 2000 readiness of its key suppliers and business partners. The Company's direction of this effort is to ensure the adequacy of resources and supplies to minimize any potential business interruptions. Management is in the process of completing this part of its Year 2000 readiness plan.

         Although management believes that its efforts have been successful and the total costs will be immaterial (i.e., less than $10,000) to its financial position and results of operations, it recognizes that any failure could cause a potential impact.

         The Year 2000 issue presents a number of other risks and uncertainties that could impact the Company, such as public utilities failures, potential claims against it for damages arising from products and services that are not Year 2000 compliant, and the response ability of certain government commissions of the various jurisdictions where the Company conducts business. While the Company continues to believe the Year 2000 issues described above will not materially affect its financial position or results of operations, it remains uncertain as to what extent, if any, the Company may be impacted.

FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION

         Potential risks and uncertainties that could affect the Company's future operating results and financial condition include, without limitation, the following factors:

HISTORY OF LOSSES; VARIABILITY OF OPERATING RESULTS

         The Company emerged from bankruptcy protection in November 1994. Despite historical losses, the Company experienced its first operating profit in four years during the year ended June 30, 1995, in the amount of approximately $47,000, and has recorded operating profits during the years ended June 30, 1996, 1997, and 1998 in the amounts of approximately $175,000, $235,000, and $1,326,000, respectively. There can be no assurance that the Company will be profitable in the future or that future revenues and operating results will not also vary substantially. Management has expended and continues to expend substantial time and resources in attempting to resolve problems arising from the Company's past financial condition and to restore confidence in the Company. Although the research and development expenditures of the Company have increased, its financial condition limits its ability to engage in large-scale research and development.

         Continued profits, if any, will depend upon various factors, including, but not limited to, management's ability to restore confidence in the Company, continued market acceptance of the Company's current products, the Company's ability to successfully manufacture its products, the ability of the Company to develop distribution and marketing channels, develop and introduce new products or to create new markets for its existing products as well as the successful implementation of its planned marketing strategies. If the Company is not able to achieve its operating and business objectives, the Company may find it necessary to reduce its expenditures for sales, marketing, and research and development, or undertake other such actions as may be appropriate, and may be otherwise unable to achieve its goals or continue its operations.

COMPETITION

         Certain of the Company's existing and potential competitors have substantially greater financial, marketing and other resources than the Company. These competitors have also been able to market their products successfully to the Company's existing and potential customers in the defense and aerospace industries. Increased competition could result in price reductions, reduced margins and loss of market share, all of which could materially adversely affect the Company. The Company has determined to follow a strategy of continuing product development to the extent permitted by the financial resources of the Company to protect its competitive position to the extent practicable. Although in recent years the Company has shown increases in revenue, there can be no assurance that the Company will be able to maintain its position in the field or continue to compete successfully against current and future sources of competition or that the competitive pressures faced by the Company will not adversely affect its profitability or financial performance.

TECHNOLOGICAL CHANGE

         Advances in technology characterize the markets for specialized bearings and ordnance products. Accordingly, the Company's ability to compete in those markets may depend in large part on its success in enhancing its existing products and in developing new products. There can be no assurance that the Company will succeed in such efforts or that any of its products will not be rendered obsolete or uneconomical by technological advances made by others.

DEPENDENCE ON KEY CUSTOMERS

         During the nine-month periods ended March 31, 1999 and 1998, sales to Textron Systems accounted for approximately 23% and 16%, respectively, of the Company's sales. Sales to Eagle Picher Industries accounted for approximately 11% and 15%, respectively, of the Company's sales during these periods. Sales to the Department of Defense constituted approximately 19% of the Company's sales during the nine-month period ended March 31, 1999 and approximately 11% of the Company's sales during the nine-month period ended March 31, 1998. A significant decline in sales to any key customers could adversely affect the Company. Additionally, export sales (denominated in U.S. dollars) accounted for approximately 10% of sales revenue by the Company for both the nine months ended March 31, 1999 and nine months ended March 31, 1998.

DEPENDENCE UPON DEFENSE INDUSTRY

         The Company has been supplying components for United States defense programs for over forty years. Reliance upon defense programs has certain inherent risks, including the uncertainty of economic conditions, dependence on congressional appropriations and administrative allotment of funds, changes in governmental policies that may reflect military and political developments and other factors characteristic of the defense industry. The Company is unable to predict the impact of decreases or shifts in defense appropriations for programs in which the Company's products are incorporated.

PRODUCT LIABILITY AND RISK MANAGEMENT

         As a manufacturer of ordnance products and specialized bearings for the defense and aerospace industries, the Company is subject to the risk of claims arising from injuries to persons or property. The Company maintains both general liability insurance and limited product liability insurance. Although the Company has instituted quality control procedures that it believes produce products of the highest quality, the Company may become subject to future proceedings alleging defects in its products.

NO EARTHQUAKE INSURANCE

         The Company's principal executive offices are located in a facility owned by the Company in Chatsworth, California - an area that sustained damage from the 1994 Northridge, California earthquake. The Company does not currently carry insurance against earthquake-related risks. The Company suffered approximately $1.2 million in damages, costs and renovations to its facility resulting from that earthquake, and recovered only approximately $384,000 from insurers as a result of insured flood damage caused by the earthquake.

KEY PERSONNEL

         The Company's success is highly dependent on the efforts and abilities of its Chairman, David Wachtel, and key members of staff. The loss of services of Mr. Wachtel or any of these key members could have a material adverse effect on the Company. The Company does not maintain key man life insurance on Mr. Wachtel or any other employee.

VOLATILITY OF WORKLOAD


         To remain profitable, the Company is highly dependent on its ability to maintain a suitably sized staff of qualified technical personnel commensurate with a fluctuating volume of work. New contracts often arise at unscheduled or unanticipated times. The Company endeavors to maintain adequate staff to respond to these unscheduled opportunities. If the Company overestimates its projected workload, the resulting financial burden can reduce profitability. Occasionally, the Company is faced with the opposite problem - a shortage of suitable technical personnel - or the funds to pay premium rates to obtain the necessary skilled labor that is in short supply, and is unable to timely perform contracts, potentially resulting in cost overruns or late delivery penalties.

CONTRACTS

         The Company generates substantially all of its revenues pursuant to procurement contracts for custom designed or manufactured bearings or ordnance products. The ability of the Company to generate additional revenues will depend upon its ability to obtain additional contracts. Substantially all of the Company's contracts are on a fixed-fee basis. Accordingly, the Company is subject to the risk of cost overruns. Because the Company manufactures ordnance and specialized bearings for the defense and aerospace industries, the Company is subject to extremely stringent quality control standards and testing. These standards are implemented through internal operational quality control procedures of the Company and through customer audits. Furthermore, lot acceptance test procedures ("LATs") are required by the Company's customers. These LATs include environmental testing and detonation and non-detonation tests. Generally, the Company's ordnance products are manufactured in batches and then subjected to LATs under standards that result in rejection of an entire manufactured batch if a single unit fails. From time to time, the Company has experienced LATs failures resulting from human error or technical problems. Occurrence of LATs failures of this type on large contracts could adversely impact the revenues of the Company and no assurance can be given that such failures will not occur in the future.

GOVERNMENTAL REGULATION

         The Company's operations are subject to, and substantially affected by, extensive federal, state and local laws, regulations, orders and permits which govern environmental protection, health and safety, zoning and other matters. These regulations may impose restrictions on the Company's operations that could adversely affect the Company's results, such as limitations on the expansion of metals plating facilities of the Company, and limitations on or banning disposal of hazardous waste generated by the Company's operations. Because of heightened public concern, companies in the metals plating business, including the Company, may become subject to judicial and administrative proceedings involving federal, state or local agencies. These governmental agencies may seek to impose fines on the Company or to revoke or deny renewal of the Company's waste generation and disposal permits or licenses for violations of environmental laws or regulations or to require the Company to remediate environmental problems resulting from its operations, all of which could have a material adverse effect on the Company. The Company may also be subject to actions brought by individuals or community groups in connection with the permitting or licensing of its operations, any alleged violations of such permits and licenses, or other such matters.

         QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         The Company generally has export sales ranging between 5% and 15% of total sales during the period. These transactions are denominated in U.S. dollars, effectively protecting the Company against foreign currency fluctuations.

         During the quarter ended March 31, 1999, the Company refinanced a mortgage note payable of approximately $1,525,000 and paid-off a promissory note payable of approximately $225,000 that were both indexed to reference rates. At March 31, 1999, the Company did not have any remaining loan obligations that were subject to variable interest rates.


              DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

                                   ANNEX A


                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                                 NE HOLDCO CORP.



                                 NE MERGER CORP.



                                       AND



                            NETWORKS ELECTRONIC CORP.





                            DATED AS OF JULY 16, 1999

                          AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), is dated as of July 16, 1999, by and among NE Holdco Corp., a Delaware corporation ("Parent"), NE Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB"), and Networks Electronic Corp., a California corporation (the "COMPANY").


ARTICLE I
                                   DEFINITIONS

Section 1.1 DEFINITIONS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending on the reference.

      "ADDITIONAL  AMOUNT"  shall  have the  meaning  set forth in Section
2.7.

      "AGREEMENT" shall have the meaning set forth in the Preamble.

      "AGREEMENT  OF MERGER " shall have the  meaning set forth in Section
2.2.

      "ARTICLES OF INCORPORATION" shall mean the Amended Articles of Incorporation of the Company in effect as of the date hereof.

      "BY-LAWS" shall mean the Amended and Restated By-Laws of the Company in effect as of the date hereof.

      "CERTIFICATES" shall have the meaning set forth in Section 2.10(b).

      "CGCL" shall mean the General Corporation Law of the State of California.

      "CLOSING"  shall have the meaning set forth in Section 2.2.

      "CLOSING DATE" shall have the meaning set forth in Section 2.2.

      "COMPANY" shall have the meaning set forth in the Preamble.

      "COMPANY DISCLOSURE SCHEDULE" shall mean the schedules prepared and delivered by the Company to and for Parent and Sub and dated as of the date hereof, which set forth the exceptions to the representations and warranties of the Company contained herein and certain other information called for by this Agreement.

      "COMPENSATION  PLANS"  shall have the  meaning  set forth in Section
5.1(d).

      "CONFIDENTIALITY AGREEMENT" shall mean that certain confidentiality agreement dated as of ____________, 1999 by and between Parent and [the Financial Advisor, as agent for the Company/the Company], as amended.

      "DISSENTING  SHARES"  shall  have the  meaning  set forth in Section
2.9(a).

      "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "EXCHANGE  AGENT"  shall  have the  meaning  set  forth  in  Section
2.10(a).

      "FINANCIAL ADVISOR" shall mean The Seidler Companies Incorporated.

      "FUND" shall have the meaning set forth in Section 2.10(a).

      "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "INDEMNIFIED  PARTIES"  shall have the  meaning set forth in Section
5.7(c).

      "INFORMATION   STATEMENT"  shall  have  the  meaning  set  forth  in
Section 3.6.

      "LETTER  OF  TRANSMITTAL"  shall  have  the  meaning  set  forth  in
Section 2.10(b).

      "MERGER" shall have the meaning set forth in Section 2.1.

      "MERGER  CONSIDERATION"  shall have the meaning set forth in Section
2.7.

      "OPTION" shall have the meaning set forth in Section 2.12.

      "PARENT" shall have the meaning set forth in the Preamble.

      "PARENT DISCLOSURE SCHEDULE" shall mean the schedules prepared and delivered by Parent and Sub to and for the Company and dated as of the date hereof, which sets forth the exceptions to the representations and warranties of Parent and Sub contained herein and certain other information called for by this Agreement.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

      "SEC REPORTS" shall have the meaning set forth in Section 3.5.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "SHARE" shall mean a share of Stock.

      "SIGNIFICANT  SUBSIDIARIES"  shall  have the  meaning  set  forth in
Section 4.1.

      "SPECIAL  MEETING"  shall  have the  meaning  set  forth in  Section
5.4(a)(i).

      "STOCK" shall mean, the common stock of the Company, par value $.25 per share.

      "STOCK  OPTION  PLAN"  shall have the  meaning  set forth in Section
2.12.

      "SUB" shall have the meaning set forth in the Preamble.

      "SUPERIOR OFFER" shall have the meaning set forth in Section 5.3.

      "SURVIVING   CORPORATION"  shall  have  the  meaning  set  forth  in
Section 2.1.

ARTICLE II
                                   THE MERGER

      Section 2.1 THE MERGER. At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions hereof, and in accordance with the CGCL, Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction of the conditions set forth in Article VI hereof. Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Sub shall cease.

      Section 2.2 (a) EFFECTIVE TIME/CLOSING. The Merger shall be consummated by the filing with the California Secretary of State and shall be effective at the time of acceptance for filing by the California Secretary of State and the Secretary of State of the State of Delaware of a copy of an agreement of merger (the "Agreement of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the CGCL, and such other documents as shall be required by the applicable provisions of the CGCL and the Delaware General Corporation Law (the effective time of such filing being the "EFFECTIVE TIME").

      (b) The closing of the Merger (the "Closing") will take place at 10:00 a.m. PST, on a date to be specified by the Company and Parent, which shall be no later than the second business day after the satisfaction and/or waiver of each of the conditions set forth in Sections 6.1 and 6.2 (the "Closing Date") at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, unless another date, time or place is agreed to in writing by Parent and the Company.

      Section 2.3 EFFECTS OF THE MERGER. At the Effective Time the separate existence of Sub shall cease and Sub shall be merged with and into the Company and the Company shall be a wholly-owned subsidiary of Parent.

      Section 2.4 ARTICLES OF INCORPORATION AND BY-LAWS. Subject to Section 5.7 hereof, the Articles of Incorporation and By-Laws of the Company as in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

      Section 2.5 DIRECTORS. The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their successors shall be elected or appointed and shall be duly qualified.

      Section 2.6 OFFICERS. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

      Section 2.7 CONVERSION OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent, Sub or any other wholly-owned subsidiary of Parent, or in the treasury of the Company or held by any wholly-owned subsidiary of the Company, all of which shall be cancelled, and Dissenting Shares, as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration (as defined below), subject to applicable withholding or back-up withholding taxes, if any, payable by the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Share. As used in this Agreement, the term "MERGER CONSIDERATION" shall mean the sum, in cash, of $7.50 plus the Additional Amount (as defined below). As used in this Agreement, the term "ADDITIONAL AMOUNT" shall mean an amount equal to the product of: (a) $7.50; MULTIPLIED BY (b) 10%, MULTIPLIED BY (c) a fraction, the numerator of which shall be the number of days in the period from and including the date which is the 120th day following the date of this Agreement to but excluding the date on which the Effective Time occurs, and the denominator of which shall be 365.

      Section 2.8 CONVERSION OF SUB COMMON STOCK. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive one share of the common stock of the Surviving Corporation.

      Section 2.9 DISSENTING SHARES.

            GENERAL. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time which are Dissenting Shares (as defined in Section 1300(b) of the CGCL), if any ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.7 hereof, but the holders thereof shall be entitled only to such rights as are granted by the CGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to the CGCL shall receive payment therefor from the Surviving Corporation in accordance with the CGCL; PROVIDED, HOWEVER, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in the CGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment for his Shares under the CGCL or
(iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in the CGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such Shares and each such Share shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest thereon, as provided in Section 2.7 hereof.

      Section 2.10 PAYMENT FOR SHARES.

      (a) EXCHANGE MECHANICS. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as Exchange Agent in the Merger (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent will take all steps necessary to enable and cause the Surviving Corporation to provide the Exchange Agent funds (the "FUND") necessary to make the payments contemplated by Section 2.7. Out of the Fund, the

Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.7. The Fund shall not be used for any other purpose. The Exchange Agent may invest portions of the Fund, as directed by Parent (so long as such directions do not impair the Exchange Agent's ability to make the payments referred to in Section 2.7 hereof or otherwise impair the rights of holders of Shares), provided that no such investments may be made other than in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having capital exceeding $500,000,000. Any net earnings resulting from, or interest or income produced by, such investments shall be paid to the Surviving Corporation as and when requested by Parent. The Surviving Corporation shall replace any monies lost through any investment made pursuant to this Section 2.10(a). Deposit of funds pursuant hereto shall not relieve Parent or the Surviving Corporation of their obligations to make payments in respect of Shares and Parent hereby guarantees the Surviving Corporation's obligations in respect thereof.

      (b) LETTER OF TRANSMITTAL. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "CERTIFICATES") a form letter of transmittal (the "LETTER OF TRANSMITTAL") for return to the Exchange Agent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) containing instructions for use in effecting the surrender of the Certificates, and receiving payment with respect to the Shares evidenced thereby. Upon surrender to the Exchange Agent of a Certificate, together with the Letter of Transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate MULTIPLIED by the Merger Consideration, and such Certificate shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.10(b), each Certificate (other than Certificates representing Shares held by Parent, Sub or any other wholly-owned subsidiary of Parent, the Company or any wholly-owned subsidiary of the Company which shall have been cancelled, or Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration in cash MULTIPLIED BY the number of Shares evidenced by such Certificate, without any interest thereon.

      (c) RETURN OF UNCLAIMED FUNDS. Any cash provided to the Exchange Agent pursuant to this Section 2.10 and not exchanged for Certificates within six months after the Effective Time will be returned by the Exchange Agent to the Surviving Corporation which thereafter will act as Exchange Agent. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      Section 2.11 NO FURTHER RIGHTS OR TRANSFERS. At and after the Effective Time, each holder of a Certificate that represented issued and outstanding Shares immediately prior to the Effective Time shall cease to have any rights as a shareholder of the Company, except for the right to surrender his or her Certificate or Certificates in exchange for the payment provided pursuant to Sections 2.7 and 2.10 hereof or to perfect his or her right to receive payment for his or her Shares pursuant to the CGCL and Section 2.9 hereof if such holder has validly exercised and perfected and not withdrawn his or her right to receive payment for his or her Shares, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in this
Article II.

      Section 2.12 STOCK OPTIONS. Immediately prior to the Effective Time, each holder of a then-outstanding Company stock option issued pursuant to the Company's Amended 1996 Stock Incentive Plan (the "STOCK OPTION PLAN"), whether or not then presently exercisable, to purchase Shares (an "OPTION") will be entitled to receive at such holder's option, and shall receive, in settlement of such Option, either (i) a cash payment from the Company equal to the product of
(x) the total number of Shares then subject to each such Option with an exercise price equal to $7.50 per Share or less1 MULTIPLIED BY (y) the excess of the Merger Consideration over the exercise price per Share subject to such Option, subject to any required withholding of taxes or (ii) an option to acquire the same number of shares of the stock of the Surviving Corporation as the holder of such Option would have been entitled to receive pursuant to the Stock Option Plan upon the same terms and conditions as the Options exchanged therefore, provided that the Board of the Company shall, at the request of Parent, limit a holder's options to that set forth in clause (i) above. If necessary or appropriate under the Stock Option Plan, the Company will, upon the request of Parent, use its reasonable best efforts to obtain the written acknowledgment of each person holding an Option that the payment of the amount of cash or options referred to above will satisfy in full the Company's obligation to such person pursuant to such Option. By virtue of the foregoing treatment of the Options, at the Effective Time all Options shall be cancelled and shall cease to exist.

      Section 2.13 ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding Shares shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date prior to the Effective Time, the amount of consideration to be received pursuant to this
Article II in exchange for each outstanding Share or Option or shall be correspondingly adjusted.

ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Sub as follows:

      Section 3.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a material adverse effect on the financial condition, results of operations or business of the Company. The Company has made available to Parent true and correct copies of the Articles of Incorporation and By-Laws.

      Section 3.2 CAPITALIZATION.

      (a) COMPANY CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Stock. As of the date hereof, there are 1,881,133 shares of Stock issued and outstanding, with 7,245 shares held in treasury. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule and except for 7,323 shares of Stock issuable upon exercise of outstanding Options issued pursuant to the Stock Option Plan, there are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company. All issued and outstanding Shares are validly issued, fully paid, nonassessable and free of preemptive rights.

      (b) SUBSIDIARIES. The Company does not hold any shares of stock or any other security or interest, nor does it hold, directly or indirectly, any rights to acquire any shares of stock or any other security or interest in any other corporation, partnership, trust or other business association.

      Section 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT.

      (a) COMPANY APPROVALS. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of this Agreement and the transactions contemplated hereby by its shareholders to the extent required by applicable law, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary for the execution and delivery of this Agreement by the Company and, subject to the filing of the Agreement of Merger pursuant to Section 2.2 and obtaining the necessary approvals of the Company's shareholders to the extent required by applicable law, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming (i) this Agreement constitutes a valid and binding obligation of each of Parent and Sub, (ii) the necessary approvals of the Company's shareholders to the extent required by applicable law have been obtained and (iii) the authorizations, consents and approvals described in Section 3.3(b) of this Agreement have been obtained, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

      (b) OTHER AUTHORIZATIONS. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, other than in connection with, or in compliance with, applicable requirements of (i) the CGCL with respect to the transactions contemplated hereby, (ii) the Exchange Act

(including, without limitation, the filing of the Information Statement), (iii) the Securities Act, (iv) the securities laws of the various states, and (v) HSR Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, that would not, in the aggregate, have a material adverse effect on the financial conditions, results of operations or business of the Company.

      Section 3.4 NO VIOLATION. None of the execution or delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (a) subject to shareholder approval, constitute a breach or violation of any provision of the Articles of Incorporation or By-Laws of the company, (b) except as set forth in Section 3.4 of the Company Disclosure Schedule, constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company under, any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which the Company is a party or by which they or any of their respective properties or assets are bound or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its properties or assets, other than, in the case of clauses (b) and (c) above, such breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of the Company or as set forth in Section 3.4 of the Company Disclosure Schedule.

      Section 3.5 SEC REPORTS. Since June 30, 1998 the Company has filed all forms, reports and documents ("SEC REPORTS") with the SEC required to be filed by it pursuant to the Securities Act, the Exchange Act and the SEC rules and regulations promulgated thereunder. Copies of all such SEC Reports have been made available to Parent by the Company. None of such SEC Reports (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes, and except that the interim financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and its cash flows for the periods then ended, subject, in the case of the interim unaudited financial statements, to year-end audit adjustments.

      Section 3.6 INFORMATION STATEMENT; OTHER INFORMATION. None of the information included in the information statement to be distributed to shareholders of the Company in connection with the Merger, or any schedules required to be filed with the SEC in connection therewith (collectively referred to herein as the "INFORMATION STATEMENT"), except information supplied by Parent or Sub in writing for inclusion in the Information Statement or in such schedules (as to which the Company makes no representation), will, as of the date the Information Statement is first mailed to such shareholders, and on the date of the meeting of the Company's shareholders and the date of any adjournment thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation is made by the Company with respect to any forward-looking information which may have been supplied by the Company whether or not included by Parent or Sub in the Information Statement.

      Section 3.7 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 3.7 of the Company Disclosure Schedule, since March 31, 1999, there has not been any material adverse change in the financial condition, results of operations or business of the Company ("Material Adverse Change").

      Section 3.8 CERTAIN BROKERS' FEES. With the exception of the fees payable to the Financial Advisor pursuant to the engagement letter with the Company dated November 9, 1998, a copy of which will be made available to Parent, neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fees or commissions to any brokers or finders in connection with the transactions contemplated herein.

      Section 3.9 LITIGATION. There is no claim, suit or proceeding pending or, to the knowledge of the Company, threatened which would, if adversely determined, individually or in the aggregate, effect a Material Adverse Change.

      Section 3.10 NO VIOLATIONS. To the knowledge of the Company, the business of the Company is not being conducted in violation of, or in a manner which could cause liability under any applicable law, rule or regulation, judgment, decree or order of any governmental entity, except for any violations or practices which, individually or in the aggregate, have not effected and will not effect a Material Adverse Change.

      Section 3.11 CERTAIN AGREEMENTS. Except as disclosed in the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment becoming due to any current or former director, employee or independent contractor of the Company from the Company under any employee benefit plan, agreement or otherwise, (ii) materially increase the benefits otherwise payable under any such plan or agreement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      Section 3.12 PROPERTIES, LIENS. Except (i) as reflected in the financial statements (and the notes thereto) as of and for the period ended March 31, 1999, as set forth in the Company's quarterly report on Form 10-Q filed with the SEC for the quarter ended on March 31, 1999, (ii) as reflected in the financial statements (and the notes thereto) as of and for the period ended June 30, 1998, as set forth in the Company's annual report on Form 10-K filed with the SEC for the year ended on June 30, 1998 and (iii) except for statutory mechanics' and materialmen's liens, and liens for current taxes not yet due, the Company owns, free and clear of any liens, claims, charges, options or other encumbrances, all of its tangible and intangible property, real and personal, whether or not reflected in the financial statements referred to above. To the knowledge of the Company, all plants, structures and material equipment owned or leased by the Company and used in the operation of its business are in satisfactory condition and repair for the requirements of such business.

      Section 3.13 CONTRACTS. Except as disclosed in the Company Disclosure Schedule, the Company is not a party to or subject to and union agreement or employment agreement, any lease for real or personal property, any commitment to buy or sell any products or services in excess of $50,000 per annum or any material agreement, license or authorization which has not been terminated or performed in its entirety which may, by its terms, be terminated or adversely affected by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby. All material agreements to which the Company is obligated are valid and in full force and effect, and neither the Company nor, to its knowledge, the other contracting party has breached any material provisions thereunder.

      Section 3.14 OPINION OF FINANCIAL ADVISOR. The Company has received the Opinion of the Financial Advisor dated the date hereof, a copy of which has been delivered to Parent, to the effect that, as of such date, the Merger Price is fair to the Company's stockholders from a financial point of view.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

Parent and Sub represent and warrant to the Company as follows:

      Section 4.1 ORGANIZATION. Each of Parent, Sub and their respective Significant Subsidiaries (within the meaning of Regulation S-X under the Exchange Act ("SIGNIFICANT SUBSIDIARIES")) is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or so to qualify would have a material adverse effect on the financial condition, results of operations or business of Parent and its subsidiaries taken as a whole.

      Section 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT.

      (a) PARENT AND SUB APPROVALS. Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Sub, and by Parent as the sole shareholder of Sub, and no other corporate proceedings on the part of Parent or Sub are necessary for the execution and delivery of this Agreement by each of Parent and Sub, the performance by each of Parent and Sub of their respective obligations hereunder and the consummation by each of Parent and Sub of the transactions so contemplated. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming (i) this Agreement constitutes a valid and binding obligation of the Company and
(ii) the authorizations, consents and approvals described in Section 4.2(b) of this

Agreement have been obtained, this Agreement constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

      (b) OTHER AUTHORIZATIONS. Other than in connection with, or in compliance with, applicable requirements of (i) the CGCL and the Delaware General Corporation Law with respect to the transactions contemplated hereby, (ii) the Exchange Act (including, without limitation, the filing of the Information Statement), (iii) the Securities Act, (iv) the Securities Laws of the various states and (v) the HSR Act no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Parent and Sub of the transaction contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, would not, in the aggregate, have a material adverse effect on the financial conditions, results of operations or business of Parent and its subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated hereby.

      Section 4.3 NO VIOLATION. Neither the execution or delivery of this Agreement by Parent and Sub, the performance by Parent and Sub of their respective obligations hereunder nor the consummation by them of the transactions contemplated hereby will (a) constitute a breach or violation under the Articles of Incorporation or By-Laws of Parent or Sub or (b) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Parent or any of its subsidiaries is a party or by which they or any of their respective properties or assets are bound or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (b) and (c) above, such breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of Parent and its subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated hereby, or as set forth in Section 4.3 of the Parent Disclosure Schedule

      Section 4.4 INFORMATION STATEMENT. None of the information supplied in writing by Parent, Sub or their respective affiliates specifically for inclusion in the Information Statement will, at the time the Information Statement is mailed or at the time of the Special Meeting (as defined in Section 5.4) or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Special Meeting any event with respect to Parent or Sub, or with respect to information supplied by Parent or Sub for inclusion in the Information Statement, shall occur which is required to be described in an amendment of, or a supplement to, such document, such event shall be so described to the Company in a timely manner.

      Section 4.5 FINANCING. Parent is highly confident that one or more responsible financial institutions will be able to provide Parent with the funds necessary to consummate the Merger and the transactions contemplated hereby on a timely basis and on terms and conditions satisfactory to Parent, which confidence is based solely on Parent's experience and its internal assumptions based on information made available to Parent. Upon receipt of the necessary financing from such financial institution(s), Parent will keep cash available to it sufficient to enable Parent to carry out all of its obligations under this Agreement. An affiliate of Parent, Gartland Whalley and Barker B.V, has provided to the Company a support letter, a copy of which is attached as Exhibit A hereto, upon which the Company is relying upon in entering this Agreement.

      Section 4.6 NO PRIOR ACTIVITIES. Sub has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement and the transactions contemplated hereby. Sub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, or is subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby.

      Section 4.7 SURVIVING CORPORATION AFTER THE MERGER. At the Effective Time and after giving effect to any changes in the Surviving Corporation's assets and liabilities as a result of the Merger and after giving effect to the financing for the Merger and the use of proceeds therefrom, the Surviving Corporation will not (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its debts as they become due), (b) have unreasonably small capital with which to engage in its business or (c) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

      Section 4.8 CERTAIN FEES. Neither Parent, Sub or any affiliate thereof nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fees or commissions to any brokers and finders in connection with the transactions contemplated herein.

                                    ARTICLE V
                                    COVENANTS

      Section 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or previously disclosed to Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its respective operations according to its ordinary and usual course of business and consistent with past practice in all material respects. Without limiting the generality of the foregoing, and except as contemplated by this Agreement or as previously disclosed to Parent, prior to the Effective Time, the Company will not, and the Company will cause its subsidiaries not to, without the prior written consent of Parent:

      (a) issue, sell or repurchase, or authorize or propose the issuance, sale or repurchase, of any shares of capital stock of the Company and its subsidiaries, or securities convertible into such shares, or any rights, warrants or options to acquire such shares or other convertible securities, other than the issuance of Shares pursuant to the exercise of Options as outstanding on the date hereof;

      (b) declare or pay dividends or a distribution on any shares of its capital stock;

      (c) except for such transactions in the ordinary and usual course of business and consistent with past practice, authorize or enter into any agreement with respect to any material commitment or transaction which requires the Company to pay in excess of $50,000;

      (d) except as set forth in Section 5.1 of the Company Disclosure Schedule and except in the ordinary course of business and consistent with past practice and except as previously disclosed to Parent or as may be required by law, adopt or amend in any material respect any material profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement (collectively, "COMPENSATION PLANS"), or grant, or become obligated to grant, any general or specific increase in the compensation of executive officers or any increase in the compensation (including severance pay) payable or to become payable to any executive officer or institute any material new welfare program or Compensation Plan or make any change in any Compensation Plan;

      (e) except as required by the consummation of the Merger, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business and consistent with past practice;

      (f) except for such transactions in the ordinary and usual course of business and consistent with past practice, incur any material liability (absolute, accrued, contingent or otherwise) or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity; or

      (g) subject to the rights of the Company's shareholders under applicable law, propose or adopt any amendments to the Articles of Incorporation or By-laws; or

      (h) agree, in writing or otherwise, to take any of the foregoing actions.

      Section 5.2 ACCESS TO INFORMATION.

      (a) GENERAL. So long as this Agreement has not been terminated, between the date of this Agreement and the Effective Time, the Company will give Parent and its authorized representatives reasonable access during normal business hours to all offices, production facilities and other facilities and to all books and records of it, will permit Parent to make such inspections as it may reasonably require and will cause its officers to furnish Parent (at such time as it would otherwise become available in the ordinary and usual course of business and consistent with past practice) with such financial and operating data and other information (consistent with that which is currently being prepared by the Company) with respect to the business and properties of the Company as Parent may from time to time reasonably request.

      (b) CONFIDENTIALITY. Subject to any additional requirements of law and the terms of the Confidentiality Agreement, Parent and Sub (i) will hold and will cause their respective representatives, advisors and financing sources to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the written opinion of its counsel with a copy sent to the Company, by other requirements of law, all documents and information concerning the Company furnished to Parent, Sub or any of their respective representatives, advisors and financing sources in connection with the transactions contemplated by this Agreement, PROVIDED, HOWEVER, that, prior to any disclosure pursuant to the foregoing, Parent shall notify the Company and afford the Company an opportunity to obtain a protective order against such disclosure (except to the extent that such information can be shown to have been (x) previously known by Parent, (y) in the public domain through no fault of Parent, its representatives or advisors or (z) later lawfully acquired by Parent from other sources, unless Parent knows that such other sources are not entitled to disclose such information) and (ii) will not release or disclose such information to any other person, except in connection with this Agreement to (1) its auditors, attorneys, and other representatives and advisors with a need to know such information and (2) responsible financial institutions in connection with obtaining the financing contemplated by Section 4.5 hereof, provided that such persons shall have first been advised of the confidentiality provisions of this Section 5.2(b) and the Confidentiality Agreement and agreed to be bound thereby. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) previously known by Parent, (ii) in the public domain through no fault of Parent, its representatives or advisors or (iii) later lawfully acquired by Parent from other sources, unless Parent knows that such other sources are not entitled to disclose such information and, if requested by the Company, Parent will return to the Company all copies of information furnished by the Company to Parent or its agents, representatives, advisors or financing sources, or derived therefrom, or shall in writing confirm the destruction of such information.

      Section 5.3 ACQUISITION PROPOSALS. From and after the date of this Agreement, the Company will not, and will instruct its officers, directors, employees, agents and other representatives not to, solicit any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Company; PROVIDED, HOWEVER, that the Company may furnish information to, and may engage in discussions or negotiations with, any person, and may waive any provision of any confidentiality or standstill agreement to which it or any of its representatives is a party, if (i) counsel advises the Company's Board of Directors that failure to furnish such information, engage in such discussions or negotiations, or waive any provision of any such agreement, could involve the Board of Directors in a breach of their fiduciary duties or (ii) the Board of Directors believes, in good faith, after consultation with the Financial Advisor, that such person may make a BONA FIDE proposal for a transaction, including, without limitation, a tender or exchange offer for Shares, more favorable to the Company's shareholders than the transactions contemplated by the Merger (such transaction being a "SUPERIOR OFFER"); and provided further that nothing herein shall prevent the Company's Board of Directors from taking, and disclosing to the Company's shareholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer, or from making such other disclosure to shareholders which, in the judgment of the Board of Directors, upon advice of counsel, may be required by law or necessary to discharge any fiduciary duty imposed thereby.

      Section 5.4 INFORMATION STATEMENT.

  The Company shall prepare an information statement relating to the Merger and its approval by the Company's shareholders satisfying the requirements of
Section 603 of the CGCL and Regulation 14C promulgated under the Exchange Act (the "Information Statement"). From and after the date hereof, the Company shall use its reasonable best efforts to expeditiously (1) obtain and furnish the information required to be included by it in the Information Statement, (2) prepare and file the Information Statement with the SEC, (3) respond to any comments made by the SEC with respect to the preliminary Information Statement and (4) cause the definitive Information Statement to be mailed to its shareholders at the earliest practicable time.

      Section 5.5 COOPERATION. Subject to the terms and conditions herein provided and to the fiduciary duties of the Company's directors, each of the parties hereto agrees to use its reasonable best efforts (a) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) promptly making their respective filings, and thereafter using their reasonable best efforts promptly to make any required submissions, under the HSR Act and (ii) promptly making any filings that are required to be made or seeking any consents, approvals, permits or authorizations that are required to be obtained under any other applicable federal, state or foreign law or regulation and (b) to refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of this Agreement, including action which would impair such party's ability to consummate the transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their respective reasonable best efforts to take all such necessary action.

      Section 5.6 PUBLIC ANNOUNCEMENTS. Parent, Sub and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may bc required by law or any securities exchange or similar authority (in which case prior notice of at least 24 hours by the Company to Parent or by Parent or Sub to the Company, as applicable, of such issuance of a press release or making of a public statement shall be require). The parties agree that, upon execution of this Agreement, they will cause to be disseminated the joint press release attached hereto as Annex A.

      Section 5.7 INDEMNIFICATION AND INSURANCE.

      (a) CONTINUATION OF CHARTER OBLIGATIONS. The Company shall, and from and after the Effective Time, Parent and the Surviving Corporation shall, maintain the right to indemnification and exculpation of officers and directors provided for in the Articles of Incorporation and By-Laws of the Company as in effect on the date hereof, with respect to indemnification and exculpation for acts and omissions occurring prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement.

      (b) CONTINUATION OF D&O INSURANCE. For six years after the Effective Time, Parent or the Surviving Corporation shall maintain officers' and directors' liability insurance covering the persons who are presently covered by the Company's officers' and directors' liability insurance policies (copies of which have heretofore been delivered to Parent) with respect to actions and omissions occurring prior to the Effective Time, on terms which are not less favorable than the terms of such current insurance in effect for the Company on the date hereof.

      (c) INDEMNIFICATION. (i) The Company shall, and from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director and officer of the Company (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by this Agreement) and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (ii) the Company or the Surviving Corporation shall advance expenses to each such Indemnified Party, including the payment of the fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, as the case may be, promptly after statements therefor are received, and (iii) the Company and the Surviving Corporation will cooperate fully in the defense of any such matter. Neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

      (d) ELIGIBILITY FOR INDEMNIFICATION. Notwithstanding any provision to the contrary contained in the Articles of Incorporation or By-Laws of the Company as in effect on the date hereof, any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the CGCL, under such charter provisions shall be made by independent counsel selected by the Indemnified Party and reasonably acceptable to the Company, Parent, Sub or the Surviving Corporation, which shall pay such counsel's fees and expenses (it being agreed that neither the Company, Parent, Sub nor the Surviving Corporation shall challenge any such determination by such independent counsel which is favorable to an Indemnified Party).

      (e) SURVIVAL. This Section 5.7 shall survive the closing of the transactions contemplated hereby, is intended to benefit the Company, Parent, Sub or the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section 5.7 against the Company or the Surviving Corporation, as the case may be) and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

      (f) MERGER, ASSIGNMENT, ETC. In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case. proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation assume the obligations set forth in this Section 5.7.

      Section 5.8 NOTIFICATION OF CERTAIN MATTERS.

Between the date of this Agreement and the consummation of the Merger, the Company will promptly notify Parent and Sub in writing if it becomes aware of any fact or condition that causes or constitutes a breach of its representations and warranties set forth herein or made in connection herewith as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition which would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Company Disclosure Schedule if such Company Disclosure Schedule were dated prior to the date of occurrence or discovery of any such fact or condition, the Company will promptly deliver to Parent and Sub a supplement to the Company Disclosure Schedule specifying such change. Each party hereto shall promptly notify each other party of any default, the threat or commencement of any proceeding or any development before the Effective Time that would be likely to have a material adverse effect on the financial condition, results of operations or business of the Company. Notwithstanding the foregoing provisions of this Section 5.8, no party shall be required to give notice with respect to events that are reported in the financial or general interest newspapers that do not specifically relate to such party or the transactions contemplated hereby.

      Section 5.9 EMPLOYEE BENEFITS. Parent agrees to honor, and from and after the Effective Time shall cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance, bonus, and commission agreements and similar arrangements to which the Company is a party which are set forth in Section 5.9 of the Company Disclosure Schedule.

      Section 5.10 ACKNOWLEDGMENT OF PARENT AND SUB. Parent and Sub agree and acknowledge that they have had the opportunity to ask questions of representatives of the Company. Parent and Sub acknowledge that any projections prepared by the Company and provided to Parent and/or Sub as part of the due diligence process were and are merely estimates made by the Company as of the time they were provided and Parent and Sub have in no way relied on any such projections. Parent and Sub agree and acknowledge that neither the Company nor any of its affiliates has made or is making any representation or warranty as to the accuracy or completeness of the Confidential Information Memorandum furnished by the Financial Advisor on behalf of the Company or any subsequent or supplemental materials provided by such person or any other information which has been provided by the Company or any other person acting on behalf of the Company during such due diligence process. Without limiting the foregoing, Parent and Sub agree and acknowledge that the only representations and warranties made by the Company with respect to the transactions contemplated hereby are those representations and warranties contained in Article III of this Agreement (together with the exceptions to such representations and warranties set forth in the Company Disclosure Schedule) and only those representations and warranties have and will have any legal effect following the date hereof, which effect will continue solely to the extent specifically set forth herein.

                                   ARTICLE VI
                 CONDITIONS TO CONSUMMATION OF THE MERGER

      Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

      (a) This Agreement shall have been adopted by the requisite vote of the shareholders of the Company in accordance with applicable law, if such vote is required by applicable law.

      (b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Merger; PROVIDED, HOWEVER, that the Company, Parent and Sub shall use their reasonable best efforts to have any) such order, decree or injunction vacated.

      (c) Other than the filing provided for in Section 2.02, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any court, administrative agency or commission or other governmental authority or instrumentality, the failure of which to file, obtain or occur is reasonably likely to have a material adverse effect on the Company or Parent.

      (d) The applicable waiting period under the HSR Act shall have expired or been terminated.

      Section 6.2 CONDITIONS TO THE OBLIGATION OF PARENT AND SUB TO EFFECT THE MERGER. The obligation of Parent and Sub to effect the Merger is subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

      (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of immediately before the Effective Time (giving effect to any supplement to the Company Disclosure Schedule), except as otherwise contemplated by this Agreement, and the Company shall have performed all obligations required to be performed by it at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct or the failure to perform obligations hereunder would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company.

      (b) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of clause (a) above.

      (c) Parent shall have received an opinion, dated as of the Closing Date, from Troop Steuber Pasich Reddick & Tobey, LLP, counsel to the Company, as to matters that are customary for transactions of this type; or

      (d) Parent shall have received financing of the Merger Price and associated transaction expenses on terms and conditions satisfactory to Parent in its sole discretion.

      (e) Parent shall have confirmed that the Confidential Information Memorandum furnished by the Financial Advisor on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent shall have certified such confirmation or the failure thereof to the Company in writing no later than August 18, 1999.

      Section 6.3 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

      (a) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of immediately before the Effective Time, except as otherwise contemplated by this Agreement, and Parent and Sub shall have performed all obligations required to be performed by them at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct as of immediately before the Effective Time or the failure to perform obligations hereunder would not, individually or in the aggregate, have a Company Material Adverse Effect;

      (b) The Company shall have received a certificate signed on behalf of Parent and Sub by their respective chief executive officers and the chief financial officers to the effect of clause (a) above; and

      (c) The Board of Directors of the Company shall have approved the Merger.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

      Section 7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

      (a) by mutual written consent duly authorized by the boards of directors of Parent and the Company;

      (b) subject to Section 7.5(a), by the Company or the Parent if (i) the conditions specified in Section 6.1 have been satisfied and the Effective Time shall not have occurred on or before September 30, 1999 or (ii) the Effective Time shall not have occurred on or before December 31, 1999; PROVIDED, HOWEVER, that the right of the Company or the Parent to terminate this Agreement pursuant to this Section 7.1(b) shall not be available in the event that the Company's or the Parent's, as the case may be, failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

      (c) by Parent or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

      (d) by the Company, subject to Section 7.2, if the Board of Directors of the Company shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of a Superior Offer, PROVIDED, HOWEVER, that (i) the Company is not then in breach of Section 5.3, (ii) the Board of Directors of the Company shall have complied with Section
7.2 in connection with such Superior Offer, and (iii) the Company shall simultaneously make the payments required by Section 7.3. For purposes of this Agreement, "SUPERIOR OFFER" means an Alternative Proposal which is superior from a financial point of view to the Company's shareholders (other than any shareholders affiliated with the Parent) to the Merger and the other Transactions contemplated hereby and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company's board of directors after consultation with the Company's financial advisors is reasonably capable of being obtained.

      Section 7.2 CERTAIN ACTION PRIOR TO TERMINATION. The Company shall provide to the Parent written notice of its intention to terminate this Agreement pursuant to Section 7.1(e) advising the Parent (a) that the Board of Directors of the Company has determined, by action of a majority of the members of the Board of Directors of the Company who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, that such Alternative Proposal is a Superior Offer and that, in the exercise of its good faith judgment as to fiduciary duties to shareholders under applicable law, after consultation with the Company's outside legal counsel, failure by the Board of Directors to terminate this Agreement could reasonably be expected to result in a breach of such duties and (b) as to the material terms of any such Alternative Proposal. At any time after the fifth business day following receipt of such notice, the Company may terminate this Agreement as provided in Section 7.1(e) only if the Board of Directors of the Company determines, by action of a majority of the members of the Board of Directors of the Company who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, that failure by the Board of Directors to terminate this Agreement continues to be reasonably expected to result in a breach of its fiduciary duties to shareholders under applicable law (which determination shall be made in light of any revised proposal made by the Parent prior to the expiration of such five business day period) and concurrently enters into a definitive agreement providing for the implementation of such Alternative Proposal.

      Section 7.3 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of the last sentence of Section 5.2(b) and Sections 5.7 and 8.9 and under the Confidentiality Agreement and other than the payment by the Company to Parent, in the event of a termination pursuant to Section 7.1(e), of $750,000 cash. Without limiting the generality or effect of any provision of the Confidentiality Agreement, if this Agreement is terminated pursuant to Section 7.1, for a period of three years after termination of this Agreement (unless otherwise previously requested in writing by the Company) Parent and Sub will not, and will cause their subsidiaries and affiliates not to, acquire or offer or propose to acquire, beneficial ownership of any Shares. Nothing contained in this Section 7.2 shall relieve the Company, Parent or Sub from liability for any breach of this Agreement.

      Section 7.4 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by the Company, Parent and Sub (and the shareholders of the Company, if required by applicable law) at any time before or after adoption of this Agreement by the Company's shareholders; PROVIDED, HOWEVER, that after the adoption of this Agreement by the Company's shareholders, no amendment shall be made which decreases the price per Share, changes the form of consideration to be received by the holders of Shares in the Merger or which adversely affects the rights of shareholders of the Company hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

      Section 7.5 EXTENSION WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein UNLESS waiver is unlawful or specifically prohibited. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      Section 8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties made herein shall terminate at the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1 as the case may be; PROVIDED, HOWEVER, that if the Merger is consummated, Sections 2.10, 5.5 (with respect to the last sentence thereof), 5.7 and 5.10 will survive the Effective Time to the extent contemplated by such sections, and provided further that the last sentence of Section 5.2(b), Section 8.9 and the Confidentiality Agreement will in all events survive the termination of this Agreement.

      Section 8.2 ENTIRE AGREEMENT: ASSIGNMENT. This Agreement, the Annex, Exhibits and Schedules referred to herein, the letter(s) contemplated by Section
4.5 hereof and the Confidentiality Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations or those of Sub to any wholly-owned, direct or indirect, subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

      Section 8.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      Section 8.4 NOTICES. All notices and other communications among the parties shall be in writing; and shall be deemed to have been duly given when
(i) delivered in person, or (ii) one business day after delivery to a reputable overnight courier service (i.e., Federal Express), postage pre-paid, or (iii) delivered by telecopy and promptly confirmed by telephone and by delivery of a copy in person or overnight as aforesaid, in each case with postage prepaid, addressed as follows:

      If to Parent or Sub:

            ------------------

            ------------------

            ------------------
            Tele:
            Fax:
            Attention:

      With a copy to:


            ------------------

            ------------------

            ------------------
            Telecopy:
            Attention:


      If to the Company:

            Networks Electronic Corp.
            9750 De Soto Avenue
            Chatsworth, California 91311
            Tel:  (818) 341-0440
            Fax: (818)
            Attention:  David Wachtel

            With a copy to:

            Troop, Steuber, Pasich,
            Reddick & Tobey, LLP
            2029 Century Park East, 24th Floor
            Los Angeles, CA 90067
            Tel:  (310) 728-3200

            Fax: (310) 728-2200
            Attention:  Murray Markiles

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      Section 8.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      Section 8.6 INTERPRETATION. When a reference is made in this Agreement to subsidiaries of Parent, Sub or the Company, the word "subsidiaries" means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by Parent, Sub or the Company, as the case may be. For. purposes of this Agreement neither the Company nor any subsidiary of the Company shall not be deemed to be an affiliate or subsidiary of Sub or Parent. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Inclusion of information in the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, does not constitute an admission or acknowledgment of the materiality of such information. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.



      Section 8.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for the provisions of Sections 2.7, 2.12, 2.13, 5.7 and 5.10 (which are intended to be for the benefit of the persons referred to therein and their beneficiaries, and may be enforced by such persons as intended third-party beneficiaries), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      Section 8.9 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      Section 8.10 OBLIGATION OF PARENT. Whenever this Agreement requires Sub to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause Sub to take such action.

      Section 8.11 SALE OF THE COMPANY. The parties hereto agree and acknowledge that for the purposes of this Agreement no "sale" of the Company shall be deemed to have occurred until the consummation of the Merger at the Effective Time.

                           * * * * * * * * * *

IN WITNESS WHEREOF, each of' the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.



                                   ---------------------------------
                                   ("Parent")



                                By: /s/ DERICK C. MARSH
                                    ---------------------------------
                              Name: Derick C. Marsh
                             Title: Vice President


                                    ---------------------------------
                                    ("Sub")


                                By: /s/ DERICK C. MARSH
                                    ------------------------------
                              Name: Derick C. Marsh
                             Title: Vice President

                                          NETWORKS ELECTRONIC CORP.
                                          ("Company")


                                By: /s/ DAVID WACHTEL
                                    -----------------------------
                              Name: David Wachtel
                             Title: President/CEO

                           COMPANY DISCLOSURE SCHEDULE

      This COMPANY DISCLOSURE SCHEDULE is an itemization by Networks Electronic Corporation, a California corporation (the "COMPANY"), of those matters that constitute exceptions to the items set forth in SECTION 3 of the Agreement and Plan of Merger, dated as of July ___, 1999 (the "AGREEMENT"), by and among the Company, Parent and Sub. Unless otherwise noted herein, any capitalized term in this COMPANY DISCLOSURE SCHEDULE shall have the same meaning assigned to such term in the Agreement. The inclusion of any item herein shall not be deemed to be an admission of any obligation or liability to any third party. Disclosures made under the heading of one section may apply to, augment or qualify disclosures under one or more sections. Section headings are provided herein for convenience only. Where the terms of a lease, contract or other disclosure item have been summarized or described in this Company Disclosure Schedule, such summary or description does not purport to be a complete statement of the material terms of such lease, contract or other item. This COMPANY DISCLOSURE SCHEDULE may be amended by the Company prior to the Closing.


SCHEDULE 3.4(B)

      The following credit agreements have customary acceleration provisions upon a "change of control":

(1)    Community Redevelopment Agency of Los Angeles
       354 South Spring Street, Suite #800
       Los Angeles, CA 90013-1258
       (Subordination Agreement with City National Bank for amount owed) per Second Modification, dated August 26, 1996 and recorded on SEPTEMBER 18, 1996 IN THE AMOUNT OF $1,105,000.00

(2)   City National Bank
      San Fernando Valley CBC
      16133 Ventura Blvd., Suite 280
      Encino, CA 91436

      SECURED REAL ESTATE LOAN #635510 IN THE AMOUNT OF $1,550,000. TRANSACTION DATED: FEBRUARY 2, 1999 - MATURITY DATE: FEB. 1, 2014

      ACCOUNTS RECEIVABLES & INVENTORY LOAN IN THE AMOUNT OF $1,250,000. TRANSACTION DATED: FEBRUARY 2, 1999. MATURITY: OCTOBER 1, 1999 LOAN NO. 082-635315/84646

(3)   Community Development Commission of the County of Los Angeles
      2 Coral Circle
      Monterey Park, CA 91755

      LOAN AMOUNT:  $650,000.

      TRANSACTION DATE:  4-19-1999 - MATURITY DATE:  MAY 1, 2004
      ("Documents are binding upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms") Page 3 of Business Loan Agreement.



SCHEDULE 3.11

(1) Executive Employment Agreement by and between the Company and David Wachtel, dated May 1, 1998.

SCHEDULE 3.13


(1)    Community Redevelopment Agency of Los Angeles
       354 South Spring Street, Suite #800
       Los Angeles, CA 90013-1258
       (Subordination Agreement with City National Bank for amount owed) per Second Modification, dated August 26, 1996 and recorded on SEPTEMBER 18, 1996 IN THE AMOUNT OF $1,105,000.00

(2)   City National Bank
      San Fernando Valley CBC
      16133 Ventura Blvd., Suite 280
      Encino, CA 91436

      SECURED REAL ESTATE LOAN #635510 IN THE AMOUNT OF $1,550,000. TRANSACTION DATED: FEBRUARY 2, 1999 - MATURITY DATE: FEB. 1, 2014

      ACCOUNTS RECEIVABLES & INVENTORY LOAN IN THE AMOUNT OF $1,250,000. TRANSACTION DATED: FEBRUARY 2, 1999. MATURITY: OCTOBER 1, 1999 LOAN NO. 082-635315/84646

(3)   Community Development Commission of the County of Los Angeles
      2 Coral Circle
      Monterey Park, CA 91755

      LOAN AMOUNT:  $650,000.
      TRANSACTION DATE:  4-19-1999 - MATURITY DATE:  MAY 1, 2004
      ("Documents are binding upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms") Page 3 of Business Loan Agreement.

(4) Single Tenant Lease Agreement between the Company and Link Door Controls. (This Lease Agreement was originally by and between the Company and Sentex Systems, dated August 20, 1996. In December 1997, an Assignment of Lease was made to Link Door Controls.)

(5) Promissory Notes between Sentex Systems and the Company, currently owing by the Company:

      Loan #1     $45,053.53  Start Date:  3-03-97

      Loan #2     $39,196.20  Start Date:  5-05-97

      Loan #3     $103,125.73 Start Date:  6-19-97

      Loan #4     $79,900.00  Start Date:  9-15-97

      Loan #5     $20,724.54  Start Date: 11-18-97

      Loan #6     $130,000.00 Start Date: 12-08-97


      Total Principal Amounts:  $418,000.00

(6) The following is a purchase order under which the Company has committed to purchase materials from a supplier:


ORDER DATE    SUPPLIER     PO#           TOTAL ORDER
              NAME
6/8/99        Star Net     1576          $508,920.00


(7) The following is a list of purchase orders under which the Company has committed to sell products in excess of $50,000 to third parties:

ORDERDATE      CUSTOMER NAME              PURCHASE ORDER        TOTAL ORDER

11/17/98       KELLY AIR FORCE BASE       F41608-99-C-0049     $1,531,038.31
03/25/99       LOCKHEED NEW ORLEANS       R140196              $1,195,706.95
05/11/99       DEFENSE SUPPLY CENTER      SP0441-99-C-5372     $1,079,024.00
               RICHMOND
06/18/99       TEXTRON SYSTEMS            I575P0129660           $484,469.55
10/20/98       KELLY AIR FORCE BASE       f4-1608-98-c-0698      $437,500.00
04/20/99       DEFENSE SUPPLY CENTER      SP0441-99-C-5319       $218,324.40
               RICHMOND
06/30/99       INDUSTRIA ENGINEERING      33832                   $92,800.00


                                      A-28


08/24/98       DEFENSE SUPPLY CENTER      SPO41-98-M-YA61         $87,849.30
               RICHMOND
05/13/99       PSI BEARINGS               99273                   $78,925.00
04/26/99       WESCO AIRCRAFT             136691                  $72,175.50
07/09/99       AIRLAX, INC.               6972                    $59,812.50
04/26/99       WESCO AIRCRAFT             136691                  $58,707.90

--------
1 Insert base Merger Consideration amount.

                                   ANNEX B

                                   CHAPTER 13
                               DISSENTERS' RIGHTS
1.    SECTION

1300. Shareholder in short-form merger; Purchase at fair market value; "Dissenting shares"; "Dissenting shareholder".
1301. Notice to holder of dissenting shares of reorganization approval; Demand for purchase of shares; Contents of demand.
1302.    Stamping or endorsing dissenting shares.
1303. Dissenting shareholder entitled to agreed price with interest thereon; When price to be paid.
1304. Action by dissenters to determine whether shares are dissenting shares of fair market value of dissenting shares or both; Joinder of shareholders; Consolidation of actions; Determination of issues; Appointment of appraisers.
1305. Duty and report of appraisers; Court's confirmation of report; Determination of fair market value by court; Judgment, and payment; Appeal; Costs of action.
1306. Prevention of payment to holders of dissenting shares of fair market value; Effect.
1307.    Disposition of dividends upon dissenting shares.
1308. Rights and privileges of dissenting shares; Withdrawal of demand for payment.
1309.    When dissenting shares lose their status.
1310.    Suspension of proceedings for compensation or valuation pending litigation.
1311.    Shares to which chapter inapplicable.
1312. Attack on validity of reorganization or short-form merger; Rights of shareholders; Burden of proof.

SS. 1300. SHAREHOLDER IN SHORT-FORM MERGER; PURCHASE AT FAIR MARKET VALUE; "DISSENTING SHARES"; "DISSENTING SHAREHOLDER". (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) OR (F) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share divided which becomes effective thereafter.

(b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

      (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided further, that this provision does not apply to any class of shares described in SUBPARAGRAPH (A) OR (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

      (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in SUBPARAGRAPH (A) OR (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that SUBPARAGRAPH (A) rather than SUBPARAGRAPH (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

      (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

      (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record. Amended Stats 1982 ch 36 ss. 3, effective February 17, 1982; Stats 1990 ch 1018 ss. 2 (AB 2259); Stats 1993 ch 543 ss. 13 (AB 2063). WITKIN SUMMARY (9TH ED) CORPORATIONS SS. 206-208; RUTTER CAL PRAC GUIDE, CORPORATIONS SS.SS. 8:302 ET SEQ.

SS. 1301. NOTICE TO HOLDER OF DISSENTING SHARES OR REORGANIZATION APPROVAL ; DEMAND FOR PURCHASE OF SHARES; CONTENTS OF DEMAND. (a) If, in the case or a reorganization, any shareholders of a corporation have a right, under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase a the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309. (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under
Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision
(b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to the subdivision (i) of
Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. Amended Stats 1980 ch 501 ss. 5, ch 1155 ss. 1. CAL JUR 3D (REV) CORPORATIONS SS.SS. 414, 430, 431, 434, 435.

SS. 1302. STAMPING OR ENDORSING DISSENTING SHARES. Within 30 days after thE date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. Amended Stats 1986 ch 766 ss. 23. WITKIN SUMMARY (9TH ED) CORPORATIONS SS. 207; CAL JUR 3D (REV) CORPORATIONS SS. 435.

SS. 1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST THEREON; WHEN PRICE TO BE PAID. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. Amended Stat 1980 ch 501 ss. 6; Stats 1986 ch 766 ss. 24. WITKIN SUMMARY (9TH ED) CORPORATIONS SS. 208; CAL JUR 3D
(REV) CORPORATIONS SS. 436

SS. 1304. ACTION BY DISSENTERS TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE OF DISSENTING SHARES OR BOTH; JOINDER OF SHAREHOLDERS; CONSOLIDATION OF ACTIONS; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS.
(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares. Added Stats 1975 ch 682 ss. 7, effective January 1, 1977. WITKIN SUMMARY (9TH ED) CORPORATIONS SS. 208; CAL JUR 3D (REV) CORPORATIONS SS. 437

SS. 1305. DUTY AND REPORT OF APPRAISERS; COURT'S CONFIRMATION OF REPORT; DETERMINATION OF FAIR MARKET VALUE BY COURT; JUDGMENT, AND PAYMENT; APPEAL; COST OF ACTION. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301). Amended Stats 1977 ch 235 ss. 16; Stats 1986 ch 766 ss. 25. WITKIN SUMMARY (9TH ED) CORPORATIONS SS. 191, 208; CAL JUR 3D (REV) CORPORATIONS SS.SS. 437, 438; RUTTER CAL PRAC GUIDE, CORPORATIONS SS.SS. 8:341 ET SEQ.

SS. 1306. PREVENTION OF PAYMENT TO HOLDERS OF DISSENTING SHARES OF FAIR MARKET VALUE; EFFECT. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5. Added Stats 1975 ch 682 ss. 7, effective January 1, 1977. WITKIN SUMMARY (9TH ED) CORPORATIONS SS. 206; CAL JUR 3D (REV) CORPORATIONS SS. 432.

SS. 1307. DISPOSITION OF DIVIDENDS UPON DISSENTING SHARES. Cash dividendS declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor. Added Stats 1975 ch 682 ss. 7, effective January 1, 1977.

SS. 1308. RIGHTS AND PRIVILEGES OF DISSENTING SHARES; WITHDRAWAL OF DEMAND FOR PAYMENT. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto. Added Stats 1975 ch 682 ss. 7, effective January 1, 1977.

SS. 1309. WHEN DISSENTING SHARES LOSE THEIR STATUS. Dissenting shares losE their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

      (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

      (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

      (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares. Added Stats 1975 ch 682 ss. 7, effective January 1, 1977. RUTTER CAL PRAC GUIDE, CORPORATIONS SS.SS. 8:353 ET SEQ.

SS. 1310. SUSPENSION OF PROCEEDINGS FOR COMPENSATION OR VALUATION PENDING LITIGATION. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation. Added Stats 1975 ch 682 ss. 7, effectivE January 1, 1977.

SS. 1311. SHARES TO WHICH CHAPTER INAPPLICABLE. This chapter, except SectioN 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. Amended Stats 1988 ch 919 ss. 8. CAL JUR 3D
(REV) CORPORATIONS SS. 431; CAL JUR 3D SUBROGATION SS.SS. 9, 18.

SS. 1312. ATTACK ON VALIDITY OF REORGANIZATION OF SHORT-FORM MERGER; RIGHT OF SHAREHOLDERS; BURDEN OF PROOF. (a) No shareholder of a corporation was has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorized or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

      (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party was has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

      (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to the reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and
            (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled. Amended Stats 1988 ch 919 see 9.

WITKIN SUMMARY (9TH ED) CORPORATIONS SS. 206, 210; CAL JUR 3D (REV) CORPORATIONS SS.SS. 431, 432; RUTTER CAL PRAC GUIDE, CORPORATIONS SS.SS. 8:361 ET SEQ.

                                   ANNEX C
                                 OPINION OF TSC


August 27, 1999

The Board of Directors
NETWORKS ELECTRONIC CORP.
9750 De Soto Avenue
Chatsworth, CA  91311

Gentlemen:

      You have requested our opinion as to the fairness from a financial point of view to the shareholders of Networks Electronic Corp. (the "Company") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger, dated as of July 16, 1999 (the "Agreement"), between the Company and NE Merger Corp. ("Acquisition Sub"), an affiliate of GWB
(USA), Inc. ("GWB"), pursuant to which Acquisition Sub will be merged (the "Merger") with and into the Company.

      Pursuant to the Agreement, each share of common stock of the Company, other than certain shares specified in the Agreement, will be converted into the right to receive a cash payment per share equal to $7.50.

      In arriving at our opinion, we have reviewed the Agreement and the exhibits thereto. We also have reviewed financial and other information that was publicly available or furnished to us by the Company, including information provided during discussions with the Company's management. Included in the information provided during discussions with the Company's management were certain financial projections of the Company for the period beginning July 1, 1998 and ending June 30, 2004 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

      In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that management's projections have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

      Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do no have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

      The Seidler Companies Incorporated ("TSC"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisition, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

      Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the Public Shareholders of the Company pursuant to the Agreement is fair to such shareholders from a financial point of view.

Very truly yours,

THE SEIDLER COMPANIES INCORPORATED


                                      C-1